AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 1995


                                                      REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       MERCANTILE BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

            MARYLAND                             6711                          52-0898572
 (State or other jurisdiction of     (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)      Classification Code Number)           Identification No.)

                            ------------------------
                        MERCANTILE BANK & TRUST BUILDING
                        TWO HOPKINS PLAZA; P.O. BOX 1477
                           BALTIMORE, MARYLAND 21203
                                 (410) 237-5900
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                            ------------------------
                          JOHN A. O'CONNOR, JR., ESQ.
                      Senior Vice President and Secretary
                       Mercantile Bankshares Corporation
                        Mercantile Bank & Trust Building
                               Two Hopkins Plaza
                                 P.O. Box 1477
                           Baltimore, Maryland 21203
                                 (410) 237-5900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                   COPIES TO:


               ALAN D. YARBRO, ESQ.                              JAMES J. WINN, JR., ESQ.
         Venable, Baetjer and Howard, LLP                         Piper & Marbury L.L.P.
      1800 Mercantile Bank & Trust Building                      36 South Charles Street
          Two Hopkins Plaza, Suite 1800                         Baltimore, Maryland 21201
            Baltimore, Maryland 21201                                 (410) 539-2530
                  (410) 244-7400


                            ------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If any of the securities being registered on this Form are to be offered pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            ------------------------


                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                               PROPOSED           PROPOSED
                                                               MAXIMUM            MAXIMUM
            TITLE OF EACH                                      OFFERING          AGGREGATE          AMOUNT OF
         CLASS OF SECURITIES              AMOUNT TO BE          PRICE             OFFERING         REGISTRATION
           TO BE REGISTERED                REGISTERED         PER SHARE          PRICE (2)           FEE (3)
- ---------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value (1).....      1,799,562         N/A              $20,862,069         $3,240.49
===============================================================================================================


(1) Includes as to each share of Common Stock a right, not currently exercisable or separately tradeable, to purchase additional securities in certain future events, as described in the enclosed Prospectus and Proxy Statement.
(2) Estimated solely for purposes of calculating the registration fee, as required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated in accordance with Rule 457(f)(2) thereunder, on the basis of the book value of Common Stock of The Sparks State Bank to be received by the Registrant in exchange for common stock of the Registrant pursuant to the Affiliation described in the enclosed Prospectus and Proxy Statement.

(3) Calculated based on a registration fee in the amount of $7,193.87, less $3,953.38 previously paid in connection with the filing of preliminary proxy materials of The Sparks State Bank on May 4, 1995.

================================================================================

                       MERCANTILE BANKSHARES CORPORATION
                             CROSS-REFERENCE SHEET
PURSUANT TO RULE 404(A) OF THE SECURITIES ACT AND ITEM 501(B) OF REGULATION S-K,
     SHOWING THE LOCATION OR HEADING IN THE PROSPECTUS AND PROXY STATEMENT
               OF THE INFORMATION REQUIRED BY PART I OF FORM S-4

                            FORM S-4                             LOCATION OR HEADING IN
                     ITEM NUMBER AND CAPTION                 PROSPECTUS AND PROXY STATEMENT
           -------------------------------------------   --------------------------------------
  A. Information About the Transaction

       1.  Forepart of the Registration Statement and
             Outside Cover Page of Prospectus.........   Outside Front Cover Page

       2.  Inside Front and Outside Back Cover Pages
             of Prospectus............................   Available Information; Documents
                                                           Incorporated by Reference; Table of
                                                           Contents

       3.  Risk Factors, Ratio of Earnings to Fixed
             Charges and Other Information............   Summary; Summary--The Parties,--The
                                                           Affiliation,--Market Price Data;
                                                           Summary Historical Financial Data;
                                                           Comparative Unaudited Per Share
                                                           Data; The Sparks Special Meeting--
                                                           Vote Required; The Affiliation--
                                                           Appraisal Rights of Dissenting
                                                           Stockholders,--Certain Federal
                                                           Income Tax Consequences

       4.  Terms of the Transaction...................   The Affiliation--Reasons for the
                                                           Affiliation; Recommendation of the
                                                           Sparks Board of Directors,--Opinion
                                                           of Sparks Financial
                                                           Advisor,--Accounting
                                                           Treatment,--Certain Federal Income
                                                           Tax Consequences,--Resale of
                                                           Mercshares Common Stock After the
                                                           Affiliation By Controlling Persons;
                                                           Certain Other Agreements;
                                                           Description of Mercshares Capital
                                                           Stock; Documents Incorporated by
                                                           Reference; Comparison of Stockholder
                                                           Rights of Mercshares and Sparks
                                                           Common Stock

       5.  Pro Forma Financial Information............   Unaudited Pro Forma Condensed Combined
                                                           Financial Statements

       6.  Material Contacts with the Company Being
             Acquired.................................   The Affiliation--Background to the
                                                           Affiliation,--Interests of Certain
                                                           Persons in the Affiliation; Certain
                                                           Other Agreements--The Support
                                                           Agreement,--Affiliate Undertakings

       7.  Additional Information Required for
             Reoffering by Persons and Parties Deemed
             to be Underwriters.......................   Not Applicable

       8.  Interests of Named Experts and Counsel.....   Legal Matters

       9.  Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities..............................   Not Applicable

                            FORM S-4                             LOCATION OR HEADING IN
                     ITEM NUMBER AND CAPTION                 PROSPECTUS AND PROXY STATEMENT
           -------------------------------------------   --------------------------------------
  B. Information About the Registrant

      10.  Information with Respect to S-3
             Registrants..............................   Documents Incorporated by Reference;
                                                           Description of Mercshares Capital
                                                           Stock

      11.  Incorporation of Certain Information by
             Reference................................   Documents Incorporated by Reference

      12.  Information with Respect to S-2 or S-3
             Registrants..............................   Not Applicable

      13.  Incorporation of Certain Information by
             Reference................................   Not Applicable

      14.  Information with Respect to Registrants
             Other Than S-3 or S-2 Registrants........   Not Applicable

  C. Information About the Company Being Acquired

      15.  Information with Respect to S-3
             Companies................................   Not Applicable

      16.  Information with Respect to S-2 or S-3
             Companies................................   Not Applicable

      17.  Information with Respect to Companies Other
             Than S-3 or S-2 Companies................   Summary; Description of Sparks;
                                                           Properties; Legal Proceedings;
                                                           Sparks Selected Financial Data;
                                                           Management's Discussion and Analysis
                                                           of Financial Condition and Results
                                                           of Operations; The Sparks State Bank
                                                           Financial Statements

  D. Voting and Management Information

      18.  Information if Proxies, Consents or
             Authorizations are to be Solicited.......   Documents Incorporated by Reference;
                                                           The Sparks Special Meeting--Date,
                                                           Place and Time,--Record Date,--Vote
                                                           Required; The Affiliation--Appraisal
                                                           Rights of Dissenting Stockholders,--
                                                           Interests of Certain Persons in the
                                                           Affiliation

      19.  Information if Proxies, Consents or
             Authorizations are not to be Solicited or
             in an Exchange Offer.....................   Not Applicable

                             THE SPARKS STATE BANK
14804 York Road                   Sparks, Maryland 21152          (410) 771-4900

                                                                          , 1995

Dear Fellow Stockholders:


    You are cordially invited to attend the Special Meeting of Stockholders of The Sparks State Bank ("Sparks") to be held at Hereford Fire Hall, 510 Monkton Road, Hereford, Maryland on Tuesday, July 11, 1995 at 3:00 p.m. local time.


    At the Special Meeting, you will be asked to consider and vote on the Agreement and Plan of Affiliation and Share Exchange (the "Affiliation Agreement"), dated December 15, 1994, by and between Sparks and Mercantile Bankshares Corporation, a bank holding company organized under the laws of Maryland ("Mercshares") and the share exchange and affiliation contemplated thereby (the "Affiliation"). Based in Baltimore, Maryland, Mercshares is a bank holding company with $5.9 billion in total assets at year-end 1994 and with its principal operations currently being conducted through 20 affiliated banks in Maryland, Virginia and Delaware.


    Under the terms of the Affiliation Agreement, each holder of Sparks Common Stock on the date of consummation (other than a Sparks Stockholder who follows the procedures with respect to dissenting stockholders set forth in Title 3, Subtitle 2 of the Maryland General Corporation Law) will be deemed, without further act, to have automatically exchanged his shares of Sparks Common Stock for Mercshares Common Stock on the basis of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock. Cash will be paid in lieu of fractional shares of Mercshares Common Stock. Based on this exchange ratio, and the current dividend rate of Mercshares Common Stock, your annual dividend payments would increase from $.83 per share to approximately $1.73 per share of Sparks Common Stock now held by you, although no assurance can be given that current dividend levels will be maintained by Mercshares. The historical net income per share and the book value per share of Mercshares Common Stock to be received by you after giving effect to the exchange ratio represent a substantial increase in historical net income per share and book value per share of Sparks Common Stock. The shares of Mercshares Common Stock you receive pursuant to the Affiliation should be more readily marketable than the shares of Sparks Common Stock you presently hold. Following the consummation of the transaction with Mercshares, Sparks will continue to operate as a separate bank within the Mercshares system. The transaction with Mercshares does not change the Sparks name, office locations, directors or staff.


    Your Board of Directors has retained the investment banking firm of Berwind Financial Group, L.P. ("Berwind") to act as its financial advisor in connection with the transaction with Mercshares. As discussed in the accompanying Prospectus and Proxy Statement, Berwind has delivered to the Board of Directors its written opinion that, as of this date, the consideration to be received in the Affiliation is fair to our stockholders from a financial point of view.

    The exchange of Sparks Common Stock for Mercshares Common Stock (other than for cash in lieu of any fractional shares) pursuant to the Affiliation Agreement will be a tax-free transaction for federal income tax purposes. Details of the proposed transaction with Mercshares are set forth in the accompanying Prospectus and Proxy Statement, which you are urged to read carefully in its entirety. Approval of the Affiliation requires the affirmative vote of at least two-thirds of the outstanding shares of Sparks Common Stock.

    Your Board of Directors unanimously approved the Affiliation Agreement and the Affiliation and believes that they are in the best interest of Sparks and our stockholders. Accordingly, the Board of Directors unanimously recommends that you vote TO APPROVE the Affiliation Agreement and the Affiliation contemplated thereby.

    We hope you can attend the Special Meeting. Whether or not you plan to attend to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own.

    We look forward to seeing you at the Special Meeting.

                                           Sincerely,




CHARLES E. ENSOR, SR.                      BRADLEY G. MOORE
Chairman of the Board                      President and Chief Executive Officer

                             THE SPARKS STATE BANK
                                SPARKS, MARYLAND

                              -------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                     , 1995
                              -------------------


    The Special Meeting of Stockholders of The Sparks State Bank ("Sparks") will be held at the Hereford Fire Hall, 510 Monkton Road, Hereford, Maryland on Tuesday, July 11, 1995 at 3:00 p.m. local time for the following purposes:


        1. To consider and vote upon a proposal to approve the Agreement and Plan of Affiliation and Share Exchange, dated December 15, 1994 (the "Agreement") by and between Sparks and Mercantile Bankshares Corporation, a Maryland corporation ("Mercshares") registered under the Bank Holding Company Act of 1956, a copy of which is included as Annex A attached to the accompanying Prospectus and Proxy Statement, and the share exchange and affiliation contemplated thereby (the "Affiliation"), pursuant to which (i) Sparks shall become a wholly-owned subsidiary of Mercshares and (ii) each holder (a "Sparks Stockholder") of common stock of Sparks, par value $10.00 per share ("Sparks Common Stock") (other than a Sparks Stockholder who follows the procedures with regard to dissenting stockholders set forth in Title 3, Subtitle 2 of the Maryland General Corporation Law, as amended ("MGCL")), will be deemed, without further act, to have automatically exchanged his shares of Sparks Common Stock for common stock of Mercshares, par value $2.00 per share ("Mercshares Common Stock") on the basis of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock. Cash will be paid in lieu of fractional shares of Mercshares Common Stock.

        2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Each Sparks Stockholder will have the right to dissent from the Affiliation and to demand payment of the fair value of his shares in the event the Affiliation is approved and consummated. Any right of any such Sparks Stockholder to receive such payment is contingent upon strict compliance with the requirements set forth in Title 3, Subtitle 2 of the MGCL, the full text of which is enclosed as Annex C attached to the accompanying Prospectus and Proxy Statement.


    The Board of Directors has fixed June 6, 1995, as the record date for the Special Meeting and only holders of record of Sparks Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof.


                                          By Order of the Board of Directors



                                          DONNA S. ENSOR
                                          Secretary

          , 1995

    PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY,
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

    THE BOARD OF DIRECTORS OF SPARKS RECOMMENDS THAT SPARKS
STOCKHOLDERS VOTE TO APPROVE THE AFFILIATION AGREEMENT AND THE AFFILIATION.

                                   PROSPECTUS
                        RELATING TO 1,799,562 SHARES OF
                                COMMON STOCK OF
                       MERCANTILE BANKSHARES CORPORATION
                              -------------------



                                PROXY STATEMENT
                                  RELATING TO
                     THE SPECIAL MEETING OF STOCKHOLDERS OF
                             THE SPARKS STATE BANK
                          TO BE HELD ON JULY 11, 1995



    This prospectus and proxy statement (the "Prospectus and Proxy Statement") is being furnished to the holders (the "Sparks Stockholders") of common stock, par value $10.00 per share (the "Sparks Common Stock"), of The Sparks State Bank ("Sparks"), in connection with the solicitation of proxies by the Board of Directors of Sparks for use at the Special Meeting of the Sparks Stockholders to be held at Hereford Fire Hall, 510 Monkton Road, Hereford, Maryland on Tuesday, July 11, 1995 at 3:00 p.m. local time, and at any and all adjournments or postponements thereof (the "Sparks Special Meeting").


    This Prospectus and Proxy Statement relates to the shares of common stock, par value $2.00 per share ("Mercshares Common Stock") of Mercantile Bankshares Corporation, a Maryland corporation ("Mercshares") registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), issuable in connection with the proposed share exchange between Sparks and Mercshares and the affiliation of Sparks with Mercshares (the share exchange and affiliation are collectively referred to herein as the "Affiliation"), contemplated by an Agreement and Plan of Affiliation and Share Exchange, dated December 15, 1994 (the "Affiliation Agreement"), by and between Mercshares and Sparks. Following consummation of the Affiliation, Sparks will continue to operate as a separate bank within the Mercshares system. The transaction with Mercshares does not change Sparks' name, office locations, directors or staff. Upon consummation of the Affiliation, each Sparks Stockholder (other than a Sparks Stockholder who follows the procedures with respect to dissenting stockholders set forth in Title 3, Subtitle 2 of the Maryland General Corporation Law (the "MGCL")) will be deemed, without further act, to have automatically exchanged his shares of Sparks Common Stock for Mercshares Common Stock on the basis of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock. Cash will be paid in lieu of fractional shares of Mercshares Common Stock.


    This Prospectus and Proxy Statement constitutes (i) a proxy statement for use at the Sparks Special Meeting, at which the Sparks Stockholders will be asked to consider and vote upon a proposal to approve the Affiliation Agreement and the Affiliation contemplated thereby and (ii) a prospectus covering the issuance in connection with the Affiliation of up to 1,799,562 shares of Mercshares Common Stock.


    The information presented in this Prospectus and Proxy Statement concerning Sparks has been supplied by Sparks and the information concerning Mercshares has been supplied by Mercshares.
                              -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND PROXY STATEMENT. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

    This Prospectus and Proxy Statement and the accompanying form of proxy are
being furnished to Sparks Stockholders on or about           , 1995.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION................................................................      4
DOCUMENTS INCORPORATED BY REFERENCE..................................................      5
SUMMARY..............................................................................      6
  The Parties........................................................................      6
  The Affiliation....................................................................      6
  Certain Federal Income Tax Consequences............................................      8
  Comparison of Stockholder Rights...................................................      9
  Market Price Data..................................................................      9
SUMMARY HISTORICAL FINANCIAL DATA....................................................     10
COMPARATIVE UNAUDITED PER SHARE DATA.................................................     11
THE SPARKS SPECIAL MEETING...........................................................     13
  Date, Place and Time...............................................................     13
  Purpose of the Sparks Special Meeting..............................................     13
  Record Date........................................................................     13
  Vote Required......................................................................     13
  Solicitation of Proxies............................................................     14
THE AFFILIATION......................................................................     15
  General............................................................................     15
  Background to the Affiliation......................................................     15
  Reasons for the Affiliation; Recommendation of the Sparks Board of Directors.......     16
  Opinion of Sparks Financial Advisor................................................     18
  Effective Date.....................................................................     22
  Procedures for Exchange of Certificates............................................     22
  Certain Federal Income Tax Consequences............................................     23
  Accounting Treatment...............................................................     23
  Resale of Mercshares Common Stock After the Affiliation by Controlling Persons.....     24
  Conditions to Affiliation..........................................................     24
  Treatment of Employee Benefit Plans................................................     25
  Exclusive Dealing..................................................................     25
  Interests of Certain Persons in the Affiliation....................................     26
  Termination........................................................................     27
  Appraisal Rights of Dissenting Stockholders........................................     27
CERTAIN OTHER AGREEMENTS.............................................................     29
  The Support Agreement..............................................................     29
  Affiliate Undertakings.............................................................     29
DESCRIPTION OF THE SPARKS STATE BANK.................................................     30
  General............................................................................     30
  Business...........................................................................     30
  Properties.........................................................................     34
  Legal Proceedings..................................................................     35
  Dividends..........................................................................     35

                                                                                        PAGE
                                                                                        ----
Price Range of Common Stock..........................................................     36
Stock Ownership of Directors and Executive Officers..................................     37
SPARKS SELECTED FINANCIAL INFORMATION................................................     38
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS.........................................................................     39
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..........................     51
COMPARISON OF STOCKHOLDER RIGHTS OF MERCSHARES AND SPARKS COMMON STOCK...............     62
DESCRIPTION OF MERCSHARES CAPITAL STOCK..............................................     63
LEGAL MATTERS........................................................................     64
EXPERTS..............................................................................     64
INDEX TO FINANCIAL STATEMENTS........................................................    F-1
ANNEX A--AGREEMENT AND PLAN OF AFFILIATION AND SHARE EXCHANGE........................    A-1
ANNEX B--OPINION OF BERWIND FINANCIAL GROUP, L.P.....................................    B-1
ANNEX C--TITLE 3, SUBTITLE 2 OF THE MARYLAND GENERAL CORPORATION LAW.................    C-1

                             AVAILABLE INFORMATION

    Mercshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following Regional Offices of the Commission: Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400 Chicago, Illinois 60621-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. In addition, copies of such materials may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Mercshares Common Stock is publicly traded and quoted on The Nasdaq National Market under the symbol "MRBK."


    Mercshares has filed with the Commission a Registration Statement on Form S-4 (together with any annexes, exhibits and amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") covering up to 1,799,562 shares of Mercshares Common Stock. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete, and in each such instance reference is made to the copy of the applicable document filed with the Commission or attached as an annex or exhibit thereto.



    Sparks is subject to the information requirements of the Federal Deposit Insurance Corporation ("FDIC") promulgated pursuant to the Exchange Act, set forth in 12 C.F.R. Part 335, and in accordance therewith files reports and other information with the FDIC. Reports, proxy statements and other information filed by Sparks with the FDIC can be inspected and copied at the following addresses:
Federal Deposit Insurance Corporation, Registration and Disclosure Section, 550 Seventeenth Street, N.W., Room F-640, Washington, D.C. 20429 and Federal Reserve Bank of New York, Public Information Office, 13th Floor, 33 Liberty Street, New York, New York, 10045. Copies of this material can be obtained from the FDIC, at the same address, at prescribed rates.


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS AND PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND PROXY STATEMENT NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE HEREOF.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents, previously filed with the Commission, are incorporated by reference into this Prospectus and Proxy Statement:

        1. Mercshares' Annual Report on Form 10-K for the fiscal year ended December 31, 1994;


        2. Mercshares' Quarterly Report on Form 10-Q for the period ended March 31, 1995; and



        3. The description of Mercshares Common Stock and Preferred Stock Purchase Rights set forth in Mercshares' registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.


    In addition, all reports and other documents subsequently filed by Mercshares pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the Sparks Special Meeting shall also be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and Proxy Statement.


    THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS AND PROXY STATEMENT IS DELIVERED FROM MERCANTILE BANKSHARES CORPORATION, TWO HOPKINS PLAZA, P.O. BOX 1477, BALTIMORE, MARYLAND 21203,
ATTENTION: SECRETARY (TELEPHONE (410) 237-5900). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JULY 3, 1995.

                                    SUMMARY

    The following is a brief summary of this Prospectus and Proxy Statement and the Annexes hereto prepared in accordance with applicable disclosure regulations. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Prospectus and Proxy Statement. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings assigned to them elsewhere in this Prospectus and Proxy Statement. Sparks Stockholders should read carefully this Prospectus and Proxy Statement in its entirety.

THE PARTIES


    Mercantile Bankshares Corporation and Affiliates. Mercshares is a Maryland corporation registered as a bank holding company under the BHCA. Its principal operations are conducted by 16 banks in Maryland, three banks in Virginia and one bank in Delaware, all of which are wholly-owned by Mercshares (the "Affiliated Banks"), and a wholly-owned mortgage banking company (collectively, the "Affiliates"). At March 31, 1995, Mercshares and the Affiliates had total assets of approximately $5.9 billion, deposits of approximately $4.8 billion, and loans (net) of approximately $4 billion. Its principal executive office is located at Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203, telephone number (410) 237-5900.



    As of April 30, 1995, there were 47,539,864 shares of Mercshares Common Stock outstanding which are publicly traded and quoted on The Nasdaq National Market under the symbol "MRBK."


    As used in this Prospectus and Proxy Statement, the term "Mercshares" refers to Mercantile Bankshares Corporation and the Affiliates, unless the context otherwise requires.


    The Sparks State Bank. Sparks is a Maryland commercial bank which operates five banking offices. At March 31, 1995, Sparks had total assets of approximately $192 million, deposits of approximately $164 million and total loans of approximately $131 million. Its principal executive office is located at 14804 York Road, Sparks, Maryland 21152, telephone number (410) 771-4900.



    As of May 31, 1995, there were 771,241 shares of Sparks Common Stock outstanding. There is no established trading market for Sparks Common Stock.


THE AFFILIATION

    General. At the Sparks Special Meeting described in the notice (the "Notice") accompanying this Prospectus and Proxy Statement, Sparks Stockholders will be asked to consider and vote upon a proposal to approve the Affiliation Agreement, a copy of which is attached as Annex A to this Prospectus and Proxy Statement, and the Affiliation contemplated thereby. Upon consummation of the Affiliation, each Sparks Stockholder (other than a Sparks Stockholder who follows the procedures with respect to dissenting stockholders set forth in Title 3, Subtitle 2 of the MGCL) will be deemed, without further act, to have automatically exchanged his shares of Sparks Common Stock for Mercshares Common Stock on the basis of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock (the "Exchange Ratio"). Cash will be paid in lieu of fractional shares of Mercshares Common Stock. See "THE AFFILIATION-- General," "--Background to the Affiliation," "--Reasons for the Affiliation; Recommendation of the Sparks Board of Directors" and "--Appraisal Rights of Dissenting Stockholders."


    Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Sparks Common Stock entitled to vote thereon will be required to approve the Affiliation Agreement and the Affiliation contemplated thereby. As of May 31, 1995, the directors and certain officers of

Sparks and certain persons related to them beneficially owned an aggregate of 188,187.56 shares (24.40%) of Sparks Common Stock. Such persons have executed agreements with Mercshares pursuant to which each such person has agreed to support and to vote his shares to approve the Affiliation Agreement and the Affiliation contemplated thereby. BECAUSE THE REQUIRED VOTE OF SPARKS STOCKHOLDERS ON THE AFFILIATION AGREEMENT AND THE AFFILIATION IS BASED UPON THE TOTAL NUMBER OF OUTSTANDING SHARES OF SPARKS COMMON STOCK, THE FAILURE TO SUBMIT A PROXY CARD (OR THE FAILURE TO VOTE IN PERSON AT THE SPARKS SPECIAL MEETING IF A PROXY CARD IS NOT SUBMITTED), THE ABSTENTION FROM VOTING AND ANY BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AFFILIATION AGREEMENT AND THE AFFILIATION. See "THE SPARKS SPECIAL MEETING" and "CERTAIN OTHER AGREEMENTS--The Support Agreement."

    Recommendation of the Sparks Board; Reasons for the Affiliation. The Sparks Board of Directors believes that the terms of the Affiliation and the Affiliation Agreement are advisable and are fair to, and in the best interests of, Sparks and the Sparks Stockholders and has unanimously adopted the Affiliation Agreement. In considering the terms and conditions of the Affiliation, the Sparks Board of Directors considered, among other things: the financial terms of the Affiliation; the fact that the Affiliation would qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"); the fact that because Mercshares Common Stock is publicly traded and quoted on The Nasdaq National Market, Mercshares Common Stock should be more readily marketable than Sparks Common Stock; the financial condition and history of performance of Mercshares; the diversification of risk associated with ownership in an institution with a broader geographic area; the opinion of its financial advisor, Berwind Financial Group, L.P., formerly Berwind Financial Group, Inc. ("Berwind"), that the consideration to be received in the Affiliation is fair to the Sparks Stockholders from a financial point of view; the operational and competitive benefits of the Affiliation; and the ability of Sparks to remain a separate bank within the Mercshares system with a local board of directors managing its affairs.


    The Sparks Board of Directors also considered that the historical dividends per share, net income per share and book value per share of the Mercshares Common Stock to be received by the Sparks Stockholders, after giving effect to the Exchange Ratio, represent a substantial increase in the historical dividends per share, net income per share and book value per share of Sparks Common Stock, although there can be no assurance that pro forma amounts are indicative of future dividends, income per share or book value per share of Mercshares. Based upon the $23.625 per share closing market price of Mercshares Common Stock on May 25, 1995, the price to be paid in the Affiliation as a percentage of Sparks' March 31, 1995 book value was 203.7%. THE SPARKS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SPARKS STOCKHOLDERS VOTE TO APPROVE THE AFFILIATION AGREEMENT AND THE AFFILIATION CONTEMPLATED THEREBY. See "THE AFFILIATION--Background to the Affiliation," "--Reasons for the Affiliation; Recommendation of the Sparks Board of Directors," and "--Opinion of Sparks Financial Advisor." For a description of certain litigation by certain Sparks Stockholders which challenges the Affiliation, see "DESCRIPTION OF SPARKS--Legal Proceedings."


    Opinion of Sparks Financial Advisor. The Sparks Board of Directors has received an opinion from Berwind to the effect that the consideration to be received in the Affiliation is fair to the Sparks Stockholders from a financial point of view. A copy of the opinion of Berwind, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this Prospectus and Proxy Statement and is incorporated herein by reference. Sparks Stockholders are urged to read the opinion in its entirety. See "THE AFFILIATION--Opinion of Sparks Financial Advisor."


    Conditions to Affiliation. The mutual obligation of Mercshares and Sparks to consummate the Affiliation is subject to the requisite approval of the Affiliation Agreement by the Sparks Stockholders. Additionally, the obligation of Mercshares to consummate the Affiliation is subject to various conditions, including the receipt of all appropriate regulatory approvals and that holders of not more than 10% of the outstanding shares of Sparks Common Stock (or, in certain circumstances, a smaller percentage) shall have filed with Sparks, at or before the Sparks Special Meeting, a written objection to the Affiliation and not have voted in favor of the Affiliation. See "THE AFFILIATION--Conditions to Affiliation," and "--Accounting Treatment."


    Governmental Approvals. Certain aspects of the Affiliation will require notifications to, and approvals from, certain federal and state authorities, including approval by the Board of Governors of the Federal Reserve System, the Virginia State Corporation Commission and the Maryland Bank Commissioner. Mercshares expects to submit filings and notifications for these purposes as soon as practicable. See "THE AFFILIATION--Conditions to Affiliation."



    Accounting Treatment. The Affiliation Agreement contemplates that the Affiliation will be accounted for as a pooling-of-interests. Notwithstanding the provisions of the Affiliation Agreement, the Affiliation may be accounted for as a purchase. See "THE AFFILIATION--Conditions to Affiliation," and "--Accounting Treatment," and "COMPARATIVE UNAUDITED PER SHARE DATA" in this Summary.


    Appraisal Rights. Under Maryland law, a Sparks Stockholder who objects to the Affiliation and follows specified procedures is entitled to appraisal rights with respect to the Affiliation. In order to be entitled to appraisal rights, a Sparks Stockholder must (a) deliver to Sparks at or prior to the Sparks Special Meeting a written objection to the Affiliation, (b) ensure that his shares are not voted (or deemed to have been voted) to approve the Affiliation Agreement and the Affiliation, (c) after the Affiliation is consummated, follow the procedures set forth in a notice sent to such Sparks Stockholder, and (d) make a written demand for payment for his Sparks Common Stock. If a judicial determination of the "fair value" of Sparks Common Stock held by such Sparks Stockholder is necessary, such a determination may result in a value that is more than, less than, or equal to the consideration which would have been paid by Mercshares pursuant to the Affiliation. See "THE AFFILIATION-- Appraisal Rights of Dissenting Stockholders" for a more complete discussion of Sparks Stockholders' appraisal rights.

    A SPARKS STOCKHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED TO APPROVE THE AFFILIATION AGREEMENT AND THE AFFILIATION AND THEREFORE TO HAVE WAIVED HIS DISSENTERS' RIGHTS. NEITHER A VOTE AGAINST, NOR AN ABSTENTION, NOR A FAILURE TO VOTE, WITH REGARD TO THE AFFILIATION AGREEMENT AND THE AFFILIATION WILL CONSTITUTE A TIMELY WRITTEN OBJECTION TO THE AFFILIATION. See "THE AFFILIATION--Appraisal Rights of Dissenting Stockholders."

    Interests of Certain Persons in the Affiliation. The Affiliation Agreement provides that no person now serving as a director of Sparks who was 60 years of age or over as of December 15, 1994 shall become ineligible to serve as a director of Sparks solely by virtue of attaining any age less than 75. In connection with the negotiation of the Affiliation Agreement, certain employment agreements between Sparks and certain of its officers were amended. See--"THE AFFILIATION--Interests of Certain Persons in the Affiliation."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is intended that the Affiliation will qualify as a tax-free reorganization for federal income tax purposes. Accordingly, (i) no gain or loss will be recognized by the Sparks Stockholders upon the receipt by them of Mercshares Common Stock in exchange for Sparks Common Stock by reason of the Affiliation, and (ii) no gain or loss will be recognized by Mercshares or Sparks in the Affiliation. The receipt of an opinion of counsel dated the Effective Date as to (i) above and as to certain other matters is a condition to Sparks' obligation to consummate the Affiliation. SPARKS STOCKHOLDERS ARE URGED TO

CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE AFFILIATION. See "THE AFFILIATION--Certain Federal Income Tax Consequences."

COMPARISON OF STOCKHOLDER RIGHTS

    Upon consummation of the Affiliation, Sparks Stockholders will become stockholders of Mercshares, and their rights as stockholders of Mercshares will be governed by the MGCL, Mercshares' Articles of Incorporation and Mercshares' By-laws. The rights of Sparks Stockholders differ from those of the holders of Mercshares Common Stock in a number of areas, including the availability of dissenters' rights, the ability of Mercshares to issue preferred stock and the purchase rights attached to each share of Mercshares Common Stock. See "COMPARISON OF STOCKHOLDER RIGHTS OF MERCSHARES AND SPARKS COMMON STOCK" and "DESCRIPTION OF MERCSHARES CAPITAL STOCK" for a description of the material differences between the rights of holders of Mercshares Common Stock and Sparks Common Stock and a description of Mercshares capital stock.

MARKET PRICE DATA


    Mercshares Common Stock is publicly traded and quoted on The Nasdaq National Market under the Symbol "MRBK." The market value of Mercshares Common Stock on December 14, 1994, the last full trading day preceding the public announcement of the execution of the Affiliation Agreement, based on the closing price as reported on The Nasdaq National Market, was $19.25 per share. The market value of Mercshares Common Stock on May 25, 1995, the latest practicable date prior to the date of this Prospectus and Proxy Statement, based on the closing price as reported on The Nasdaq National Market, was $23.625 per share. Sparks Common Stock is not traded on any exchange and no established public trading market exists for Sparks Common Stock.


    BECAUSE THE MARKET PRICE OF MERCSHARES COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE MERCSHARES COMMON STOCK THAT SPARKS STOCKHOLDERS WILL RECEIVE PURSUANT TO THE AFFILIATION MAY INCREASE OR DECREASE PRIOR TO THE EFFECTIVE DATE. SPARKS STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR MERCSHARES COMMON STOCK.

                       SUMMARY HISTORICAL FINANCIAL DATA


    The following table presents selected historical financial data of Mercshares and Sparks. Mercshares' historical financial data for each of the annual periods presented have been derived from its audited consolidated financial statements previously filed with the Commission. Sparks' historical financial data for each of the annual periods presented have been derived from its audited consolidated financial statements previously filed with the FDIC. The selected historical financial data for Mercshares for the three-month periods ended March 31, 1994 and 1995 have been derived from Mercshares' unaudited Quarterly Report on Form 10-Q previously filed with the Commission. The selected historical financial data for Sparks for such periods have been derived from Sparks' unaudited Quarterly Report on Form F-4 previously filed with the FDIC. In the opinions of the respective managements of Mercshares and Sparks, such data include all normal recurring adjustments necessary for a fair presentation of results for such interim periods. Operating results for the three months ended March 31, 1995 for each company are not necessarily indicative of the results that may be obtained for the entire year ended December 31, 1995. THE SUMMARY HISTORICAL FINANCIAL DATA SET FORTH BELOW DOES NOT PURPORT TO BE COMPLETE AND SHOULD BE READ IN CONJUNCTION WITH EACH COMPANY'S AUDITED FINANCIAL STATEMENTS FOR EACH OF THE ANNUAL PERIODS PRESENTED AND EACH COMPANY'S UNAUDITED FINANCIAL STATEMENTS FOR EACH OF THE QUARTERLY PERIODS PRESENTED, ALL OF WHICH ARE INCORPORATED BY REFERENCE HEREIN OR PRESENTED ELSEWHERE HEREIN. See "AVAILABLE INFORMATION."


                                    AS OF OR FOR THE
                                   THREE MONTHS ENDED
                                       MARCH 31,                  AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                 ----------------------  ----------------------------------------------------------
                                    1995        1994        1994        1993        1992        1991        1990
                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
MERCANTILE BANKSHARES
CORPORATION
 Net Interest Income............ $   69,333  $   61,138  $  262,956  $  246,482  $  228,540  $  208,609  $  200,086
 Other Operating Income.........     20,621      25,119      92,186      86,313     106,988      76,265      64,011
 Income Before Income Taxes.....     38,705      35,729     146,886     135,971     122,776     111,596     107,135
 Net Income.....................     24,208      21,818      90,441      83,468      76,298      70,562      68,856
 Net Income Per Share of Common
   Stock(1).....................        .50         .45        1.88        1.73        1.67        1.56        1.55
 Total Assets...................  5,936,738   5,781,819   5,938,225   5,789,620   5,459,577   5,216,802   4,885,599
 Provision for Loan Losses......      1,440       1,822       7,056      12,969      45,346      20,850      15,001
 Long-Term Debt.................     31,242      32,135      31,470      32,350      15,108      16,609      17,298
 Per Share Cash Dividends
   Declared and Paid on Common
   Stock (1)....................        .20         .17         .74         .64         .58         .57 1/3       .54 1/3
 Cash Dividends Declared and
   Paid on Common Stock.........      9,533       8,022      34,982      30,173      26,454      25,936      23,624
 Loans, Net.....................  3,970,690   3,617,210   3,846,838   3,628,780   3,401,213   3,309,005   3,258,339
THE SPARKS STATE BANK
 Net Interest Income............      2,209       1,718       7,805       7,312       7,166       6,443       5,921
 Other Operating Income.........        183         156         723       1,142         740         632         584
 Income Before Income Taxes.....      1,218         740       3,790       3,888       3,489       3,021       2,714
 Net Income.....................        787         486       2,397       2,485       2,215       1,907       1,696
 Net Income Per Share of Common
   Stock(2).....................       1.02         .63        3.11        3.27        2.96        2.58        2.31
 Total Assets...................    191,513     184,031     191,028     181,738     177,401     168,533     151,168
 Provision for Loan and Lease
   Losses.......................                     33          33         351         279         236         401
 Per Share Cash Dividends
   Declared on Common Stock.....        .21           0        0.83        0.69        0.63        0.40        0.33
 Cash Dividends Declared on
   Common Stock.................        163           0         643         528         472         297         246
 Loans, Net.....................    128,815     115,475     126,782     114,662     109,324     110,493      97,577


- ------------

(1) In September 1993, Mercshares effected a three-for-two stock split which was effected in the form of a stock dividend. All per share amounts above have been adjusted to give effect to the split.


(2) Per share data for 1990 to 1993 have been adjusted to reflect the six-for-five stock splits which were effected in the form of 20% stock dividends in December 1994 and December 1993, and 10% stock dividends which were declared in December 1992 and December 1991.

                      COMPARATIVE UNAUDITED PER SHARE DATA

    The following unaudited consolidated financial information reflects certain comparative per share data relating to the Affiliation. The information shown below should be read in conjunction with the historical consolidated financial statements of Mercshares and Sparks, including the respective notes thereto, which are included elsewhere in this Prospectus and Proxy Statement or in documents incorporated herein by reference.

    The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Affiliation been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods.

POOLING-OF-INTERESTS ACCOUNTING TREATMENT


    The table below presents selected comparative consolidated unaudited per share information (i) for Mercshares on a historical basis and on a pro forma combined basis assuming the Affiliation had been effective during the periods presented and accounted for as a pooling-of-interests and (ii) for Sparks on a historical basis and on a pro forma equivalent basis. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."



                                                          THREE MONTHS
                                                             ENDED
                                                           MARCH 31,         YEARS ENDED DECEMBER 31,
                                                        ----------------    --------------------------
                                                         1995      1994      1994      1993      1992
                                                        ------    ------    ------    ------    ------
PER COMMON SHARE:
NET INCOME:
Sparks-historical(1).................................   $ 1.02    $  .63    $ 3.11    $ 3.27    $ 2.96
Sparks pro forma equivalent(2).......................     1.17      1.05      4.34      4.01      3.87

Mercshares-historical(3).............................      .50       .45      1.88      1.73      1.67
Mercshares pro forma combined(4).....................      .50       .45      1.86      1.72      1.66
CASH DIVIDENDS DECLARED:
Sparks-historical(1).................................      .21         0      0.83      0.69      0.63
Sparks pro forma equivalent(2).......................      .47       .40      1.73      1.49      1.35

Mercshares-historical(3).............................      .20       .17       .74       .64       .58
Mercshares pro forma combined(5).....................      .20       .17       .74       .64       .58
BOOK VALUE:
Sparks-historical(1)(6)..............................    27.06     25.26     25.63     24.77     22.12
Sparks pro forma equivalent(2).......................    35.51     32.92     34.77     32.36     30.15

Mercshares-historical(3)(6)..........................    15.36     14.23     15.05     13.99     13.07
Mercshares pro forma combined........................    15.22     14.11     14.90     13.87     12.92


- ------------
(1) Per share data for 1992 and 1993 have been adjusted to reflect the six-for-five stock splits which were effected in the form of 20% stock dividends in December 1994 and December 1993.

(2) Sparks pro forma equivalent amounts represent Mercshares' pro forma combined information multiplied by the Exchange Ratio of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock.

(3) In September 1993 Mercshares effected a three-for-two stock split which was effected in the form of a stock dividend. All per share amounts above have been adjusted to give effect to the split.

(4) Pro forma combined net income per share represents historical net income per share of Mercshares adjusted for the impact of pooling of interests with Sparks.

(5) Pro forma combined dividends per share represent historical dividends per share paid by Mercshares.

(6) Generally accepted accounting principles require adjustment to equity for net unrealized gains and losses on securities available for sale for fiscal years beginning after December 31, 1993.

    The comparative per share information set forth above is based on the provisions of the Affiliation Agreement which contemplate that the Affiliation will be accounted for as a pooling-of-interests under generally accepted accounting principles. As more fully set forth herein under the heading "THE AFFILIATION--Accounting Treatment," Mercshares' obligation to consummate the Affiliation is conditional (which condition is waivable by Mercshares and which condition Mercshares has waived provided that the other conditions to Mercshares' obligations contained in the Affiliation Agreement have been satisfied or waived) with respect to the application of pooling-of-interests accounting treatment to the Affiliation. Sparks Stockholders will receive the same number of shares of Mercshares Common Stock in exchange for their holdings of Sparks Common Stock regardless of the accounting treatment which is ultimately applied to the Affiliation. For a description of the application of pooling-of-interests and purchase accounting and the circumstances under which Mercshares has agreed to waive the condition with respect to the application of pooling-of-interests accounting treatment, see "THE AFFILIATION--Accounting Treatment."


PURCHASE ACCOUNTING TREATMENT


    The table below presents selected comparative consolidated unaudited per share information (i) for Mercshares on a historical basis and on a pro forma combined basis assuming the Affiliation had been effective during the period presented and accounted for as a purchase and (ii) for Sparks on a historical basis and on a pro forma equivalent basis. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."



                                                                 THREE MONTHS ENDED     YEAR ENDED
                                                                     MARCH 31,         DECEMBER 31,
                                                                 ------------------    ------------
                                                                        1995               1994
                                                                 ------------------    ------------
PER COMMON SHARE:
NET INCOME:
Sparks-historical.............................................            1.02              3.11
Sparks pro forma equivalent(1)................................            1.17              4.29

Mercshares-historical.........................................             .50              1.88
Mercshares pro forma combined(2)..............................             .50              1.84
CASH DIVIDENDS DECLARED:
Sparks-historical.............................................             .21              0.83
Sparks pro forma equivalent...................................             .47              1.73

Mercshares-historical.........................................             .20               .74
Mercshares pro forma combined(3)..............................             .20               .74
BOOK VALUE:
Sparks-historical(4)..........................................           27.06             25.63
Sparks pro forma equivalent(1)................................           36.14             35.43

Mercshares-historical(4)......................................           15.36             15.05
Mercshares pro forma combined.................................           15.49             15.18


- ------------
(1) Sparks pro forma equivalent amounts represent Mercshares' pro forma combined information multiplied by the Exchange Ratio of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock.

(2) Pro forma combined net income per share represents historical net income per share of Mercshares adjusted for the impact of a purchase of Sparks.

(3) Pro forma combined dividends per share represent historical dividends per share paid by Mercshares.

(4) Generally accepted accounting principles require adjustment to equity for net unrealized gains and losses on securities available for sale for fiscal years beginning after December 31, 1993.

                           THE SPARKS SPECIAL MEETING

DATE, PLACE AND TIME


    The Sparks Special Meeting will be held at Hereford Fire Hall, 510 Monkton Road, Hereford, Maryland on Tuesday, July 11, 1995 at 3:00 p.m. local time.


PURPOSE OF THE SPARKS SPECIAL MEETING

    At the Sparks Special Meeting, Sparks Stockholders will consider and vote upon (i) a proposal to approve the Affiliation Agreement and the Affiliation contemplated thereby pursuant to which each Sparks Stockholder (other than a dissenting stockholder who follows the procedures with respect to dissenting stockholders set forth in Title 3, Subtitle 2 of the MGCL) shall receive, in exchange for each share of Sparks Common Stock owned by him, two and one-third shares of Mercshares Common Stock and cash in lieu of fractional shares of Mercshares Common Stock, and (ii) such other matters as may properly be brought before the Sparks Special Meeting.

    THE SPARKS BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AFFILIATION AGREEMENT AND THE AFFILIATION CONTEMPLATED THEREBY.

RECORD DATE


    The Sparks Board of Directors has fixed the close of business on June 6, 1995 (the "Sparks Record Date") as the record date for determining holders entitled to notice of and to vote at the Sparks Special Meeting. Accordingly, only holders of record of Sparks Common Stock at the close of business on the Sparks Record Date will be entitled to notice of, and to cast their vote at, the Sparks Special Meeting. At the close of business on May 31, 1995, there were 771,241 shares of Sparks Common Stock issued and outstanding held by 569 holders of record.


VOTE REQUIRED

    Each holder of record of shares of Sparks Common Stock on the Sparks Record Date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the Sparks Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Sparks Common Stock outstanding on the Sparks Record Date is necessary to constitute a quorum at the Sparks Special Meeting.

    The approval of the Affiliation Agreement and the Affiliation requires the affirmative vote of the holders of two-thirds of the outstanding shares of Sparks Common Stock entitled to vote thereon.


    As of May 31, 1995 the directors and certain officers of Sparks and certain persons related thereto owned an aggregate of 188,187.56 shares (24.40%) of Sparks Common Stock. Such persons have executed agreements with Mercshares pursuant to which such persons have agreed to vote their shares of Sparks Common Stock to approve the Affiliation Agreement and the Affiliation. See "CERTAIN OTHER AGREEMENTS--The Support Agreement."


    All shares of Sparks Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF SPARKS COMMON STOCK WILL BE VOTED TO APPROVE THE AFFILIATION AGREEMENT AND THE AFFILIATION.

    Sparks does not know of any matters other than as described in the Notice that are to come before the Sparks Special Meeting. If any other matter or matters are properly presented for action at the Sparks Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A Sparks Stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof on or prior to the date of the Sparks Special Meeting to Donna S. Ensor, Secretary of Sparks, by signing and returning a later dated proxy, or by voting in person at the Sparks Special Meeting; however, mere attendance at the Sparks Special Meeting will not in and of itself have the effect of revoking the proxy.

    Votes cast by proxy or in person at the Sparks Special Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. Where, as to any matter submitted to the Sparks Stockholders for a vote, proxies are marked as abstentions (or Sparks Stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares are also treated as shares that are present and entitled to vote for quorum purposes. BECAUSE THE REQUIRED VOTE OF SPARKS STOCKHOLDERS ON THE AFFILIATION AGREEMENT AND THE AFFILIATION IS BASED UPON THE TOTAL NUMBER OF OUTSTANDING SHARES OF SPARKS COMMON STOCK, THE FAILURE TO SUBMIT A PROXY CARD (OR THE FAILURE TO VOTE IN PERSON AT THE SPARKS SPECIAL MEETING IF A PROXY CARD IS NOT SUBMITTED), THE ABSTENTION FROM VOTING AND ANY BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AFFILIATION AGREEMENT AND THE AFFILIATION.

SOLICITATION OF PROXIES


    Proxies are being solicited by and on behalf of the Sparks Board of Directors and Sparks will bear the costs of its solicitation of proxies. Solicitations may be made by mail, telephone, or personally by directors, officers and employees of Sparks, none of whom will receive additional compensation for performing such services. Sparks may engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The terms of any such engagement have not yet been determined. Mercshares will pay all the expenses of printing and mailing the Prospectus and Proxy Statement.

                                THE AFFILIATION

    The following description of the Affiliation does not purport to be complete and is qualified in its entirety by reference to the Affiliation Agreement, a copy of which is attached to this Prospectus and Proxy Statement as Annex A and incorporated herein by reference. Sparks Stockholders are urged to read the Affiliation Agreement in its entirety.

GENERAL

    The Affiliation Agreement provides that, subject to the satisfaction or waiver of the conditions set forth therein, each Sparks Stockholder (other than a Sparks Stockholder who follows the procedures with respect to dissenting stockholders set forth in Title 3, Subtitle 2 of the MGCL) will be deemed, without further act, to have automatically exchanged his shares of Sparks Common Stock for Mercshares Common Stock on the basis of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock. Following consummation of the Affiliation, Sparks will continue to operate as a separate bank within the Mercshares system. The transaction with Mercshares does not change the Sparks name, office locations, directors or staff. Certificates for Sparks Common Stock shall be exchanged for certificates of Mercshares Common Stock as described below.


    Based upon the capitalization of Mercshares and Sparks as of April 30, 1995, the Sparks Stockholders would own approximately 3.6% of the outstanding Mercshares Common Stock following consummation of the Affiliation. Based upon the financial statements of Mercshares and Sparks at March 31, 1995, upon consummation of the Affiliation, the percentage of total assets and the percentage of total liabilities represented by Sparks in the combined entity would each be less than 5.0%.


    As discussed below in "Reasons for the Affiliation; Recommendation of the Sparks Board of Directors," the Sparks Board of Directors has concluded that the terms of the Affiliation and the Affiliation Agreement are advisable and are fair to, and in the best interests of, Sparks and the Sparks Stockholders. Upon consummation of the Affiliation, the former Sparks Stockholders who become holders of Mercshares Common Stock will be stockholders in a larger entity with equity traded on The Nasdaq National Market. Each Sparks Stockholder who becomes a holder of Mercshares Common Stock shall possess the same rights as other such holders, and former Sparks Stockholders as a group will no longer be taking action at the Sparks corporate level. See "COMPARISON OF STOCKHOLDER RIGHTS OF MERCSHARES AND SPARKS COMMON STOCK" and "DESCRIPTION OF MERCSHARES CAPITAL STOCK."

BACKGROUND TO THE AFFILIATION

    As Chairmen of their respective banking institutions, H. Furlong Baldwin of Mercshares and Charles E. Ensor, Sr. of Sparks have had personal interaction within the industry for many years. In January, 1994, Mr. Ensor contacted Mr. Baldwin to discuss a possible affiliation. The Sparks Board of Directors had become increasingly concerned over the changes in the financial industry and the ability of Sparks to maintain its market share in the face of such changes, and the ability of Sparks to provide highly technical services which some customers demand.

    Commencing with a meeting in late January 1994, discussions between Mercshares and Sparks were general and exploratory in nature and did not result in any specific offers or proposals being made. In the following weeks, Sparks began to provide financial information to Mercshares and certain executive officers of Sparks visited with the management of two Mercshares' affiliated banks headquartered in Maryland. Sparks visited such banks to observe the day-to-day operations of an institution after its affiliation with Mercshares. The degree of Mercshares' involvement in the affiliate's operations, goals and policies was considered.

    Further discussions between Sparks and Mercshares continued and in late April, 1994, Mercshares advised Sparks that it might be prepared to submit an affiliation proposal to include an exchange ratio of 2.7 shares (2.25 after giving effect to the stock dividend paid on December 31, 1994) of Mercshares Common Stock for each share of Sparks Common Stock. Sparks then engaged Berwind to serve as its financial advisor and to assist in the negotiations with Mercshares. Berwind met with the Sparks Board of Directors concerning the Mercshares offer on June 28, 1994. At the conclusion of Berwind's presentation, the Sparks Board unanimously agreed that negotiations with Mercantile should continue to try to obtain a higher value.

    On October 18, 1994, Mr. Baldwin and other representatives of Mercshares met with the Sparks Board of Directors and explained Mercshares' philosophy, policies and procedures relating to its affiliates. Mercshares then presented a proposal to include an exchange ratio of 2.75 shares (2.29 after giving effect to the stock dividend paid on December 31, 1994) of Mercshares Common Stock for each share of Sparks Common Stock for the consideration of the Sparks Board. In the following weeks, members of the Board of Directors and senior management of Sparks held discussions with Berwind and representatives of Mercshares concerning the structure and terms of a possible affiliation. On November 9, 1994, the Sparks Board directed that a counter offer be made of 2.9 shares (2.42 after giving effect to the stock dividend paid on December 31, 1994) of Mercshares Common Stock for each share of Sparks Common Stock. The counter offer also required that the market value of Mercshares Common Stock should not fall below $20.00 per share. After further discussions among Sparks, Berwind and Mercshares, the Sparks Board indicated on November 17, 1994 that it would accept an exchange ratio of 2.8 shares (two and one-third after giving effect to the stock dividend paid on December 31, 1994) of Mercshares Common Stock for each share of Sparks Common Stock.

    The Sparks Board of Directors met on December 8, 1994 to discuss the proposed transaction. During the next week the terms of a definitive agreement were negotiated. On December 13, 1994, the Mercshares Board of Directors authorized its management to proceed with a transaction with Sparks at an exchange ratio of two and one-third shares of Mercshares Common Stock for each share of Sparks Common Stock outstanding after giving effect to the stock dividend paid on December 31, 1994. On December 15, 1994, the Sparks Board met and received a presentation from Berwind indicating that the proposed affiliation with Mercshares was fair to the Sparks Stockholders from a financial point of view. The Sparks Board unanimously approved the Affiliation and the execution of the Affiliation Agreement. See "--Reasons for the Affiliation; Recommendation of the Sparks Board of Directors" and "CERTAIN OTHER AGREEMENTS." The terms of the Affiliation and the execution of the Affiliation Agreement were announced in a joint press release on December 15, 1994.

REASONS FOR THE AFFILIATION; RECOMMENDATION OF THE SPARKS BOARD OF DIRECTORS

    The Sparks Board of Directors believes that the terms of the Affiliation and the Affiliation Agreement are advisable and are fair to, and in the best interests of, Sparks and the Sparks Stockholders. As explained below, this conclusion is supported by the opinion of its independent financial advisor that the consideration to be received in the Affiliation is fair to the Sparks Stockholders from a financial point of view. In considering the terms and conditions of the Affiliation Agreement, the Sparks Board of Directors considered a number of factors. The Sparks Board of Directors did not assign any relative or specific weights to the factors considered. The material factors considered were:

        (i) The Financial Terms of the Affiliation. In this regard, the Sparks Board of Directors was of the view that, based on historical and anticipated trading ranges for Mercshares Common Stock, the value of consideration to be received by Sparks Stockholders resulting from the Exchange Ratio represented a fair multiple of Sparks' per share book value and earnings. The Sparks Board of Directors also considered that, under the proposed Exchange Ratio and based on the Sparks Board of Directors' belief that Mercshares would continue to pay dividends at its current rate, the Affiliation would result in a substantial increase in dividend income to Sparks Stockholders, although there can be no assurance that current dividends are indicative of future dividends. See "COMPARATIVE UNAUDITED PER SHARE DATA."

        (ii) The Terms, Other Than the Financial Terms, and Structure of the Affiliation. In this respect, the Sparks Board of Directors considered the benefits to the customers and employees of Sparks and the communities it serves by allowing Sparks to remain a separate bank within the Mercshares system. The Sparks Board of Directors also considered that the Affiliation would qualify as a tax-free reorganization under the Code. See "--Certain Federal Income Tax Consequences."

        (iii) Certain Financial and Other Information Concerning Mercshares. In this respect, the Sparks Board of Directors considered, among other things, the favorable position of Mercshares among its peer group of national and regional financial institutions in terms of profitability, capital adequacy and asset quality. The Sparks Board of Directors also considered that the historical dividends per share, net income per share and book value per share of Mercshares Common Stock to be received by Sparks Stockholders, after giving effect to the Exchange Ratio, would represent a substantial increase in the historical dividends per share, net income per share and book value per share of Sparks Common Stock, although there can be no assurance that pro forma amounts are indicative of future dividends, income per share or book value per share of Mercshares. The Sparks Board of Directors also considered the marketability of Mercshares Common Stock, which is publicly traded and quoted on The Nasdaq National Market. The Sparks Board of Directors further considered the diversification of risk associated with ownership of an institution that operates 20 banks serving a broad geographic area that encompasses most of Maryland and parts of Virginia and Delaware.

        (iv) Other Possible Alternatives. The Sparks Board of Directors considered, based in part on the advice of Berwind, possible alternatives to the transaction with Mercshares, including affiliation partners for Sparks other than Mercshares. After weighing the financial and non-financial aspects of a transaction with Mercshares or with other possible affiliation partners, the Sparks Board of Directors decided to pursue an affiliation with Mercshares.

        (v) Opinion of Sparks Financial Advisor. The Sparks Board of Directors also considered the opinion of Berwind as to the fairness of the consideration to be received in the Affiliation to the Sparks Stockholders from a financial point of view. See "--Opinion of Sparks Financial Advisor."

        (vi) Certain Other Considerations. The Sparks Board of Directors further determined that the addition of resources resulting from the Affiliation will enable Sparks to provide a wider and improved array of financial services to consumers and businesses and to achieve added flexibility in dealing with the changing competitive environment in its market area. In addition, the Sparks Board of Directors concluded that the Affiliation will help provide Sparks with the financial resources needed to meet the competitive challenges arising from recent and anticipated changes in the banking and financial services industry.

    THE SPARKS BOARD OF DIRECTORS BELIEVES THAT THE AFFILIATION AND THE AFFILIATION AGREEMENT ARE ADVISABLE AND ARE FAIR TO, AND IN THE BEST INTERESTS OF, SPARKS AND THE SPARKS STOCKHOLDERS. THE SPARKS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SPARKS STOCKHOLDERS VOTE TO APPROVE THE AFFILIATION AGREEMENT AND THE AFFILIATION CONTEMPLATED THEREBY.

OPINION OF SPARKS FINANCIAL ADVISOR

    Sparks has retained Berwind to act as its financial advisor and to render a fairness opinion in connection with the Affiliation. Berwind has rendered its opinion to the Board of Directors of Sparks that, based upon and subject to the various considerations set forth therein, as of December 14, 1994, and as of the date of the Prospectus and Proxy Statement, the consideration to be received in the Affiliation is fair to the Sparks Stockholders from a financial point of view.


    The full text of Berwind's opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex B to this Prospectus and Proxy Statement, and should be read in its entirety in connection with this Prospectus and Proxy Statement. The summary of the opinion of Berwind set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Annex B to this Prospectus and Proxy Statement.

    Sparks retained Berwind to act as Sparks' financial advisor in connection with the Affiliation. Berwind was selected to act as Sparks' financial advisor based upon its qualifications, expertise and experience. Berwind has knowledge of, and experience with, Maryland banking markets and banking organizations operating in those markets and was selected by Sparks because of its knowledge of, experience with, and reputation in the financial services industry.

    In such capacity, Berwind participated in the negotiations with respect to the pricing and other terms of the Affiliation, but the decision with respect to the Affiliation price was determined by Sparks in the process of its negotiations with Mercshares. On December 15, 1994, Sparks' Board of Directors approved the Affiliation Agreement. Berwind delivered an opinion (the "December Opinion") to Sparks' Board stating that, as of such date, the proposed affiliation with Mercshares was fair to Sparks Stockholders from a financial point of view. As of the date of this Prospectus and Proxy Statement, Berwind has concluded that the consideration to be received in the Affiliation is fair to the Sparks Stockholders from a financial point of view. The full text of the opinion of Berwind dated as of the date of this Prospectus and Proxy Statement (the "Proxy Opinion"), which sets forth assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this Prospectus and Proxy Statement. No limitations were imposed by Sparks' Board of Directors upon Berwind with respect to the investigations made or procedures followed by Berwind in rendering the December Opinion or the Proxy Opinion.

    In rendering its Proxy Opinion, Berwind: (i) reviewed the historical financial performances, current financial positions and general prospects of Sparks and Mercshares, (ii) reviewed the Affiliation Agreement, (iii) reviewed and analyzed stock market performance of Mercshares, (iv) studied and analyzed the consolidated financial and operating data of Sparks and Mercshares, (v) considered the terms and conditions of the proposed affiliation between Sparks and Mercshares as compared with the terms and conditions of comparable bank mergers and acquisitions, (vi) met and/or communicated with certain members of Sparks' and Mercshares' senior management to discuss their respective operations, historical financial statements, and future prospects, (vii) reviewed this Proxy Statement and Prospectus, and (viii) conducted such other financial analyses, studies and investigations as it deemed appropriate.

    Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to Sparks' financial forecasts reviewed by Berwind in rendering its opinion, Berwind assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Sparks as to the future financial performance of Sparks. Berwind did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Sparks or Mercshares nor was it furnished with any such appraisal. Berwind also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of Sparks and Mercshares were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

    The following is a summary of selected analyses prepared by Berwind for the December Opinion and updated by Berwind in connection with the Proxy Opinion.



    Comparable Companies and Comparable Acquisition Transaction
Analyses. Berwind compared selected financial and operating data for Sparks with those of a peer group of selected banks and bank holding companies with assets between $100 million and $300 million, as of the most recent financial period publicly available, located in Maryland and the Pennsylvania counties of Adams and York (the "Sparks Peer Group"). Berwind compared the following financial ratios for Sparks and the median for the Sparks Peer Group: equity as a percentage of assets (10.35% for Sparks compared to 9.33% for the Sparks Peer Group), nonperforming assets as a percentage of equity plus the loan loss reserve (1.62% for Sparks compared to 10.23% for the Sparks Peer Group), nonperforming assets as a percentage of loans plus other real estate owned (.27% for Sparks compared to 1.82% for the Sparks Peer Group), loan loss reserve as a percentage of nonperforming assets (567.4% for Sparks compared to 85.4% for the Sparks Peer Group) and compound annual loan growth (4.9% for Sparks compared to 3.7% for the Sparks Peer Group). See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Analysis of Loans."



    Berwind compared the following operating ratios for the latest twelve months: return on average assets (1.27% for Sparks compared to 1.22% for the Sparks Peer Group), return on average equity (12.20% for Sparks compared to 11.98% for the Sparks Peer Group), net interest margin (4.30% for Sparks compared to 4.56% for the Sparks Peer Group), efficiency ratio (defined as noninterest expense as a percentage of net interest income and noninterest income) (55.29% for Sparks compared to 62.71% for the Sparks Peer Group) and net charge offs as a percentage of average loans (.06% for Sparks compared to .13% for the Sparks Peer Group).



    Berwind also compared the operating ratios as an average of the last three years for Sparks and the median for the Sparks Peer Group: return on average assets (1.26% for Sparks compared to 1.05% for the Sparks Peer Group), return on average equity (12.85% for Sparks compared to 11.86% for the Sparks Peer Group), net interest margin (4.30% for Sparks compared to 4.57% for the Sparks Peer Group), efficiency ratio (defined as noninterest expense as a percentage of net interest income and noninterest income) (53.61% for Sparks compared to 64.46% for the Sparks Peer Group) and net charge offs as a percentage of average loans (-.06% for Sparks compared to .17% for the Sparks Peer Group).



    Berwind also compared selected financial, operating and stock market data for Mercshares with those of a peer group of selected commercial banks with assets between $2 billion and $9 billion, as of the most recent period publicly available, located in Washington, D.C., Delaware, Maryland, Pennsylvania, Virginia and West Virginia (the "Mercshares Peer Group"). Berwind compared the following financial ratios for Mercshares and the median for the Mercshares Peer
Group: equity as a percentage of assets (12.33% for Mercshares compared to 9.22% for the Mercshares Peer Group), nonperforming assets as a percentage of equity plus the loan loss reserve (5.14% for Mercshares compared to 7.30% for the Mercshares Peer Group), nonperforming assets as a percentage of loans plus other real estate owned (1.04% for Mercshares compared to .85% for the Mercshares Peer Group), loan loss reserve as a percentage of nonperforming assets (218.81% for Mercshares compared to 136.02% for the Mercshares Peer Group) and compound annual loan growth (5.28% for Mercshares compared to 8.08% for the Mercshares Peer Group).



    Berwind compared the following operating ratios for the latest twelve months: return on average assets (1.60% for Mercshares compared to 1.34% for the Mercshares Peer Group), return on average equity (12.96% for Mercshares compared to 13.83% for the Mercshares Peer Group) net interest margin (5.00% for Mercshares compared to 4.65% for the Mercshares Peer Group), efficiency ratio (defined as noninterest expense as a percentage of net interest income and noninterest income) (55.01% for Mercshares compared to 59.89% for the Mercshares Peer Group) and net charge offs as a percentage of average loans (.21% for Mercshares compared to .17% for the Mercshares Peer Group).

    Berwind also compared the operating ratios as an average of the last three years for Mercshares and the median for Mercshares Peer Group: return on average assets (1.50% for Mercshares compared to 1.24% for the Mercshares Peer Group), return on average equity (12.99% for Mercshares compared to 13.51% for the Mercshares Peer Group), net interest margin (4.76% for Mercshares compared to 4.61% for the Mercshares Peer Group), efficiency ratio (defined as noninterest expense as a percentage of net interest income and noninterest income) (53.67% for Mercshares compared to 61.91% or the Mercshares Peer Group) and net charge offs as a percentage of average loans (.40% for Mercshares compared to .29% for the Mercshares Peer Group).



    Berwind compared the following market ratios for Mercshares compared to the median for the Mercshares Peer Group: price as a percentage of book value (156.3% for Mercshares compared to 153.3% for the Mercshares Peer Group), price as a percentage of tangible book value (160.9% for Mercshares compared to 162.75% for the Mercshares Peer Group), price as a percentage of latest twelve months earnings per share (12.3 times for Mercshares compared to 11.9 times for the Mercshares Peer Group) and dividend yield (3.33% for Mercshares compared to 3.77% for the Mercshares Peer Group).



    Berwind also compared the multiples of book value, tangible book value and latest twelve months' earnings associated with the Affiliation with the multiples paid in recent acquisitions of banks and bank holding companies that Berwind deemed comparable (the "Comparable Transactions"). The Comparable Transactions included both interstate and intrastate acquisitions announced since January 1, 1994, in which the selling institution's assets were between $100 million and $300 million. No company or transaction, however, used in this analysis is identical to Sparks, Mercshares or the Affiliation. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared. However, the range of price as a percentage of book value ratios for Comparable Transactions was 83.83% to 372.6% compared to 206.9% for Sparks, the range of price as a percentage of tangible book value ratios for Comparable Transactions was 91.2% to 372.6% compared to 206.9% for Sparks, the range of price as a percentage of latest twelve months earnings multiples for Comparable Transactions was 7.9 times to multiples which were not meaningful as a result of negative earnings compared to 15.3 times for Sparks and the range of price as a percentage of assets ratios for Comparable Transactions was 7.1% to 30.7% compared to 22.6% for Sparks. For purposes of computing the information with regard to the Affiliation, Mercshares' closing price of $24.00 per share on May 23, 1995, was used.


    Discounted Dividend Analyses. Using discounted dividend analyses, Berwind estimated the present value of the future dividend streams that Sparks could produce over a five year period under different assumptions as to dividend pay-out levels, if Sparks performed in accordance with various earnings growth forecasts. Berwind also estimated the terminal value for Sparks Common Stock after the five year period by applying a range of earnings multiples to Sparks' terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Sparks ranging in growth from 5% to 10% per year. The dividend streams and terminal values were then discounted to present value using discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of Sparks Common Stock which ranged from 10% to 15%.

    Pro Forma Contribution Analysis. For the December Opinion, Berwind analyzed the changes in the amount of earnings, book value, and dividends represented by one share of Sparks Common Stock prior to the Affiliation and two and one-third shares of Mercshares Common Stock after the Affiliation based upon pooling-of-interests accounting. The analysis considered, among other things, the changes that the Affiliation would cause to Sparks' earnings per share, book value per share, and indicated dividends. In reviewing the pro forma combined earnings, equity and assets of Mercshares based on the Affiliation with Sparks, Berwind analyzed the contribution that Sparks would have made to the combined company's earnings, equity and assets as of and for the 12 month period ended March 31, 1995. Berwind also reviewed the percentage ownership that Sparks' Stockholders would hold in Mercshares following consummation of the Affiliation. For the Proxy Opinion, Berwind performed the same analysis described in this paragraph except that it considered the change in the amount of earnings, book value and dividends represented by one share of Sparks Common Stock prior to the Affiliation and two and one-third shares of Mercshares Common Stock after the Affiliation based upon either purchase accounting or pooling-of-interests accounting.


    In connection with rendering its December Opinion and Proxy Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Affiliation was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinion. In its analysis, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Sparks' and Mercshares's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

    In reaching its opinion as to fairness, none of the analyses performed by Berwind was assigned a greater weighting by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion, and opined, that consideration to be received in the Affiliation as set forth in the Affiliation Agreement, was fair to the Sparks Stockholders from a financial point of view.

    In connection with delivering the Proxy Opinion, Berwind updated certain analyses described above to reflect current market conditions and events occurring since the date of the Affiliation Agreement. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the December Opinion.

    The Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date the Proxy Opinion was delivered; events occurring after the date of the Proxy Opinion could materially affect the assumptions used in preparing the Proxy Opinion. Berwind has not undertaken to reaffirm and revise the Proxy Opinion or otherwise comment upon any events occurring after the date thereof.

    In delivering the December Opinion and Proxy Opinion, Berwind assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Affiliation, no restriction will be imposed on Mercshares that would have a material adverse effect on the contemplated benefits of the Affiliation. Berwind also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Mercshares after the Affiliation.

    Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuation for various other purposes and in the determination of adequate consideration in such transactions.

    Pursuant to the terms of an engagement letter dated May 10, 1994 Sparks has paid Berwind $50,000 for acting as financial advisor in connection with the Affiliation including delivering the December and Proxy Opinions. In addition, Sparks has also agreed to pay Berwind $86,865 upon the consummation of the Affiliation and to reimburse Berwind for its reasonable out-of-pocket expenses. Whether or not the Affiliation is consummated, Sparks has also agreed to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement.

    The full text of the Proxy Opinion of Berwind dated as of the date of this Prospectus and Proxy Statement, which sets forth assumptions made and matters considered, is attached hereto as Annex B to this Prospectus and Proxy Statement. Sparks' Stockholders are urged to read the Proxy Opinion in its entirety. The Proxy Opinion is directed only to the consideration to be received by Sparks Stockholders in the Affiliation and does not constitute a recommendation to any holder of Sparks Common Stock as to how such holder should vote at the Sparks Special Meeting.

    THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF BERWIND AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH AS ANNEX B TO THIS PROSPECTUS AND PROXY STATEMENT.

EFFECTIVE DATE

    As soon as practicable after the performance of all agreements and obligations of the parties under the Affiliation Agreement and upon fulfillment or waiver of all conditions precedent contained therein, Mercshares and Sparks will execute and deliver Articles of Share Exchange (the "Articles"), and will file the Articles with the State Department of Assessments and Taxation of the State of Maryland (the "Maryland SDAT"). The Affiliation shall become effective on such date and time (the "Effective Date") as are set forth in the Articles as filed with the Maryland SDAT. Mercshares and Sparks contemplate that the Affiliation will be made effective on the last business day of a month, or such other date as may be acceptable to Mercshares and Sparks.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

    Certificates representing shares of Sparks Common Stock may be exchanged after the Effective Date by surrendering such certificates to Mercantile-Safe Deposit and Trust Company, a Maryland banking affiliate of Mercshares acting as exchange agent, or its agent (the "Exchange Agent"), in exchange for new certificates representing the appropriate number of whole shares of Mercshares Common Stock determined by the Exchange Ratio and for cash in lieu of any fractional shares.

    No certificates for fractional shares of Mercshares Common Stock shall be issued but, in lieu thereof, and solely as a mechanism for rounding shareholdings to whole shares, Mercshares will pay cash for such fractional shares on the basis of the closing price for Mercshares Common Stock (as reported by The Nasdaq National Market) on the Effective Date (or if no closing price is reported on that date, then the closing price on the next preceding day on which there is a closing price), without interest, upon surrender of certificates for Sparks Common Stock representing such fractional shares. No such holder shall be entitled to dividends, voting rights or any other rights of shareholders in respect of any fractional share.

    Shortly after the Effective Date, Sparks Stockholders will receive transmittal forms and instructions as to the time and method of surrendering their certificates. Until so surrendered, certificates formerly representing shares of Sparks Common Stock (other than shares of dissenting stockholders as described herein under the heading "Appraisal Rights of Dissenting Stockholders") will be deemed for all corporate purposes to evidence the number of whole shares of Mercshares Common Stock that a holder would be entitled to receive upon surrender and the cash to be paid in lieu of fractional shares. Dividends and other distributions, if any, that become payable on whole shares of Mercshares Common Stock pending exchange of certificates representing shares of Sparks Common Stock will be retained by Mercshares or the Exchange Agent until surrender of the certificates, at which time those dividends and any other distributions will be paid without interest.

    SPARKS STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS AND INSTRUCTIONS. SPARKS STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    The following is a summary of the anticipated material Federal income tax consequences of the Affiliation; it is not intended to be a complete description of those consequences. The matters set forth in paragraphs (i) through (iv) are based upon the opinion of Piper & Marbury L.L.P., counsel to Sparks.


        (i) the Affiliation will qualify as a tax-free reorganization under
    Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code");

        (ii) no gain or loss will be recognized by the Sparks Stockholders upon receipt by them of Mercshares Common Stock in exchange for Sparks Common Stock pursuant to the Affiliation;

        (iii) provided that the Sparks Common Stock is held as a capital asset, the tax basis of the Mercshares Common Stock received by the Sparks Stockholders will be the same as the tax basis of the Sparks Common Stock surrendered therefor;

        (iv) provided that the Sparks Common Stock is held as a capital asset, the holding period of the Mercshares Common Stock received by the Sparks Stockholders will include the holding period of the Sparks Common Stock surrendered therefor; and

        (v) no gain or loss will be recognized by Mercshares or Sparks in the Affiliation.


    The obligation of Sparks to consummate the Affiliation is subject to the receipt of an opinion of Piper & Marbury L.L.P., counsel to Sparks, with respect to the federal income tax consequences of the Affiliation, substantially to the effect of paragraphs (i) through (iv) immediately above. Such opinion will not address the state, local or foreign tax aspects of the Affiliation. Sparks has agreed in the Affiliation Agreement to use all commercially reasonable efforts to cause the Affiliation to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code.


    Any cash received by Sparks Stockholders, whether as a result of the exercise of their dissenters' rights or in lieu of the issuance of fractional shares, could result in taxable income to such Sparks Stockholders. The receipt of such cash generally will be treated as a sale or exchange of the stock resulting in capital gain or loss measured by the difference between the cash received and an allocable portion of the basis of the stock relinquished. The receipt of such cash may be treated as a dividend and taxed as ordinary income in certain limited situations.

    The discussion set forth above is included for general information only. It does not address the state, local or foreign tax aspects of the Affiliation. In addition, it does not discuss the federal income tax considerations that may be relevant to certain persons, and may not apply to certain holders subject to special tax rules, including dealers in securities and foreign holders. The discussion is based upon currently existing provisions of the Code, existing Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.

    EACH SPARKS STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE AFFILIATION TO HIM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

    The Affiliation Agreement contemplates that the Affiliation will be accounted for as a pooling-of-interests under generally accepted accounting principles. The obligation of Mercshares to consummate the Affiliation is conditioned upon the receipt by Mercshares of a letter from its independent certified public accountants to the effect that the Affiliation qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Affiliation Agreement (the "Pooling Condition"). Following the execution of the Affiliation Agreement, circumstances arose indicating that the use of purchase accounting for the Affiliation might be required, depending upon certain actions taken or not to be taken by Mercshares. Mercshares has waived the

Pooling Condition and has agreed to proceed to consummate the Affiliation on the basis of purchase accounting if: (1) Sparks shall have used all commercially reasonable efforts to cause the Affiliation to qualify for pooling-of-interests accounting treatment; (2) Sparks shall not take any action or enter into any agreement which would cause the Affiliation not to qualify for pooling-of-interests accounting treatment; (3) affiliates of Sparks shall have entered into agreements with Mercshares to assure the ability to use pooling-of-interests accounting; (4) Sparks Stockholders holding no more than 10% of the shares of Sparks Common Stock outstanding (or in certain cases, a lesser percentage) shall have filed a written objection to the Affiliation prior to or at the Sparks Special Meeting; and (5) the other conditions to Mercshares' obligations under the Affiliation Agreement are satisfied or waived. See "CERTAIN OTHER AGREEMENTS--The Support Agreement."



    Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Mercshares and Sparks would be combined at the Effective Date and carried forward at their previously recorded amounts and the stockholders' equity accounts of Sparks would be combined on Mercshares' consolidated balance sheet. Income and other financial statements of Mercshares issued after consummation of the Affiliation would be restated retroactively to reflect the consolidated operations of Mercshares and Sparks as if the Affiliation had taken place prior to the periods covered by such financial statements. If the Affiliation were not to qualify for pooling-of-interests accounting treatment and if the Affiliation were consummated using purchase accounting, the aggregate purchase price of Sparks (consisting of the fair value of Sparks Common Stock at the execution of the Affiliation Agreement and transaction expenses) would be allocated to the tangible and intangible net assets acquired, based on their estimated fair values at the Effective Date. Any excess of such purchase price over the tangible assets acquired would be amortized against the consolidated income of Mercshares for a period of 15 years. Any potential differences between the consequences of pooling-of-interests and purchase accounting for the Affiliation are not expected to be material. See "COMPARATIVE UNAUDITED PER SHARE DATA" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS." Sparks Stockholders will receive the same number of shares of Merchares Common Stock in exchange for their holdings of Sparks Common Stock regardless of the accounting treatment which is ultimately applied to the Affiliation.


    In connection with the Pooling Condition, individuals who are affiliated with Mercshares and Sparks have entered into agreements with Mercshares providing that they will not sell, transfer or otherwise dispose of shares of Mercshares Common Stock owned by them or, in the case of affiliates of Sparks, to be received by such persons in the Affiliation, until such time as financial results covering at least 30 days of combined operations of Mercshares and Sparks have been published. See "CERTAIN OTHER AGREEMENTS--Affiliate Undertakings."

RESALE OF MERCSHARES COMMON STOCK AFTER THE AFFILIATION BY CONTROLLING PERSONS

    Under federal securities laws there are certain potential limitations on the sale of Mercshares Common Stock received in the Affiliation that will affect certain Sparks Stockholders who may be controlling persons of Sparks. Mercshares and Sparks believe that the only Sparks Stockholders who may be deemed controlling persons subject to these limitations are the directors and certain officers of Sparks and certain persons related to them who have been advised of these restrictions and have agreed in writing to them.

CONDITIONS TO AFFILIATION

    Consummation of the Affiliation is conditioned upon, among other things, approval of the Affiliation Agreement by an affirmative vote of two-thirds of the outstanding shares of Sparks Common Stock entitled to vote thereon.

    The obligation of Mercshares to consummate the Affiliation is also subject to the prior satisfaction of certain further conditions including the following:
(1) the absence of any material adverse change in the balance sheet, income statement, financial position, results of operations or business of Sparks, except as provided in the Affiliation Agreement; (2) receipt of a letter from Mercshares' independent certified public accountants to the effect that the Affiliation qualifies for pooling-of-interests accounting treatment; (3) compliance by Sparks with certain conditions, including limits on unapproved increases in compensation of directors, officers or employees of Sparks or unapproved alterations in benefits received by such individuals; (4) maintenance to Mercshares' satisfaction of the composition of Sparks' securities portfolio; (5) absence of notices of objection by holders of an aggregate of 10% or more of the outstanding shares of Sparks Common Stock (or of such smaller percentage which, if exceeded, together with other factors, in the judgment of Mercshares, could preclude accounting for the Affiliation as a pooling-of-interests) and such holders shall not have voted in favor of the Affiliation pursuant to the provisions of Title 3, Subtitle 2 of the MGCL; (6) the absence of any actual or threatened legal proceeding or impediment that in the reasonable opinion of counsel to Mercshares might prevent the consummation of the Affiliation; (7) the accuracy and satisfaction of various other financial and legal representations and conditions with respect to Sparks; (8) the receipt of certain regulatory approvals; and (9) the effectiveness of the Registration Statement. Mercshares may in its discretion waive conditions (1) through (7), and as more fully described in "--Accounting Treatment," Mercshares has waived condition (2) provided that certain conditions to Mercshares' obligations under the Affiliation Agreement are satisfied or waived.

    The obligation of Sparks to consummate the Affiliation is subject to the satisfaction of certain further conditions including the following: (1) receipt of an opinion of counsel confirming certain of the consequences of the Affiliation for Sparks Stockholders as set forth above under the heading "Certain Federal Income Tax Consequences;" and (2) the accuracy and satisfaction of various financial and legal representations and conditions with respect to Mercshares. Sparks may in its discretion waive condition (2).

TREATMENT OF EMPLOYEE BENEFIT PLANS

    Pursuant to the Affiliation Agreement and at the option of Mercshares, after the Effective Date, except with respect to the Sparks' 401(k) plan and pension plan, both of which will be merged with and into such plans of Mercshares, employees of Sparks will be entitled to participate either (a) in Mercshares' employee benefit plans and programs on substantially the same basis as similarly situated employees of Mercshares or (b) in plans and programs which, subject to certain conditions provided in the Affiliation Agreement, are comparable to and provide for participation on substantially the same basis as Sparks plans and programs currently in effect.

EXCLUSIVE DEALING


    Sparks has agreed that while the Affiliation Agreement is in effect, neither Sparks nor any of its officers, directors, employees, agents or representatives (including its investment bankers) shall, directly or indirectly: (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as hereinafter defined) or take any other action to facilitate any inquiries or proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal; or (ii) recommend any Acquisition Proposal to Sparks Stockholders or enter into any agreement or participate in any negotiations with, or furnish any information to, any person in connection with any potential Acquisition Proposal unless an unsolicited Acquisition Proposal is made and the Sparks Board of Directors shall conclude, based on a written opinion of counsel, that its fiduciary obligations require consideration of such Acquisition Proposal because it may be in the best interests of the Sparks Stockholders and is more favorable to the Sparks Stockholders from a financial point of view than the Affiliation.

    An "Acquisition Proposal" is defined in the Affiliation Agreement as including any proposed (A) merger, consolidation, share exchange or similar transaction involving Sparks, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of Sparks representing 10% or more of the assets of Sparks, (C) issue, sale or other disposition of securities representing 10% or more of the voting power of Sparks, or (D) any transaction in which any person or group shall acquire beneficial ownership of 20% or more of the outstanding Sparks Common Stock.

    Sparks has agreed that it will promptly advise Mercshares of, and communicate to Mercshares the terms of, any such inquiry or proposal addressed to Sparks or of which Sparks or its respective officers, directors, employees, agents, or representatives (including its investment bankers) has knowledge.

INTERESTS OF CERTAIN PERSONS IN THE AFFILIATION

    The Affiliation Agreement provides that no person now serving as a director of Sparks who was 60 years of age or over as of December 15, 1994 shall become ineligible to serve as a director of Sparks solely by virtue of attaining any age less than 75 (the current mandatory retirement age provided by Sparks' By-laws). Messrs. Ensor, Price, Tarbert, Lawson, McDonald, Schapiro, Rigger and Palmer were 60 years of age or older as of December 15, 1994.

    In connection with the negotiation of the Affiliation Agreement, the employment agreements between Sparks and certain of its officers (Bradley G. Moore, Janet M. Miller, Gail S. Kimble, Felicia A. Meeks, Daniel R. Wernecke and John W. Wright) were amended. The amendments will be effective only upon the consummation of the Affiliation. As part of such amendments, provisions which restricted Sparks, without each officer's consent, from terminating or amending any benefit arrangements covering such officer were removed from each officer's employment agreement. In the case of Mr. Moore, the amendments also provide that if he is designated by Mercshares as a participant in Mercshares Annual Incentive Compensation Plan, he shall be precluded from participating in any other incentive plan of Sparks. The amendments also delete the provisions from each officer's employment agreement which would obligate Sparks, in the event of the disability or death of the officer, to pay to such officer (or to such officer's estate) salary and benefits in addition to what the officer would receive under Spark's regular benefit programs.

    The amendments also provide that in order for an officer to be terminated for "cause" as defined in the employment agreements, a finding of cause must be made by (A) a majority of those non-employee directors who are then on the Sparks Board and who were also non-employee directors immediately before the Affiliation, provided that there are at least three such non-employee directors, or (B) if there are not at least three such non-employee directors, then by a majority vote of all of the directors who are then on the Sparks Board, after at least 10 days' written notice to the officer specifying the cause to be claimed and after an opportunity for the officer to be heard at meetings of the Sparks Board. In the case of each of the officers other than Mr. Moore and Ms. Miller, the amendments also remove the obligation of Sparks to continue an officer's benefits in the event of (A) the termination of such officer by Sparks for any reason other than for cause, or (B) the resignation of the officer due to a significant change in the nature or scope of his authorities or duties or a reduction in total compensation from that contemplated in the employment agreements or as a result of the breach by Sparks of any provision of such officer's employment agreement.

    In the case of Mr. Moore and Ms. Miller, in recognition of the fact that such officers may not receive a benefit at age 60 under the Employees' Retirement Plan of Sparks State Bank (the "Sparks Pension Plan") and the Sparks State Bank Employees' Profit Sharing/401(k) Plan (the "Sparks 401(k) Plan," and collectively with the Sparks Pension Plan, the "Sparks Plans") if the Sparks Plans are not continued in their present forms, but are merged into plans of Mercshares, the amendments provide that Sparks will pay to such officers upon their retirement at age 60 (or, in the case of Mr. Moore, upon his retirement or three years after notice of termination of his Employment Agreement is given), an amount, if any, equal to (A) the annual life annuity which such officer would have received had the Sparks Pension Plan continued in effect, plus the annual life annuity which can be derived from that portion of the officer's 401(k) Plan account attributable to contributions other than salary reduction contributions which such officer would have received had the Sparks 401(k) Plan continued in effect, minus (B) the annual life annuity which such officer is expected to receive under the Mercshares Cash Balance Plan, plus the annual life annuity which can be derived from that portion of such officer's Mercshares Thrift Plan Account applicable to contributions other than salary reduction contributions.

Such payment obligations would not be applicable (A) if such officer is terminated for "cause," or (B) if he or she resigns, prior to age 60 (or, in the case of Mr. Moore, prior to the termination of his Employment Agreement three years after notice of the termination of his Employment Agreement is given, whichever is applicable) other than a resignation due to a significant change in the scope or nature of his or her duties or a reduction in total compensation from that set forth in the Employment Agreement, or (C) or if he or she does not retire at age 60 (or alternatively, in the case of Mr. Moore, upon the termination of his Employment Agreement three years after notice of the termination of his Employment Agreement is given.)


    Mercshares has also indicated that, consistent with its philosophy of operating its Affiliated Banks as separate community banks, it expects that Sparks will continue to operate as a separate entity under its current name and with its current board of directors. Accordingly, Mercshares has indicated that it expects that Charles E. Ensor, Sr. will continue to serve as Chairman of the Board of Sparks until he reaches the age of 75, that Richard F. Price will continue to serve as Vice Chairman of the Sparks Board, and that Mr. Price will succeed Mr. Ensor as Chairman until Mr. Price reaches the age of 75. Mercshares has also indicated that, subject to the ongoing judgments of the Sparks Board and officers, it expects that Sparks' current employees will continue to be employed by Sparks following consummation of the Affiliation, with salaries no less than they currently receive.

TERMINATION

    The Affiliation Agreement provides that it may be terminated and the Affiliation abandoned at any time prior to the Effective Date: (a) notwithstanding the approval of the Affiliation by the Sparks Stockholders, by the mutual consent of Sparks and Mercshares; (b) by Mercshares if any time Mercshares receives information from any regulatory authority, which by law is required to approve the Affiliation or any other aspect of the transactions provided for in the Affiliation Agreement, or which has authority to challenge the validity of the Affiliation in judicial proceedings or otherwise, that provides a substantial basis for reasonably concluding that the required regulatory approval will not be granted or the Affiliation or such transactions will be so challenged; (c) by Mercshares if Sparks recommends to the Sparks Stockholders or accepts an Acquisition Proposal, or by Sparks if in compliance with the provisions of the Affiliation Agreement, Sparks recommends to the Sparks Stockholders or accepts an Acquisition Proposal; and (d) by Mercshares or Sparks if the Affiliation is not consummated by December 31, 1995. The Affiliation Agreement provides that in the case of a termination under (c) above, Sparks shall pay Mercshares a termination fee of $700,000. The Affiliation Agreement also provides that if the Affiliation Agreement is terminated by Mercshares by reason of a material breach of Sparks, or by Sparks by reason of a material breach by Mercshares, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by such non-breaching party.

APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

    Under the MGCL, certain relevant sections of which are attached to this Prospectus and Proxy Statement as Annex C, each Sparks Stockholder will be entitled to demand and receive payment of the "fair value" of his shares in cash, if he (i) prior to or at the Sparks Special Meeting, files with Sparks a written objection to the Affiliation, (ii) does not vote in favor of the Affiliation Agreement and the Affiliation by person or by proxy and (iii) within 20 days after Articles have been accepted for record by the Maryland SDAT, makes written demand on Sparks for payment of his shares (a "Payment Demand"), stating the number and class of shares for which payment is demanded. A Payment Demand should be sent to Sparks at 14804 York Road, Sparks, Maryland 21152, Attention:
Janet M. Miller, Senior Vice President. Any Sparks Stockholder who fails to comply with the requirements described above will be bound by the terms of the Affiliation.

    Sparks will promptly deliver or send by certified mail, return receipt requested, to each Sparks Stockholder who has filed a written objection to the proposed transaction with Sparks, written notice of the date of acceptance of the Articles for record by the Maryland SDAT. Such notice may include a written offer by Sparks to pay the objecting Sparks Stockholder what Sparks considers to be the fair value of the Sparks Common Stock. Within 50 days after acceptance of the Articles for record by the Maryland SDAT, any Sparks Stockholder who has made a Payment Demand but has not received payment for his shares may petition a court of equity in Baltimore County, Maryland, for an appraisal to determine the "fair value" of such shares. If the court finds that a Sparks Stockholder is entitled to appraisal of his stock, the court will appoint three disinterested appraisers to determine the "fair value" of such shares on terms and conditions the court considers proper, and the appraisers will, within 60 days after appointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the "fair value" of the shares. Within 15 days after the filing of the report, any party may object to the report and request a hearing thereon. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment directing the time within which payment must be made. If the appraisers' report is rejected, the court may determine the 'fair value" of the shares of the Sparks Stockholders requesting appraisal or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the Sparks Special Meeting unless the court finds that the Sparks Stockholder's refusal to accept a written offer to purchase the stock which may previously have been made by Sparks in accordance with Section 3-207 of the MGCL, was arbitrary and vexatious or not in good faith. Sparks' costs of the proceeding (not including attorneys' fees) will be determined by the court and will be assessed against Sparks or, under certain circumstances, the Sparks Stockholder, or both.

    At any time after the filing of a petition for appraisal, the court may require a Sparks Stockholder who has filed such petition to submit his or her certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. In order to receive payment, whether by agreement with Mercshares or pursuant to a judgment, such Sparks Stockholder must surrender the stock certificates endorsed in blank and in proper form for transfer. A Sparks Stockholder who has made a Payment Demand will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the Sparks Special Meeting and shall cease to have any rights as a Sparks Stockholder with respect to the shares except the right to receive payment of the "fair value" thereof. The rights of a Sparks Stockholder who has made a Payment Demand may be restored only upon the withdrawal, with the consent of Sparks, of the Payment Demand, failure to file a petition for appraisal within the time required, a determination of the court that the Sparks Stockholder is not entitled to an appraisal, or the abandonment or rescission of the Affiliation.

    Payment of "fair value" to a Sparks Stockholder who has properly exercised dissenters' rights will be made through an escrow agent (the "Dissenters' Escrow Agent") to be appointed by Sparks by the Effective Date. Pursuant to the terms of an escrow agreement to be entered into by Sparks and the Dissenters' Escrow Agent prior to the Effective Date, Sparks will transfer in escrow to the Dissenters' Escrow Agent prior to the Effective Date, and at such time as it may be directed by Mercshares, an amount of money estimated by Sparks, with the concurrence of Mercshares, to be sufficient to pay in full the aggregate "fair value" of all shares of Sparks Common Stock owned by Sparks Stockholders who have properly exercised dissenters' rights. Upon surrender to the Dissenters' Escrow Agent of the certificates which represented such Sparks Stockholders' shares of Sparks Common Stock prior to the Effective Date and upon compliance by such Sparks Stockholders with the provisions of Title 3, Subtitle 2 of the MGCL, the Dissenters' Escrow Agent will pay to such Sparks Stockholders in cash, from the funds held in escrow, the "fair value" of those shares, after their "fair value" has been determined by the procedure prescribed by Title 3, Subtitle 2 of the MGCL. The certificates which represented such Sparks Stockholders' shares of Sparks Common Stock prior to the Effective Date, when surrendered to the Dissenters' Escrow Agent for payment of "fair value," will be canceled.

    Any surplus remaining from the funds held in escrow after payment by the Dissenters' Escrow Agent to Sparks Stockholders of the "fair value" of all such Sparks Stockholders' shares of Sparks Common Stock will be immediately returned by the Dissenters' Escrow Agent to Sparks, with accumulated interest, if any. Sparks shall be responsible for all obligations with respect to Sparks

Stockholders imposed by Title 3, Subtitle 2 of the MGCL upon a corporation the stock of which was acquired in a share exchange and will indemnify and hold harmless Mercshares from and against all liabilities, damages, losses, costs and expenses (including attorneys' fees) incurred by Mercshares in connection therewith.

    The foregoing summary of the rights of Sparks Stockholders contains all material information relating to the exercise of appraisal rights but does not purport to be a complete statement of the procedures to be followed by Sparks Stockholders desiring to exercise their rights of appraisal. The preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the MGCL. Each Sparks Stockholder desiring to exercise appraisal rights should refer to Title 3, Subtitle 2, entitled "Rights of Objecting Stockholders" of the Corporations and Associations Articles of the Annotated Code of Maryland) for a complete statement of such stockholder's rights and the steps which must be followed in connection with the exercise of those rights.

    For further information relating to the exercise of appraisal rights, see Annex C to this Prospectus and Proxy Statement.

    A SPARKS STOCKHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED TO APPROVE THE AFFILIATION AGREEMENT AND THE AFFILIATION AND THEREFORE TO HAVE WAIVED HIS DISSENTERS' RIGHTS. NEITHER A VOTE AGAINST, NOR AN ABSTENTION, NOR A FAILURE TO VOTE, WITH REGARD TO THE AFFILIATION AGREEMENT WILL CONSTITUTE A TIMELY WRITTEN NOTICE OF OBJECTION TO THE AFFILIATION.

                            CERTAIN OTHER AGREEMENTS

THE SUPPORT AGREEMENT


    As a condition to Mercshares entering into the Affiliation Agreement, directors and certain officers of Sparks and certain persons related to them owning an aggregate of 188,187.56 shares (24.40%) of the outstanding Sparks Common Stock (the "Supporting Sparks Stockholders") each entered into a Support Agreement (the "Support Agreement") with Mercshares. Pursuant to the Support Agreement, each of the Supporting Sparks Stockholders has agreed (a) not to pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber nor enter into any agreement, arrangement or understanding (other than a proxy for purposes of approving the Affiliation Agreement) which would restrict, establish a right of first refusal to or otherwise relate to the transfer or voting of the shares of Sparks Common Stock owned or acquired by such Supporting Sparks Stockholder during the term of the Support Agreement; (b) not to directly or indirectly, solicit, initiate or encourage inquiries or proposals from, or participate in discussions or negotiations with, or provide any information to, any individual or entity (other than Mercshares and its employees and agents) concerning any sale of assets, sale or exchange of stock, merger, consolidation or similar transactions involving Sparks, and to use his best efforts to assure that Sparks takes no such steps; (c) to promptly advise Mercshares of any such inquiry or proposal of which such Supporting Sparks Stockholder has knowledge; (d) to vote his or her shares of Sparks Common Stock in favor of the Affiliation Agreement and the transactions contemplated thereby, and, in his capacity as a stockholder, to use his best efforts to cause the Affiliation to be effected. The terms of the Support Agreement expire upon the earlier to occur of December 16, 1996 or the termination of the Affiliation Agreement.


AFFILIATE UNDERTAKINGS

    In connection with the execution and delivery of the Affiliation Agreement, the Supporting Sparks Stockholders also executed a memorandum, undertaking and agreement (the "Undertaking") pursuant to which they have undertaken to comply with certain provisions of the federal securities laws and to be subject to additional restrictions on the sale of shares of Mercshares Common Stock. See "THE AFFILIATION--Accounting Treatment" and "--Resale of Mercshares Common Stock After the Affiliation by Controlling Persons."

                      DESCRIPTION OF THE SPARKS STATE BANK

GENERAL



    Sparks was organized in 1916 as a Maryland commercial bank. At March 31, 1995, Sparks had 569 record holders of its capital stock.



    As of March 31, 1995, Sparks had total assets of approximately $192 million, total deposits of approximately $164 million and total stockholders' equity of approximately $22 million.


    Sparks is a community-oriented institution and provides a wide range of deposit, loan and other general banking services to individuals, businesses, institutions and governmental entities, including individual and commercial demand and time deposit accounts, commercial and consumer loans, residential mortgages, credit card services and safe deposit boxes.

    Sparks competes principally with approximately fifteen other commercial banks which operate in the vicinity of its offices, many of which have resources substantially greater than its own. Sparks also encounters competition from thrift institutions, consumer loan companies, brokerage firms, investment companies, credit unions and other financial institutions.

    Sparks is subject to state and federal banking laws and regulations which impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of operations.

    Sparks' main office is located in Sparks, Maryland. Sparks operates five banking offices in its service area. Sparks leases two of its banking offices and owns the remaining three offices.


    As of March 31, 1995, Sparks employed 60 people on a full-time basis and 30 people on a part-time basis.


BUSINESS

  Services of Sparks

    Sparks provides service-intensive commercial and retail banking services to small and medium sized businesses and to individuals. The following types of services are offered by Sparks:

    Commercial Services

       . Loans, including working capital loans and lines of credit, a wide range of demand, term and time loans, and loans for real estate land acquisition, development and construction, equipment, inventory and accounts receivable financing.

       . Automatic overnight investment of funds.

       . Investments, including certificates of deposit.

       . Direct deposit of payroll.

       . Letters of credit.

    Retail Services

       . Transaction accounts, including checking and NOW accounts.

       . Savings accounts.

       . Money market deposit accounts.

       . Certificates of deposit.

       . Individual retirement accounts.

       . Installment and home equity loans and lines of credit.

       . Residential construction and first mortgage loans.

       . 24-hour automated teller machines with access to the MOST(R) and CIRRUS(R) systems.

       . VISA(R) and MasterCard(R) credit cards.

       . Travelers checks and safe deposit boxes.

    Sparks does not now have general trust powers.

  Lending Activities


    General. At March 31, 1995, Sparks' loan portfolio totaled $131 million, representing approximately 68.3% of its total assets of $192 million. The principal categories of loans in Sparks' portfolio are commercial, real estate development and construction, residential real estate mortgage, commercial real estate mortgage and consumer.



    Loan Portfolio Composition. The following table sets forth Sparks' loans by major categories as of March 31, 1995:


                                                               MARCH 31, 1995
                                                             -------------------
                                                              AMOUNT     PERCENT
                                                             --------    -------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
Commercial................................................   $ 10,334       7.9%
Real estate--development and construction.................      8,257       6.4
Real estate--mortgage:
  Residential.............................................     65,360      50.0
  Commercial..............................................     37,916      29.0
Consumer:
  Retail..................................................      8,131       6.0
  Credit card.............................................        814        .7
                                                             --------    -------
Total loans...............................................   $130,812     100.0%
                                                             --------    -------
                                                             --------    -------



    Commercial Loans. Sparks originates secured and unsecured loans for business purposes. Additionally, commercial business loans are made to provide working capital to businesses in the form of lines of credit which may be secured by real estate, accounts receivable, inventory, equipment or other assets. At March 31, 1995, approximately $10.3 million or 7.90% of Sparks' total loan portfolio consisted of commercial business loans. The financial condition and cash flow of commercial borrowers are closely monitored by the submission of corporate financial statements, personal financial statements and income tax returns. The frequency of submissions of required information depends upon the size and complexity of the credit and the collateral which secures the loan. Financial statements are analyzed using a financial spreadsheet software program.



    Real Estate Development and Construction Loans. Sparks provides interim residential real estate development and construction loans to builders, developers and persons who will ultimately occupy the single family dwellings. The real estate development and construction loan portfolio primarily represents loans for land development. At March 31, 1995, loans to borrowers for land development accounted for $6.2 million of the real estate development and construction portfolio of approximately $8.3 million. These loans are typically secured by the property being developed, frequently include additional collateral (e.g., in the case of loans to persons who will voluntarily occupy the dwelling being financed, a second mortgage on the borrower's present home), and commonly have maturities of one to two years. The remaining $2.1 million of construction loans represented loans to individuals for the construction of single family dwellings, loans to residential builders, and loans to companies and churches for commercial construction.


    Sparks makes residential real estate development and construction loans generally to provide interim financing on property during the construction period. These loans are generally made for 80% or less of the appraised value of the property. Residential real estate development and construction loan funds are disbursed periodically as pre-specified stages of completion are attained based upon site inspections.

    Sparks has limited losses in this area of lending through careful monitoring of development and construction loans with on-site inspections and control of disbursements on loans in process. Further, to assure that reliance is not placed solely upon the value of the underlying collateral, Sparks considers the financial condition and reputation of the borrower and any guarantors, the amount of the borrower's equity in the project, independent appraisals, cost estimates and pre-construction sale information.


    Residential Real Estate Mortgage Loans. Sparks originates adjustable and fixed-rate residential mortgage loans in order to provide a full range of products to its customers. Fixed-rate residential mortgage loans are generally originated under terms, conditions and documentation which permit their sale in the secondary mortgage market. At March 31, 1995, approximately $65.4 million or 50.0% of Sparks' total loan portfolio consisted of residential mortgage loans.


    For any loans retained by Sparks, title insurance insuring the priority of its mortgage lien, as well as fire and extended coverage casualty insurance protecting the properties securing its mortgage loans is required. Borrowers may be required to advance funds, with each monthly payment of principal and interest, to a loan escrow account from which Sparks makes disbursements for items such as real estate taxes, hazard insurance premiums and mortgage insurance premiums. The properties securing all of Sparks' residential mortgage loans are appraised by appraisers approved by Sparks.

    Home equity loans are originated by Sparks for typically up to 80% of the appraised value, less the amount of any existing prior liens on the property. Home equity loans generally have an open-ended term and the interest rate is generally adjustable. Sparks secures these loans with mortgages on the homes (generally a second mortgage).


    Commercial Real Estate Mortgage Loans. Sparks also originates mortgage loans secured by commercial real estate. At March 31, 1995, approximately $37.9 million or 29.0% of Sparks' total loan portfolio consisted of commercial mortgage loans. Such loans are primarily secured by office condominiums, retail buildings and warehouse and general purpose business space. Although terms vary, Sparks' commercial mortgages generally have maturities of five years or less. Sparks seeks to reduce the risks associated with commercial mortgage lending by generally lending in its market area, using conservative loan-to-value ratios and obtaining periodic financial statements and tax returns from borrowers to perform annual term loan reviews.



    Consumer Loans. Sparks offers a variety of consumer loans in order to provide a full range of financial services to its customers and because such loans generally have higher interest rates than other loans. The consumer loans offered by Sparks include credit cards and similar lines of credit. At March 31, 1995, approximately $9.0 million or 6.7% of Sparks' total loan portfolio consisted of consumer loans.

COMPETITION

    While promotional activities emphasize the many advantages of dealing with a locally-run institution closely attuned to the needs of its community, Sparks faces strong competition in all areas of its operations. This competition comes from entities operating in the Baltimore metropolitan area which include offices of most of the largest banks in Maryland. Sparks also competes with entities operating in Southern York County in Pennsylvania. Its most direct competition for deposits comes from other commercial banks, savings banks, savings and loan associations, and credit unions operating in the Baltimore area and in Southern York County, Pennsylvania and from mutual funds. Sparks competes with banking entities, mortgage banking companies, and other institutional lenders for loans. The competition for loans varies from time to time depending on certain factors. These factors include, among others, the general availability of lendable funds and credit, general and local economic conditions, current interest rate levels, conditions in the mortgage market and other factors which are not readily predictable.

INTERSTATE BANKING


    Under current law, Sparks could participate in interstate affiliations with banks and bank holding companies located in the District of Columbia, Virginia, West Virginia, Pennsylvania, Delaware and ten other southeastern states. Beginning September 29, 1995, adequately capitalized bank holding companies may acquire control of banks in any state although states may limit the eligibility of banks to be acquired to those in existence for a period of time but no longer than five years. No bank holding company may acquire more than 10% of the nationwide insured deposits or more than 30% of deposits in any state; however, states may waive the 30% limit. Beginning June 1, 1997, banks may merge across state lines. The date relating to mergers may be accelerated by any state, and mergers may be prohibited by any state. States may also authorize the acquisition of new offices across state lines. Legislation facilitating interstate banking acquisitions, affiliations and branching has been enacted which would allow out-of-state banks to establish branches in Maryland on a reciprocal basis effective September 29, 1995. Sparks is unable to predict the ultimate impact of interstate banking legislation on it or its competitors.


EMPLOYEES


    At March 31, 1995, Sparks had 90 employees of whom 20 were officers, 40 were full-time employees and 30 were part-time employees. Sparks believes its employee relations are good.


SUPERVISION AND REGULATION

    Sparks is a state-chartered bank subject to supervision, regulation and examination by the Maryland Bank Commissioner and by the FDIC under the Federal Deposit Insurance Act. Deposits, reserves, investments, loans, consumer law compliance, issuance of securities, payment of dividends, establishment and closing of branches, mergers and consolidations, changes in control, electronic funds transfer, community reinvestment, management practices and other aspects of operations are subject to regulation by the appropriate federal and state regulatory agencies. Sparks is also subject to various regulatory requirements of the Federal Reserve Board applicable to FDIC-insured banks, including disclosure requirements in connection with personal and mortgage loans, interest on deposits and reserve requirements. In addition, Sparks is subject to numerous federal, state and local laws and regulations which set forth specific restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

    The FDIC has implemented a new risk-related assessment system for deposit insurance premiums. All depository institutions have been assigned to one of nine risk assessment classifications based upon certain capital and supervisory measures. A depository institution pays an assessment of 23 to 31 per $100 of domestic deposits, depending upon its risk classification. Based upon Sparks' current risk classification, Sparks was required to pay an assessment which was $360 thousand in 1994.


    Federal regulatory agencies have broad powers to take prompt corrective action to resolve problems at banking institutions, including (in certain cases) the appointment of a conservator or receiver. The extent of these powers is generally influenced by the level of capital at the institution. Management does not anticipate that Sparks will become subject to these prompt corrective action provisions.

    Only a well capitalized depository institution may accept brokered deposits without prior regulatory approval. Under FDIC regulations, an institution is generally considered "well capitalized" if it has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 6%, and a Tier 1 capital (leverage) ratio of at least 5%. Federal law generally requires full-scope on-site annual examinations of all insured depository institutions by the appropriate federal bank regulatory agency although the examination may occur at longer intervals for small well-capitalized or state chartered banks. In the liquidation or other resolution by any receiver of a bank insured by the FDIC, the claims of depositors have priority over the general claims of other creditors.

    As a consequence of the extensive regulation of the commercial banking business in the United States, the business of Sparks is particularly susceptible to changes in federal and state legislation and regulations which may increase the cost of doing business.

GOVERNMENTAL MONETARY POLICIES AND ECONOMIC CONTROLS

    Sparks is affected by monetary policies of regulatory agencies, including the Federal Reserve Board, which regulates the national money supply in order to mitigate recessionary and inflationary pressures. Among the techniques available to the Federal Reserve Board are engaging in open market transactions in United States Government securities, changing the discount rate on bank borrowings, and changing reserve requirements against bank deposits. These techniques are used in varying combinations to influence the overall growth of bank loans, investments and deposits. Their use may also affect interest rates charged on loans or paid on deposits. The effect of governmental policies on the earnings of Sparks cannot be predicted.

PROPERTIES

    Sparks' main banking office is located at 14804 York Road, Sparks, Maryland 21152. The other offices are located at 12037 Belair Road, Kingsville, Maryland 21087; 201 Mt. Carmel Road, Parkton, Maryland 21120; 14231 Jarrettsville Pike, Phoenix, Maryland 21131; and 21401 York Road, Maryland Line, Maryland 21105.

    Sparks owns three of the banking offices it currently operates. Sparks leases the offices located at Jacksonville and Kingsville. These leases run from December 31, 1993 to December 31, 2003, and from January 1, 1993 to January 1, 2003, respectively. The annual rental for these offices was $67,536 in 1994. Both leases have renewal options.

    Sparks owns two parcels adjacent to the Sparks' main property in Sparks, Maryland. One contains a building which it leases to the U.S. Post Office. The other contains a residential property. Sparks also owns an office building in Hunt Valley, Maryland, that will be used for consumer lending. A portion of this building is rented to commercial tenants.

LEGAL PROCEEDINGS


    Jean Hofmeister, Jr., Trustee Charitable Unitrust U/D/O/T 3/11/86, Donald H. Shanklin IRA, and Elizabeth M. Ensor (collectively, the "Plaintiffs") have filed suit in the Circuit Court for Baltimore

County attempting to state various claims in connection with the Affiliation. The Plaintiffs have named Sparks, each member of the Sparks Board of Directors, and Mercshares as defendants in the suit. The Plaintiffs purport to bring the suit on their own behalf and as a class action on behalf of all Sparks Stockholders other than the defendants. The Plaintiffs allege that the directors breached their fiduciary duties, engaged in self-dealing, and failed to obtain the highest possible value for Sparks and that Mercshares aided and abetted the alleged wrongdoing and conspired with the other defendants. Sparks and Mercshares intend to defend against the suit vigorously and have each filed motions to dismiss the suit.



DIVIDENDS



    Sparks has declared and paid an annual cash dividend on Sparks Common Stock of $.83 per share for 1994 and $.69 per share for 1993. Sparks has declared and paid a cash dividend of $0.21 for the first quarter of 1995. Any future determination as to payment of cash dividends will be at the discretion of Sparks' Board of Directors and will depend on Sparks' results of operations, financial condition, capital and regulatory requirements and other factors deemed relevant by the Board of Directors. Since the execution of the Affiliation Agreement, Sparks has also been subject to certain restrictions on the declaration and payment of dividends.



    The amount of allowable dividends which could be payable by Sparks are in substance limited to net profits earned by Sparks, less any earnings retention consistent with Sparks' capital needs, asset quality and overall financial condition. No assurance can be given that Spark's earnings will continue to enable it to pay cash dividends.



    As a depository institution whose deposits are insured by the FDIC, Sparks may not pay dividends or distribute any of its capital assets while it remains in default on any assessment due the FDIC. Sparks currently is not in default under any of its obligations to the FDIC. In addition, FDIC regulations also impose certain minimum capital requirements which affect the amount of cash available for the payment of dividends by a regulated banking institution such as Sparks. As a commercial bank under the Maryland Financial Institutions Law, Sparks may declare cash dividends from undivided profits or, with the prior approval of the Maryland Bank Commissioner, out of surplus in excess of 100% of its required capital stock, and (in either case) after providing for due or accrued expenses, losses, interest and taxes.



    Distributions paid by Sparks to Sparks Stockholders will be taxable to Sparks Stockholders as dividends, to the extent of Sparks' accumulated or current earnings and profits. There can be no assurance that Sparks will declare or pay cash dividends on Sparks Common Stock at any particular time.

PRICE RANGE OF COMMON STOCK



    There is no established public trading market for Sparks Common Stock, which is traded lightly in privately negotiated transactions. The following table sets forth the range of high and low sales prices for the periods indicated as reported by Ferris, Baker Watts Incorporated.



                                                                 HIGH      LOW
                                                                ------    ------
1992:(1)
  First quarter..............................................   $29.04    $26.52
  Second quarter.............................................    29.67     26.52
  Third quarter..............................................    27.94     25.25
  Fourth quarter.............................................    27.78     25.25
1993:(1)
  First quarter..............................................    30.56     26.39
  Second quarter.............................................    31.25     27.78
  Third quarter..............................................    31.25     29.86
  Fourth quarter.............................................    31.94     29.86
1994:(1)
  First quarter..............................................    32.50     30.00
  Second quarter.............................................    33.33     30.00
  Third quarter..............................................    33.33     31.67
  Fourth quarter.............................................    34.27     32.50
1995:
  First Quarter..............................................    43.00     39.50
  Second Quarter (through May 25, 1995)......................    43.00     41.00


- ------------


(1) Stock prices for 1992 and 1993 have been adjusted to reflect the six-for-five stock splits which were effected in the form of 20% stock dividends in December 1994 and December 1993, and the 10% stock dividend which was declared in December 1992.



    On April 5, 1995, the mean of the high and low sales prices reported for the Sparks Common Stock was $42.00 per share, and as of that date, there were 569 holders of record of Sparks Common Stock.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


    The following table lists the number of shares of Sparks Common Stock beneficially owned by directors and executive officers of Sparks, directly or indirectly, as of May 31, 1995. Unless otherwise indicated, the individuals named below have sole voting and investment power over all shares beneficially owned by them. There are no persons known by Sparks to own beneficially, directly or indirectly, more than 5% of the Sparks Common Stock except as shown below.


                                                SHARES OF SPARKS COMMON STOCK
                                                    BENEFICIALLY OWNED(1)
                                              ----------------------------------
                                                                      PERCENT OF
   NAME AND ADDRESS(2)                               NUMBER             CLASS
- -------------------------------------------   --------------------    ----------
Charles E. Ensor, Sr.......................    39,493.728(3)              5.12
Bradley G. Moore...........................    14,207.476(3)(4)(5)        1.84
Richard F. Price...........................    33,881.264(3)(6)           4.39
William L. Tarbert, Sr.....................    40,801.752(4)(7)           5.29
J. David Lawson............................     6,008.688                  .78
Lieb McDonald..............................     5,109.444(3)(4)            .66
Oscar M. Schapiro..........................    14,762.988(3)              1.91
George V. Palmer...........................     9,899.028(4)              1.28
Linda I. Alexander.........................       553.65(3)               *
Robert J. Rigger...........................       136.74(4)               *
Daniel R. Wernecke.........................       144                     *
Janet M. Miller............................    10,628.496(4)(8)(9)        1.34
Felicia A. Meeks...........................       121.20(4)(10)           *
Gail S. Kimble.............................       340.596(4)              *
John W. Wright.............................         0                     *
                                              --------------------       -----
All directors and executive officers
  as a group (15 persons)..................   176,095.05                 22.8
                                              ==========                 ====

- ------------

  * Indicates holdings of less than 1 percent.



 (1) Shares which a person had the right to acquire within 60 days are deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person.



 (2) Each stockholder's address is at Sparks' principal executive offices.



 (3) Includes shares owned solely by spouse for which beneficial ownership is assumed.



 (4) Includes shares owned jointly with spouse.



 (5) Includes shares owned jointly with adult child.



 (6) Includes 3,114.48 shares beneficially owned through power to vote and power to dispose under a revocable power of attorney from an unrelated third party.



 (7) Includes 6,843.49 shares beneficially owned through power to vote and power to dispose under a revocable power of attorney from adult child.



 (8) Includes shares owned jointly with parent.



 (9) Includes 294.108 shares beneficially owned through power to vote and power to dispose under revocable power of attorney from adult child.



(10) Includes shares owned by spouse and minor child for which beneficial ownership is assumed.



    Unless otherwise indicated in the foregoing notes, the individuals named above have sole voting and disposition power over the shares beneficially owned by them.

                         SELECTED FINANCIAL INFORMATION

    This selected financial information for Sparks does not purport to be complete and is qualified in its entirety by more detailed financial information and the financial statements contained elsewhere herein. The selected financial information for Sparks for the periods ended March 31, 1994 and 1995 have been derived from Sparks' unaudited Quarterly Report on Form F-4 previously filed with the FDIC. In the opinion of Sparks' management, such data include all normal recurring adjustments necessary for a fair presentation of results for such interim periods. Operating results for the three months ended March 31, 1995 are not necessarily indicative of the results that may be obtained for the entire year ended December 31, 1995.


                                                                                          QUARTER
                                           YEARS ENDED DECEMBER 31,                   ENDED MARCH 31,
                             ----------------------------------------------------   -------------------
                               1990       1991       1992       1993       1994       1994       1995
                             --------   --------   --------   --------   --------   --------   --------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest and dividend
  revenue..................  $ 14,071   $ 14,680   $ 13,868   $ 12,827   $ 13,332   $  3,042   $  3,685
Interest expense...........     8,150      8,237      6,702      5,515      5,527      1,324      1,476
Net interest income........     5,921      6,443      7,166      7,312      7,805      1,718      2,209
Provision for credit
  losses...................       401        236        279        351         33         33          0
Other operating revenue....       584        632        740      1,142        723        156        183
Other operating expense....    (3,390)    (3,818)    (4,138)    (4,215)    (4,705)     1,101      1,174
Income taxes...............    (1,108)    (1,114)    (1,274)    (1,403)    (1,393)       254        431
Net income.................  $  1,696   $  1,907   $  2,215   $  2,485   $  2,397   $    486   $    787

BALANCE SHEET DATA, AT
  PERIOD-END:
Total assets...............  $151,168   $168,533   $177,401   $181,738   $191,028   $184,031   $191,513
Total loans, net of
  deferred fees and
  costs....................    98,560    111,622    110,758    116,702    128,784    117,458    130,812
Total deposits.............   136,174    150,943    158,813    159,895    163,520    162,327    164,127
Total stockholders'
  equity...................    12,831     14,601     16,550     18,825     19,769     19,480     20,866

PER COMMON SHARE DATA(A):
Net income.................  $   2.31   $   2.58   $   2.96   $   3.27   $   3.11   $    .76   $   1.02
Cash dividends declared....      0.33       0.40       0.63       0.69       0.83          0        .21
Tangible book value........     17.48      19.73      22.12      24.77      25.63      25.26      27.05
Number of shares of Common
  Stock outstanding, at
  period-end...............   733,930    740,406    748,152    760,018    771,241    771,241    771,241

RATIOS:
Return on average assets...      1.19%      1.19%      1.29%      1.40%      1.26%      1.05%      1.63%
Return on average
  stockholders' equity.....     13.96      13.81      14.08      13.81      11.84      10.19      15.49
Average stockholders'
  equity to average total
  assets...................      8.50       8.62       9.14      10.14      10.63      10.60      10.61
Cash dividends declared to
  net income...............     14.49      15.60      21.33      21.24      26.82          0      20.58
Period-end capital to
  period-end risk-weighted
  assets(b):
  Tier 1...................     16.35      16.25      17.94      18.62      17.43      17.41      17.43
  Total....................     17.60      17.50      19.19      19.87      18.69      18.67      18.68
Period-end Tier 1 leverage
  ratio(b).................      8.60       8.70       9.49      10.38      10.92      10.77      11.33

- ------------
(a) Per share data for 1990 to 1993 have been adjusted to reflect the six-for-five stock splits which were effected in the form of 20% stock dividends in December 1994 and December 1993, and the 10% stock dividends which were declared in December 1992 and December 1991.

(b) The FDIC capital guidelines for bank holding companies require minimum risk-based ratios of Tier 1 and total capital to risk-weighted assets to be 4.00% and 8.00%, respectively, and a minimum leveraged-based ratio of Tier 1 capital to total average quarterly assets generally of 3.00% to 5.00%.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


    Sparks' net income for 1994 was $2.40 million, $88 thousand (3.54%) lower than in 1993; net income for 1993 was $2.48 million, $270 thousand (12.20%) higher than in 1992. On a per share basis net income was $3.11 in 1994, $3.27 in 1993 and $2.96 in 1992. The decline in net income from 1993 to 1994 was due to a number of factors, including (a) a decline in other operating revenue from $1,141,691 to $722,750, a significant portion of which was due to a non-recurring gain of $417,212 on the sale of equity securities in 1993, and (b) an increase in operating expenses from $4.21 million in 1993 to $4.70 million in 1994, $212,864 of which was due to a non-recurring loss on the abandonment of plans to expand Sparks' headquarters building, and $126,028 of which was on account of legal and consulting fees. Net income increased from $486 thousand in the first quarter of 1994 to $787 thousand in the first quarter of 1995. This represents a 61.93% increase.



    Sparks' loan portfolio increased $5.94 million or 5.37% during 1993 and an additional $12.1 million or 10.35% through 1994. The growth in the loan portfolio has been generated primarily by activity associated with Sparks' commercial real estate loan business. Loans of this nature are typically secured by commercial properties and personal guarantees are obtained as appropriate. In addition, installment loans, consisting primarily of consumer credit, have performed well in 1994 after a modest decline in 1993.



    Sparks' assets increased by $489 thousand, or .26 percent, during the first quarter of 1995. Growth in deposits for the quarter was $608 thousand and growth in securities sold under agreements to repurchase was $1.26 million. The growth in deposits and securities sold under repurchase agreements was used primarily to fund an increase in loans of $2.02 million. Cash decreased $1.06 million and securities decreased $3.5 million from December 31, 1994. These funds were used to decrease federal funds purchased from $2.20 million to zero and increase federal funds sold from $55 thousand to $3.19 million.



    The following sections provide a detailed analysis regarding Sparks' financial condition and results of operations.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY;
INTEREST RATES AND INTEREST DIFFERENTIAL

    The following table shows balances of asset and liability categories, interest income and expense and average yields and rates for periods indicated:

                                           YEARS ENDED DECEMBER 31,                    QUARTER ENDED MARCH 31,
                           --------------------------------------------------------   --------------------------
                                      1993                         1994                          1995
                           --------------------------   ---------------------------   --------------------------
                           AVERAGE                      AVERAGE                       AVERAGE
                           BALANCE(1) INTEREST   RATE   BALANCE(1) INTEREST   RATE    BALANCE(1) INTEREST   RATE
                           --------   --------   ----   --------   --------   -----   --------   --------   ----
                                                          (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
 Loans, net of deferred
   fees and
   costs(2)(3)...........  $112,652   $  9,478   8.41%  $121,321   $ 10,204    8.41%  $129,596    $3,005    9.27%
 Investment
   securities(3).........    57,473      3,441   5.99     59,295      3,237    5.46     53,888       725    5.38
 Federal funds sold......     1,291         39   3.03      1,507         60    4.01        499         6    4.79
 Interest-bearing
   deposits in other
   banks.................       525         23   4.43        368         15    4.00      --        --        --
                           --------   --------          --------   --------           --------   --------
     Total
       interest-earning
       assets............   171,941     12,981   7.63    182,491     13,516    7.41    183,983     3,736    8.12
                                      --------                     --------                      --------
Noninterest-earning
 assets:
 Cash and due from
   banks.................     3,411                        3,567                         3,713
 Property and equipment;
   net...................     1,930                        2,278                         2,466
 Other assets............     2,267                        2,334                         2,403
 Less allowance for
   credit losses and
   equity securities
   appreciation..........    (2,176)                      (2,199)                       (2,187)
                           --------                     --------                      --------
     Total assets........  $177,373                     $188,471                      $190,378
                           --------                     --------                      --------
                           --------                     --------                      --------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities

 Checking accounts.......  $ 10,606   $    300   2.83%  $ 12,428   $    317    2.55%  $ 11,758    $   72    2.47%

 Savings deposits........    68,660      2,102   3.06     71,207      2,090    2.94     66,311       511    3.08

 Other time deposits.....    57,599      3,027   5.25     59,142      2,988    5.05     61,249       808    5.27

 Short-term borrowings...     1,782         86   4.84      2,572        132    5.12      6,854        67    3.93
                           --------   --------          --------   --------           --------   --------

   Total interest-bearing
     liabilities.........   138,647      5,515   3.98    145,349      5,527    3.80    146,172     1,458    3.99
                                      --------                     --------                      --------
Noninterest-bearing
 liabilities:
 Demand deposits.........    19,324                       21,765                        21,682
 Other liabilities.......     1,409                        1,117                         1,277
Stockholders' equity.....    17,993                       20,240                        21,247
                           --------                     --------                      --------
     Total liabilities
       and stockholders'
       equity............  $177,373                     $188,471                      $190,378
                           --------                     --------                      --------
                           --------                     --------                      --------
Net interest income......             $  7,466                     $  7,989                       $2,278
                                      --------                     --------                      --------
                                      --------                     --------                      --------
Net interest spread......                        3.65%                         3.61%                        4.13%
Net yield on earning
  assets.................                        4.34%                         4.38%                        4.95%


- ------------
(1) Average balances are calculated on daily balances.

(2) Loan fees are included in interest revenue.

(3) Interest on loans and investments is presented on a fully-taxable equivalent basis. Equity investments are presented at average market values. Investments in debt securities are presented at average amortized cost.

INTEREST REVENUE

    Interest revenue on a fully taxable equivalent basis increased $535 thousand or 4.1% during 1994 as compared to 1993, primarily as a result of increased volume of commercial loans, mitigated by a decline in the yield on earning assets of approximately 22 basis points. The decline in the yield on earning assets during 1994 reflects the effect of borrowers refinancing term debt during the past two years at lower interest rates.

    Interest revenue on a fully taxable equivalent basis decreased $1.01 million or 7.2% in 1993 as compared to 1992. The yield on earning assets decreased approximately 83 basis points during 1993 because of the declining interest rate environment. The distribution of average earning assets among loans, investment securities, federal funds sold, and deposits was relatively constant for 1993 and 1994.


    Interest revenue on a fully taxable equivalent basis increased $651 thousand or 21.1% during the first quarter of 1995 compared to the corresponding period in 1994, primarily as a result of increased volume of commercial loans and higher interest rates, mitigated by a decrease in interest revenue from investments as a result of decreasing volume of investment securities and federal funds sold.


INTEREST EXPENSE

    Interest expense on deposits and borrowings increased $12 thousand or .22% during 1994 as compared to 1993 as a result of an increase in average interest-bearing liabilities of $6.70 million or 4.8% in 1994 over 1993, mitigated by a decline in the cost of funds for interest-bearing liabilities of approximately 18 basis points.

    Interest expense on deposits and borrowings decreased $1.19 million or 21.5% during 1993 as compared to 1992 principally as a result of declining interest rates. Average interest-bearing liabilities increased by only $741 thousand or .5% in 1993 over 1992 as customers sought higher returns through non-bank investments. Sparks' cost of funds for interest-bearing liabilities declined from 4.86% in 1992 to 3.98% in 1993 and 3.8% in 1994, and reflected continued declining interest rates experienced nationally as well as management's continued efforts to improve the net interest spread and the net yield on earning assets.


    Interest expense on deposits and borrowing increased $152 thousand or 11.48% during the first quarter of 1995 compared to the corresponding period in 1994 as a result of an increase in average interest bearing liabilities of $5.46 million or 3.38% in the first quarter of 1995 over the corresponding period in 1994 and the increase in cost of funds for interest-bearing liabilities of approximately .27 basis points. Interest expense increased as the balances of interest-bearing deposits and securities sold under agreements to repurchase increased. This increase was mitigated by some maturing time deposits renewing at lower rates.


NET INTEREST INCOME

    Net interest income, the amount by which interest revenue on earning assets exceeds interest expense on interest-bearing liabilities, is the most significant component of Sparks' earnings. Net interest income is a function of several factors including changes in the volume and mix of earning assets and funding sources and market interest rates. While management policies influence these factors, they are also influenced by external forces including customer needs and demands, competition, the economic policies of the federal government and the monetary policies of the Federal Reserve Board.

    Growth in average earning assets of 6.14% in 1994, funded principally by increases of 5.35% in average total deposits for 1994 enabled net interest income to rise by 7.01% in 1994 over 1993.

    Net yield (tax equivalent) on average interest-earning assets was 4.37% in 1992, 4.34% during 1993 and 4.38% during 1994. The closeness of these amounts reflects management's close matching of interest rate sensitive assets and liabilities.

    The net interest margin increased from $1.71 million for the first quarter of 1994 to $2.20 million for the first quarter of 1995, an increase of 68.38%. The increase in the loan volume, particularly commercial loans, and higher interest rates on these loans resulted in increased interest revenue. Growth in average earning assets of $6.72 million or 3.79% in the first quarter of 1995 as compared to the first quarter of 1994 was partially funded by increases of $1.87 million in deposits and borrowing.



    The following table provides further analysis of the increase in net interest income during 1992, 1993 and 1994, and the first quarter of 1995 and indicates that the increases were primarily due to higher net volumes of earning assets and interest-bearing liabilities in each period.


                                               QUARTERS ENDED MARCH 31,
                                                1995 COMPARED TO 1994              1994 COMPARED TO 1993
                                            ------------------------------    -------------------------------
                                                             INCREASE                           INCREASE
                                                            (DECREASE)                         (DECREASE)
                                                              DUE TO:                           DUE TO:
                                                         -----------------                 ------------------
                                            INCREASE/                         INCREASE/
                                            DECREASE     VOLUME    RATE(1)    DECREASE     VOLUME     RATE(1)
                                            ---------    ------    -------    ---------    ------     -------
                                                                     (IN THOUSANDS)
Interest Revenue
  Loans..................................     $ 738       $252      $ 486       $ 726       $710       $   16
  Investment securities:
    Fully taxable........................       (67)       (71)         4        (217)        76         (293)
    Tax advantaged.......................       (15)       (10)        (5)         13         21           (8)
  Federal funds sold.....................     --            (2)         2          21          6           15
  Interest-bearing deposits in other
    banks................................        (5)        (5)      --            (8)        (7)          (1)
                                            ---------    ------    -------    ---------    ------     -------
      Total interest revenue.............       651        164        487         535        806         (271)
                                            ---------    ------    -------    ---------    ------     -------
Interest Expense
  Checking accounts......................        (7)        (1)        (6)         16         51          (35)
  Savings deposits.......................         7        (25)        32         (11)        81          (92)
  Time deposits..........................        76         35         41         (38)        82         (120)
  Short-term borrowings..................        55         48          7          45         38            7
                                            ---------    ------    -------    ---------    ------     -------
  Total interest expense.................       131         57         74          12        252         (240)
                                            ---------    ------    -------    ---------    ------     -------
Net interest income......................     $ 520       $107      $ 413       $ 523       $554       ($  31)
                                            ---------    ------    -------    ---------    ------     -------
                                            ---------    ------    -------    ---------    ------     -------


- ------------

(1) The volume/rate variance is allocated entirely to changes in rates.

(2) Interest on nontaxable loans and investments is presented on a fully taxable equivalent basis using a 34% effective tax rate.

INCOME TAXES

    In 1993 and 1994 Sparks' effective tax rate on earnings was 36.1% and 36.7%, respectively. These effective rates differ from statutory rates due to tax-exempt income and non-deductibility of some interest and other expenses.

LIQUIDITY

    Sparks' asset and liability structure is different from that of an industrial company in that virtually all assets and liabilities of a bank are monetary in nature. Holding net monetary assets theoretically would cause Sparks to incur purchasing power loss during periods of rising interest rates. More important is the ability to react to changes in interest rates which, though affected by inflation, do not necessarily move in the same direction or in the same magnitude as the prices of other goods and services.

    Liquidity describes the ability of Sparks to meet financial obligations that arise during the normal course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of the customers of Sparks, as well as for meeting current and planned expenditures. Sparks derives liquidity through customer deposits, available lines of credit with other banks, the maturity distribution of the investment portfolio, loan repayments and income. Sparks maintains a portfolio of readily marketable investments that could be converted to cash on an immediate basis except those securities pledged to secure deposits of public funds, those sold under repurchase agreements, and those designated "held to maturity."


    At March 31, 1995, Sparks had available lines of credit of $9 million in overnight federal funds and $10 million in term loans from other banks. Management of Sparks believes that its current capital, short-term investments, and lines of credit will satisfy Sparks' cash and capital needs for the foreseeable future.


INTEREST RATE SENSITIVITY

    Interest rate sensitivity is an important factor in the management of the composition and maturity configurations of Sparks' earning assets and funding sources. The Asset/Liability Committee reviews the interest rate sensitivity position in order to maintain an appropriate balance between the maturity and repricing characteristics of assets and liabilities that is consistent with Sparks' liquidity, growth and capital adequacy goals. It is the objective of the Asset/Liability Committee to maximize net interest margins during periods of volatile as well as stable interest rates, to attain earnings growth and to maintain sufficient liquidity to satisfy depositors' requirements and meet credit needs of customers.


    The following table summarizes the anticipated maturities or repricing of Sparks' interest-earning assets and interest-bearing liabilities as of March 31, 1995 and Sparks' interest sensitivity gap (i.e., interest-earning assets less interest-bearing liabilities). A positive sensitivity gap for any time period means more interest-earning assets will mature or reprice during that time period than interest-bearing liabilities. During periods of rising interest rates, a short-term negative interest sensitivity gap position generally decreases net interest income, and during periods of falling interest rates, a short-term negative interest sensitivity gap position would generally increase net interest income. A risk factor which has not been incorporated into the table is prepayment or extension risk associated with changes in general market rates.


                                                                     MARCH 31, 1995
                                            ----------------------------------------------------------------
                                                              INTEREST SENSITIVITY PERIOD
                                            ----------------------------------------------------------------
                                              THREE      AFTER THREE    AFTER ONE
                                            MONTHS OR      THROUGH       THROUGH        AFTER
                                              LESS        12 MONTHS     FIVE YEARS    FIVE YEARS     TOTAL
                                            ---------    -----------    ----------    ----------    --------
                                                                 (DOLLARS IN THOUSANDS)
Interest-Earning Assets
  Loans(1)...............................   $  65,201     $  24,165      $  13,323     $  28,123    $130,812
  Securities(2)..........................      10,772        14,355         18,818         7,743      51,688
  Federal funds sold.....................       3,198                                                  3,198
                                            ---------    -----------    ----------    ----------    --------
      Total interest-earning assets......      79,171        38,520         32,141        35,866     185,698
                                            ---------    -----------    ----------    ----------    --------
Interest-Bearing Liabilities
  Deposits:
    Checking accounts....................      11,109                                                 11,109
    Savings..............................      38,450                                                 38,450
    Money market accounts................      25,158                                                 25,158
    Certificates of deposit and other
      time deposits......................      12,913        27,756         26,497                    67,166
  Short-term borrowings..................       4,621                                                  4,621
                                            ---------    -----------    ----------    ----------    --------
      Total interest-beariing
liabilities..............................      92,251        27,756         26,497             0     146,504
                                            ---------    -----------    ----------    ----------    --------
Interest sensitivity gap.................     (13,080)       10,764          5,644        35,866
                                            ---------    -----------    ----------    ----------    --------
                                            ---------    -----------    ----------    ----------    --------
Cumulative interest sensitivity gap......   $ (13,080)    $  (2,316)     $   3,328     $  39,194
                                            ---------    -----------    ----------    ----------    --------
                                            ---------    -----------    ----------    ----------    --------
Cumulative interest sensitivity gap
  ratio..................................      (6.83%)       (1.21%)         1.74%         20.47%
                                            ---------    -----------    ----------    ----------    --------
                                            ---------    -----------    ----------    ----------    --------


- ------------

(1) Loans are stated net of deferred fees and costs, and before deducting allowance for credit losses.

(2) Investments are stated at amortized cost.

    The analysis provided in the table above includes the following assumptions:
Fixed-rate loans are scheduled by contractual maturity, and variable-rate loans are scheduled by repricing date. Investment securities are scheduled by earliest repricing date. Due to their liquid nature, the entire balance of checking, savings and money market accounts is assumed to be sensitive within three months. Sparks' goal is generally to maintain a balanced cumulative gap position for the period of one year or less in order to mitigate the impact of changes in interest rates on liquidity, interest margins and operating results.


ANALYSIS OF INVESTMENT SECURITIES


    For 1994 and the first quarter of 1995, Sparks' strategy has been to invest in taxable securities with maturities of six months to seven years. The composition of the investment portfolio as of December 31, 1992, 1993, 1994 and March 31, 1995, valued at amortized cost, is as follows:


                                                                DECEMBER 31,
                                                        -----------------------------    MARCH 31,
                                                         1992       1993       1994        1995
                                                        -------    -------    -------    ---------
                                                                      (IN THOUSANDS)
U.S. Treasury securities.............................   $23,063    $16,024    $16,936     $13,847
Federal agency securities............................    27,370     28,034     25,466      24,961
Mortgage-backed securities...........................     4,413     10,392      9,052       8,953
State and municipal securities.......................     3,887      4,200      3,775       3,218
Equity securities....................................         8          3        709         709
                                                        -------    -------    -------    ---------
                                                        $58,741    $58,653    $55,938     $51,688
                                                        -------    -------    -------    ---------
                                                        -------    -------    -------    ---------



    Sparks adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, during the first quarter of 1994 and, accordingly, segregated the portfolio between securities held to maturity and securities available for sale. The decline in the total of investment securities of $4.25 million since December 31, 1994 reflected principal repayments and maturities in excess of purchases and was used to fund loan growth and reduce borrowed funds.

    At March 31, 1995 the estimated weighted average life of investments in debt securities was 4.20 years. The amortized cost and estimated fair values and tax equivalent yield of debt securities at March 31, 1995, by contractual maturities, are shown below.


                                                                 MARCH 31, 1995
                        -------------------------------------------------------------------------------------------------
                                  SECURITIES HELD TO MATURITY                      SECURITIES AVAILABLE FOR SALE
                        -----------------------------------------------   -----------------------------------------------
                                                              ESTIMATED                                         ESTIMATED
                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR      AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                          COST        GAINS        LOSSES       VALUE       COST        GAINS        LOSSES       VALUE
                        ---------   ----------   ----------   ---------   ---------   ----------   ----------   ---------
                                                                 (IN THOUSANDS)
U.S. Treasury
 securities:
Due in one year or
less..................   $ 2,001        $3          $  6       $ 1,998     $ 3,992        $3         $   16      $ 3,978
Due after one year
 through five years...     3,860         1           163         3,698       3,994         4             90        3,909
Federal agency
 securities:
Due in one year or
 less.................     1,000        --             2           998       1,450        --             34        1,416
Due after one through
 five years...........     7,508        --           219         7,289       9,003        --            393        8,610
Due over five through
 ten years............     2,000        --           102         1,898       4,000        --            325        3,675
State and municipal
 securities(1):
Due in one year.......       606         1             1           606
Due after one through
 five years...........     2,317         4            50         2,271
Due over five through
 ten years............       295         8             1           302
Mortgage-backed
 securities:
Due after one year
 through five years...                                                       1,604        --             61        1,543
Due after five through
 ten years............                                                       2,618        --            139        2,479
Due after ten years...                                                       4,731        --            259        4,472
                        ---------       ---         ----      ---------   ---------      ---          -----     ---------
                         $19,587        $17         $544       $19,060     $31,392        $7         $1,317      $30,082
                        ---------       ---         ----      ---------   ---------       --          -----     ---------
                        ---------       ---         ----      ---------   ---------       --          -----     ---------


- ------------

(1) All of the obligations of states and political subdivisions are rated "Baa" or higher by either Moody's Investors Service, Inc. or Standard & Poor's Corporation.


    As of March 31, 1995, Sparks had no investments that are obligations of an issuer, or payable from or secured by a source of revenue or taxing authority of an issuer, whose aggregate book value exceeded 10% of stockholders' equity at March 31, 1995.


ANALYSIS OF LOANS

    The table below represents a breakdown of loan balances of Sparks. Sparks has no foreign loans.

                                                              DECEMBER 31,
                                                    --------------------------------    MARCH 31,
                                                      1992        1993        1994        1995
                                                    --------    --------    --------    ---------
                                                                   (IN THOUSANDS)
Mortgage:
  Construction...................................   $  5,434    $  8,031    $  7,468    $   8,257
  Residential....................................     68,147      67,967      65,797       65,360
  Commercial.....................................     19,007      25,163      37,312       37,916
Installment......................................      7,196       6,837       8,611        8,945
Commercial and other loans.......................      9,138       8,535       9,510       10,290
Lease financing..................................      1,836         169          86           44
                                                    --------    --------    --------    ---------
      Total loans, net of deferred fees and
        costs....................................   $110,758    $116,702    $128,784    $ 130,812
                                                    --------    --------    --------    ---------
                                                    --------    --------    --------    ---------

    The following table summarizes Sparks' exposure resulting from loan concentrations in its loan portfolio. Loan concentrations result when loans are made to a number of borrowers engaged in similar activities which may be similarly impacted by economic or other conditions. This table presents Sparks' credit concentration to borrowers involved in residential real estate development and/or construction as of March 31, 1995 and includes secured and unsecured loans. Sparks' real estate development lending policy dictates evaluating the credit based upon the individual strength of the borrower and the guarantors with emphasis placed on cash flow analysis in addition to the economics of the development project. By relying on sources of repayment other than the cash flow of the project, it is Sparks' opinion that the exposure to loss is lowered substantially. There were no other loan concentrations exceeding 10% of gross loans as of March 31, 1995.


                                                                                MARCH 31, 1995
                                                                                --------------
                                                                                (IN THOUSANDS)
Loans receivable.............................................................      $  6,180
Unused credit lines..........................................................         4,382
Letters of credit............................................................         1,261
                                                                                --------------
                                                                                   $ 11,823
                                                                                --------------
                                                                                --------------


    The following tables show the contractual final maturities and interest rate sensitivities of loans of Sparks at March 31, 1995. Some loans may include contractual installment payments which are not reflected in the tables until final maturity. In addition, Sparks' experience indicates that a significant number of loans will be extended or repaid prior to contractual final maturity. Consequently, the table cannot necessarily be viewed as an accurate forecast of future cash payments.


                                                                MARCH 31, 1995
                                    ----------------------------------------------------------------------
                                     IN ONE YEAR OR     AFTER 1 THROUGH 5
                                          LESS                YEARS            AFTER 5 YEARS
                                    -----------------   ------------------   ------------------
                                    FIXED    VARIABLE    FIXED    VARIABLE    FIXED    VARIABLE    TOTAL
                                    ------   --------   -------   --------   -------   --------   --------
                                                                (IN THOUSANDS)
Commercial........................  $3,432   $ 51,741   $   423   $  7,610   $    --   $  1,158   $ 64,364
Real estate--mortgage.............   1,387      4,021     4,632      3,568    26,742     15,672
Consumer..........................   3,045      --        7,309      --           72      --        10,426
                                    ------   --------   -------   --------   -------   --------   --------
                                    $7,864   $ 55,762   $12,364   $ 11,178   $26,814   $ 16,830   $130,812
                                    ------   --------   -------   --------   -------   --------   --------
                                    ------   --------   -------   --------   -------   --------   --------


    The following table provides information concerning non-performing loans, past due loans and non-performing assets (including other real estate owned and property in liquidation).


                                                                  DECEMBER 31,
                                                             -----------------------    MARCH 31,
                                                             1992     1993     1994       1995
                                                             -----    -----    -----    ---------
                                                                        (IN THOUSANDS)
Non-performing loans:
  Nonaccrual loans(1).....................................   $--      $--      $--        $--
  Restructured loans(2)...................................    --       --       --        --
                                                             -----    -----    -----    ---------
    Total non-performing loans............................    --       --       --        --
Other real estate owned and property in liquidation(3)....      37        1       49         49
                                                             -----    -----    -----    ---------
    Total non-performing assets...........................      37        1       49         49
                                                             -----    -----    -----    ---------
                                                             -----    -----    -----    ---------
Loans past due 90 days or more(4).........................     286      189      150      --
                                                             -----    -----    -----    ---------
                                                             -----    -----    -----    ---------
    Total nonperforming assets and past due loans.........   $ 323    $ 190      199         49
                                                             -----    -----    -----    ---------
                                                             -----    -----    -----    ---------
  Non-performing assets to total loans at year end........    0.03%      --%    0.04%      .04%
  Non-performing assets and past due loans to total loans,
    net of deferred fees and costs, at year end...........    0.29%    0.16%    0.15%      .04%

                                                   (Footnotes on following page)

(Footnotes for preceding page)

- ------------

(1) When scheduled principal or interest payments are past due 90 days or more on any loan not fully secured by collateral or not in the process of collection, the accrual of interest income is discontinued and recognized only as collected. The loan is restored to accruing status when all amounts past due have been paid and the borrower has demonstrated the ability to service the debt on a current basis.

(2) Restructured loans are "troubled debt restructurings" as defined in Statement of Financial Accounting Standards No. 15. Nonaccrual loans are not included in these totals.

(3) Other real estate and property in liquidation were collateral on loans to which Sparks had taken title. This property, which is held for resale, is carried at the lower of fair value or principal balance of the related loan.

(4) Past due loans are loans that were contractually past due 90 days or more as to principal or interest payments at the dates indicated. Nonaccrual and restructured loans are not included in these totals.


    At March 31, 1995, loans in Sparks' portfolio that are now current, but for which there are doubts as to the ability of the borrower to comply with present loan repayment terms, amount to $6.72 million. While these loans represent loans where information about the borrowers causes management to believe the borrowers may not be able to comply with present loan terms, the specific circumstances associated with each loan do not suggest that any should be interpreted as presenting significant risk of loss. There were no interest-bearing assets, other than loans, at March 31, 1995, classifiable as nonaccrual, 90 days past due, restructured or problem assets.



    Sparks provides for loan losses based on a review of its loan portfolio through the establishment of an allowance for loan losses (the "Allowance") by provisions charged against earnings. Net charge-offs are applied against the Allowance, and the Allowance balance is evaluated periodically by management to determine its adequacy to absorb potential future charge-offs of existing loans. The factors used by management in determining the adequacy of the Allowance include the historical relationships among loans outstanding; credit loss experience and the current level of the Allowance; a continuing evaluation of non-performing loans and loans classified by management as having potential for future deterioration taking into consideration collateral value and the financial strength of the borrower and guarantors; and a continuing evaluation of the present and future economic environment. Regular review of the loan portfolio's quality is conducted by Sparks' staff. In addition, independent consultants, bank regulatory agencies and independent accountants periodically review the loan portfolio. At March 31, 1995 the Allowance was 1.53% of total loans, net of deferred fees and costs. The Allowance at March 31, 1995 is considered by Sparks' management to be sufficient to address the risks in the current loan portfolio. If charges against the Allowance for loan losses should exceed the amount of the Allowance or are substantial in relation to the Allowance, it would be necessary to restore the Allowance to an adequate level through charges to operating expenses.

    The following table presents certain information regarding loan loss experience and the Allowance for loan losses:

                                                           YEARS ENDED DECEMBER 31,
                                                        ------------------------------    MARCH 31,
                                                         1992       1993        1994        1995
                                                        ------     -------     -------    ---------
                                                                  (DOLLARS IN THOUSANDS)
Allowance at beginning of period.....................   $1,129     $ 1,434     $ 2,040     $ 2,003
  Less losses charged-off:
  Installment........................................       56          56          21       --
  Mortgage...........................................     --            14       --          --
  Commercial and other loans.........................     --            25         129           7
                                                        ------     -------     -------    ---------
  Total losses charged-off...........................       56          95         150           7
                                                        ------     -------     -------    ---------
  Recoveries of losses previously charged-off:.......     --         --          --
  Installment........................................       81         350          18           1
  Commercial and other loans.........................        1       --             62       --
                                                        ------     -------     -------    ---------
  Total recoveries...................................       82         350          80           1
                                                        ------     -------     -------    ---------
Net losses charged-off (recoveries)..................      (26)       (255)         70           6
Additions to Allowance charged to operating
expenses.............................................      279         351          33       --
                                                        ------     -------     -------    ---------
Allowance at end of period (1).......................   $1,434     $ 2,040       2,003       1,997
                                                        ------     -------     -------    ---------
                                                        ------     -------     -------    ---------
Ratio of net charge-offs (recoveries) to average
  total loans(1).....................................    (0.02)%     (0.23)%      0.06%          0%
                                                        ------     -------     -------    ---------
                                                        ------     -------     -------    ---------
  Ratio of Allowance to non-performing and past due
loans (1)............................................   5.01:1     10.79:1     13.35:1       0.0:1
                                                        ------     -------     -------    ---------
                                                        ------     -------     -------    ---------
  Ratio of Allowance to loans, net of deferred fees
    and costs........................................     1.29%       1.75%       1.56%       1.53%
                                                        ------     -------     -------    ---------
                                                        ------     -------     -------    ---------


- ------------

(1) There is no direct relation between the size of the Allowance (and the related provision for credit losses) and the non-performing and past due loans. Accordingly, the ratio of Allowance to non-performing and past due loans may tend to fluctuate widely.


    The Allowance of $2.0 million at March 31, 1995 represented 1.53% of gross loans at March 31, 1995. At December 31, 1994, the Allowance was 1.56% of gross loans. There was no provision for credit losses for the first quarter of 1995 as compared to $33 thousand for the first quarter of 1994 because of minimal credit losses and adequate funding of the allowance based on the risk-rating of loans. There were no loan balances past due 90 days or more or in nonaccrual status at March 31, 1995.



    A breakdown of the Allowance is provided in the table below; however, Sparks' management does not believe that the Allowance can be fragmented by category with any precision that would be useful. The breakdown of the Allowance is based primarily on those factors discussed previously in evaluating the adequacy of the Allowance as a whole. Since all of those factors are subject to change, the breakdown is not necessarily indicative of the category of future credit losses. The following table presents the allocation of the Allowance among the various loan categories:


                                                                   DECEMBER 31,
                                                             ------------------------    MARCH 31,
                                                              1992     1993     1994       1995
                                                             ------   ------   ------    ---------
                                                                        (IN THOUSANDS)
Mortgage:
  Construction............................................   $   54   $   80   $   72     $    83
  Residential.............................................      705      714      382         277
  Commercial..............................................      183      349      587         777
Installment...............................................       73       69       75          89
Commercial and other loans................................      120       86      196         103
Unallocated...............................................      299      742      691         668
                                                             ------   ------   ------    ---------
Total Allowance...........................................   $1,434   $2,040   $2,003     $ 1,997
                                                             ------   ------   ------    ---------
                                                             ------   ------   ------    ---------

    The table below provides a percentage breakdown of the loan portfolio by category to total loans less unearned income.

                                                                   DECEMBER 31,             MARCH 31,
                                                          1992         1993        1994       1995
                                                          -----    ------------    -----    ---------
Mortgage:
  Construction.........................................     4.9%         6.9%        5.8%       6.4%
  Residential..........................................    61.5         58.2        51.1       50.0
  Commercial...........................................    17.2         21.6        29.0       29.0
Installment............................................     6.5          5.9         6.7        6.7
Commercial and other loans.............................     8.2          7.3         7.4        7.9
Lease financing........................................     1.7           .1        --        --
                                                          -----        -----       -----    ---------
                                                          100.0%       100.0%      100.0%     100.0%
                                                          -----        -----       -----    ---------
                                                          -----        -----       -----    ---------


    At March 31, 1995, Sparks had no concentrations of loans in any one industry exceeding 10% of its total loan portfolio.


DEPOSITS ANALYSIS

    The following table sets forth the average deposit balances and average rates paid on deposits during the periods indicated.

                                              YEARS ENDED DECEMBER 31,
                            ------------------------------------------------------------
                                   1992                 1993                 1994            MARCH 31, 1995
                            ------------------   ------------------   ------------------   ------------------
                            AVERAGE    AVERAGE   AVERAGE    AVERAGE   AVERAGE    AVERAGE   AVERAGE    AVERAGE
                            BALANCE     RATE     BALANCE     RATE     BALANCE     RATE     BALANCE     RATE
                            --------   -------   --------   -------   --------   -------   --------   -------
Total noninterest-bearing
demand deposits...........  $ 16,838             $ 19,324             $ 21,765             $ 21,664
Interest-bearing deposits:
  Checking accounts.......    10,962     3.61%     10,606     2.83%     12,428     2.55%     11,745     2.50%
  Savings accounts........    31,225     3.92      38,262     3.10      43,130     2.97      40,356     2.98
  Money market account....    32,449     3.70      30,398     3.01      28,076     2.88      25,975     3.36
  Certificates of deposit,
  $100,000 or more........     6,499     5.98       5,683     5.35       5,904     5.43       5,994     6.14
  Other time..............    56,523     6.13      51,915     5.24      53,239     5.01      55,191     5.26
                            --------   -------   --------   -------   --------   -------   --------   -------
      Total
        interest-bearing
          deposits........   137,658     4.85%    136,864     3.97%    142,777     3.78%    139,261     4.04%
                            --------   -------   --------   -------   --------   -------   --------   -------
      Total deposits......  $154,496             $156,188             $164,542             $160,925
                            --------             --------             --------             --------
                            --------             --------             --------             --------


    The following table provides the maturities of certificates of deposit of Sparks in amounts of $100,000 or more. Sparks had no brokered deposits as of March 31, 1995.


                                                                  DECEMBER 31,
                                                           --------------------------    MARCH 31,
                                                            1992      1993      1994       1995
                                                           ------    ------    ------    ---------
                                                                       (IN THOUSANDS)
Maturing or repricing in:
  3 Months or less......................................   $1,553    $  817    $  858     $ 1,051
  Over 3 months through 12 months.......................    1,877     1,675     1,711       3,295
  Over 12 months........................................    2,209     3,280     3,060       2,513
                                                           ------    ------    ------    ---------
      Total.............................................   $5,639    $5,772    $5,629     $ 6,859
                                                           ------    ------    ------    ---------
                                                           ------    ------    ------    ---------


OTHER BORROWED FUNDS


    To the extent that deposits are not adequate to fund customer loan demand, liquidity needs can be met in the short-term funds markets. Other borrowed funds at March 31, 1995, consisted of $4.62 million in securities sold under agreement to repurchase.


    During 1993, 1994 and the first quarter of 1995, the average balance of other borrowed funds was 9.9%, 12.7% and 9.94%, respectively, of stockholders' equity.

CAPITAL ADEQUACY

    The FDIC has historically determined the adequacy of a bank's capital resources by comparison of its capital to its assets. Specifically, capital adequacy is based on the ratios of Tier 1 capital to risk-weighted assets and qualifying total capital to risk-weighted assets. The FDIC's capital adequacy guidelines require Sparks to maintain specific minimum amounts of capital and additional amounts based upon the amount and nature of their assets and commitments currently at risk. The rules specify four categories of asset or commitment risk, with each category being assigned a weight of 0% through 100% depending upon the risk involved. Each asset or commitment of Sparks is categorized and weighted appropriately, and the capital of Sparks is then compared to the aggregate value of such risk-weighted assets or commitment to determine if additional capital is required. At March 31, 1995, Sparks' ratio of qualifying total capital to risk-weighted assets was 18.68% as compared to the regulatory guideline of 8%. Failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal bank regulatory agencies.


    The tables below present Sparks' capital position relative to its various minimum statutory and regulatory capital requirements at March 31, 1995.


                                                                       LEVERAGE CAPITAL RATIO
                                                                           MARCH 31, 1995
                                                                     ---------------------------
                                                                                     PERCENT OF
                                                                                      AVERAGE
                                                                      AMOUNT        TOTAL ASSETS
                                                                     --------       ------------
                                                                     (DOLLARS
                                                                        IN
                                                                     THOUSANDS)
Tier 1 capital(1).................................................   $ 21,561           11.33%
Leverage capital ratio requirement................................      5,711            3.00
                                                                     --------           -----
      Excess......................................................     15,850            8.33%
                                                                     --------           -----
                                                                     --------           -----
Average total assets..............................................   $190,378
                                                                     --------
                                                                     --------


                                                                      RISK-BASED CAPITAL RATIO
                                                                           MARCH 31, 1995
                                                                      -------------------------
                                                                                     PERCENT OF
                                                                                     RISK-BASED
                                                                       AMOUNT         CAPITAL
                                                                      --------       ----------
                                                                      (DOLLARS
                                                                         IN
                                                                      THOUSANDS)
Tier 1(1)..........................................................   $ 21,561          17.42%
Risk-based Tier 1 capital requirement..............................      4,950           4.00
                                                                      --------          -----
      Excess.......................................................     16,611          13.42
                                                                      --------          -----
                                                                      --------          -----
Tier 1 capital(1)..................................................     21,561          17.42
Tier 2 capital.....................................................      1,552           1.25
                                                                      --------          -----
      Total risk-based capital(3)..................................     23,113          18.68
Fully phased-in risk-based capital requirement.....................      9,900           8.00
                                                                      --------          -----
      Excess.......................................................     13,213          10.68%
                                                                      --------          -----
                                                                      --------          -----
Risk-weighted assets...............................................   $123,749
                                                                      --------
                                                                      --------

- ------------
(1) Total risk-based capital represents the sum of Tier 1 capital and Tier 2 capital.

    In September, 1993, the federal bank regulatory agencies issued proposed revisions to their capital adequacy guidelines which provide for consideration of interest rate risk in the overall determination of a bank's minimum capital requirement. The intended effect of the proposal would be to ensure the banking institutions effectively measure and monitor their interest rate risk and that they maintain adequate capital for the risk. Under the proposal, an institution's exposure to interest rate risk would be measured using either a supervisory model, developed by the federal bank regulatory agencies, or the bank's own internal model. Measured exposure to interest rate risk that exceeds more than a prescribed supervisory threshold would require additional capital. Sparks does not believe that the proposed revisions, if adopted, would have a material adverse effect on Sparks.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

POOLING-OF-INTERESTS ACCOUNTING


    The following unaudited pro forma condensed combined financial statements give effect to the Affiliation under the "pooling-of-interests" method of accounting. These pro forma financial statements are presented for illustrative purposes only, and therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the Affiliation occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future. For a description of certain matters with respect to the accounting of the Affiliation under the pooling-of-interests method of accounting, see "THE AFFILIATION--Accounting Treatment."



    A pro forma condensed combined balance sheet is provided as of March 31, 1995, giving effect to the Affiliation as though it had been consummated on that date. Pro forma condensed combined income statements are provided for the three-month periods ended March 31, 1994 and 1995, and the years ended December 31, 1992, December 31, 1993 and December 31, 1994, giving effect to the Affiliation as though it had occurred at the beginning of the earliest period presented.



    The pro forma condensed combined financial statements include all adjustments (consisting only of normal recurring entries) which the respective managements of Mercshares and Sparks believe are necessary for the fair presentation of the information presented. The pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Mercshares and Sparks, and should be read in conjunction with Mercshares 1994 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the three months ended March 31, 1995, incorporated herein by reference, and the financial statements of Sparks appearing elsewhere herein. See "SPARKS SELECTED FINANCIAL INFORMATION."

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                                                         ACQUISITION       PRO FORMA
                                              MERCSHARES    SPARKS       ENTRIES (1)      BALANCE WITH
                                               BALANCE     BALANCE    -----------------      SPARKS
                                               MARCH 31    MARCH 31    DEBIT    CREDIT      MARCH 31
                                              ----------   --------   -------   -------   ------------
ASSETS
Cash and due from banks.....................  $  241,666   $  3,492                        $  245,158
Interest-bearing deposits in other banks....         100                                          100
Fed funds sold..............................         850      3,198                             4,048
Investment securities held-to-maturity......   1,247,522     19,587                         1,267,109
Investment securities available-for-sale....     250,297     30,965                           281,262
Loans.......................................   4,063,428    130,812                         4,194,240
Less: allowance for loan losses.............     (92,738)    (1,997)                          (94,735)
                                              ----------   --------   -------   -------   ------------
  Loans, net................................   3,970,690    128,815         0         0     4,099,505
                                              ----------   --------   -------   -------   ------------
Bank premises and equipment.................      75,136      2,254                            77,390
Other real estate owned, net................       8,953        203                             9,156
Excess cost over equity in affiliates.......      18,580                                       18,580
Other assets................................     122,944      2,999                           125,943
                                              ----------   --------   -------   -------   ------------
    Total...................................  $5,936,738   $191,513   $     0   $     0    $6,128,251
                                              ----------   --------   -------   -------   ------------
                                              ----------   --------   -------   -------   ------------

LIABILITIES
Deposits:
  Noninterest-bearing deposits..............  $  897,956   $ 22,244                        $  920,200
  Interest-bearing deposits.................   3,885,700    141,883                         4,027,583
                                              ----------   --------   -------   -------   ------------
    Total deposits..........................   4,783,656    164,127         0         0     4,947,783
Short-term borrowings.......................     319,273      4,621                           323,894
Accrued expenses and other liabilities......      70,613      1,899                            72,512
Long-term debt..............................      31,242                                       31,242
                                              ----------   --------   -------   -------   ------------
    Total liabilities.......................   5,204,784    170,647         0         0     5,375,431
                                              ----------   --------   -------   -------   ------------

STOCKHOLDERS' EQUITY
Preferred stock--none
Common stock................................      95,315      7,712   $ 7,712   $ 3,599        98,914
Capital surplus.............................      14,386      7,815     7,815    11,928        26,314
Retained earnings...........................     621,647      6,034                           627,681
Unrealized gains (losses) on securities.....         606       (695)                              (89)
                                              ----------   --------   -------   -------   ------------
    Total stockholders' equity..............     731,954     20,866    15,527    15,527       752,820
                                              ----------   --------   -------   -------   ------------
      Total.................................  $5,936,738   $191,513   $15,527   $15,527    $6,128,251
                                              ----------   --------   -------   -------   ------------
                                              ----------   --------   -------   -------   ------------


- ------------


(1) The entries to record the acquisition of Sparks reflect the pooling method of accounting on the assumption that 1,799,562 shares of Mercshares Common Stock will be exchanged for 771,241 shares (100%) of Sparks Common Stock.

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE QUARTER ENDED MARCH 31, 1995
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                                           ---------------     PRO FORMA
                                                   MERCSHARES    SPARKS    DEBIT    CREDIT    WITH SPARKS
                                                   ----------    ------    -----    ------    -----------
Interest income
  Interest and fees on loans.....................   $ 90,629     $2,971                         $93,600
  Taxable interest income on investment
securities.......................................     20,715        708                          21,423
  Other interest income..........................        332          6                             338
                                                   ----------    ------    -----      --      -----------
Total interest income............................    111,676      3,685                         115,361
                                                   ----------    ------    -----      --      -----------
Interest expense
  Interest on deposits...........................     36,862      1,390                          38,252
  Interest on short-term borrowings..............      4,958         86                           5,044
  Interest on long-term debt.....................        523                                        523
                                                   ----------    ------    -----      --      -----------
Total interest expense...........................     42,343      1,476                          43,819
                                                   ----------    ------    -----      --      -----------
Net interest income..............................     69,333      2,209                          71,542
Provision for loan losses........................      1,440          0                           1,440
                                                   ----------    ------    -----      --      -----------
Net interest income after provision for loan
losses...........................................     67,893      2,209                          70,102
                                                   ----------    ------    -----      --      -----------
Noninterest income
  Trust division services........................     10,742                                     10,742
  Service charges on deposit accounts............      3,908        103                           4,011
  Other fees.....................................      4,516         69                           4,585
  Other income...................................      1,455         11                           1,466
                                                   ----------    ------    -----      --      -----------
Total noninterest income.........................     20,621        183                          20,804
                                                   ----------    ------    -----      --      -----------
Noninterest expenses
  Salaries.......................................     22,126        559                          22,685
  Employee benefits..............................      6,488        109                           6,597
  Net occupancy expense of bank premises.........      4,353         64                           4,417
  Furniture and equipment expenses...............      3,647         69                           3,716
  Other expenses.................................     13,195        373                          13,568
                                                   ----------    ------    -----      --      -----------
Total noninterest expenses.......................     49,809      1,174                          50,983
                                                   ----------    ------    -----      --      -----------
Income before income taxes.......................     38,705      1,218                          39,923
Applicable income taxes..........................     14,497        431                          14,928
                                                   ----------    ------    -----      --      -----------
Net income.......................................   $ 24,208     $  787     $ 0       $0        $24,995
                                                   ----------    ------    -----      --      -----------
                                                   ----------    ------    -----      --      -----------
Average shares outstanding.......................     47,989        771                          49,789
Net income per share of common stock.............   $   0.50     $ 1.02                         $  0.50

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE QUARTER ENDED MARCH 31, 1994
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                                           ---------------     PRO FORMA
                                                    MERCSHARES   SPARKS    DEBIT    CREDIT    WITH SPARKS
                                                    ----------   ------    -----    ------    -----------
Interest income
  Interest and fees on loans......................   $ 71,546    $2,246                         $73,792
  Taxable interest income on investment
securities........................................     22,065      785                           22,850
  Other interest income...........................        364       11                              375
                                                    ----------   ------    -----      --      -----------
Total interest income.............................     93,975    3,042                           97,017
                                                    ----------   ------    -----      --      -----------
Interest expense
  Interest on deposits............................     29,854    1,315                           31,169
  Interest on short-term borrowings...............      2,447        9                            2,456
  Interest on long-term debt......................        536                                       536
                                                    ----------   ------    -----      --      -----------
Total interest expense............................     32,837    1,324                           34,161
                                                    ----------   ------    -----      --      -----------
Net interest income...............................     61,138    1,718                           62,856
Provision for loan losses.........................      1,822       33                            1,855
                                                    ----------   ------    -----      --      -----------
Net interest income after provision for loan
losses............................................     59,316    1,685                           61,001
                                                    ----------   ------    -----      --      -----------
Noninterest income
  Trust division services.........................     10,611                                    10,611
  Service charges on deposit accounts.............      3,795       98                            3,893
  Other fees......................................      4,764       48                            4,812
  Other income....................................      5,949       10                            5,959
                                                    ----------   ------    -----      --      -----------
Total noninterest income..........................     25,119      156                           25,275
                                                    ----------   ------    -----      --      -----------
Noninterest expenses
  Salaries........................................     20,836      533                           21,369
  Employee benefits...............................      6,307      115                            6,422
  Net occupancy expense of bank premises..........      4,598       70                            4,668
  Furniture and equipment expenses................      3,436       66                            3,502
  Other expenses..................................     13,529      317                           13,846
                                                    ----------   ------    -----      --      -----------
Total noninterest expenses........................     48,706    1,101                           49,807
                                                    ----------   ------    -----      --      -----------
Income before income taxes........................     35,729      740                           36,469
Applicable income taxes...........................     13,911      254                           14,165
                                                    ----------   ------    -----      --      -----------
Net income........................................   $ 21,818    $ 486      $ 0       $0        $22,304
                                                    ----------   ------    -----      --      -----------
                                                    ----------   ------    -----      --      -----------
Average shares outstanding........................     48,224      771                           50,024
Net income per share of common stock..............   $   0.45    $0.63                          $  0.45

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                                           ---------------     PRO FORMA
                                                  MERCSHARES    SPARKS     DEBIT    CREDIT    WITH SPARKS
                                                  ----------    -------    -----    ------    -----------
Interest income
  Interest and fees on loans....................   $315,094     $10,106                        $ 325,200
  Taxable interest income on investment
securities......................................     86,432       2,920                           89,352
  Other interest income.........................      1,863         306                            2,169
                                                  ----------    -------    -----      --      -----------
Total interest income...........................    403,389      13,332                          416,721
                                                  ----------    -------    -----      --      -----------
Interest expense
  Interest on deposits..........................    126,197       5,395                          131,592
  Interest on short-term borrowings.............     12,111         132                           12,243
  Interest on long-term debt....................      2,125                                        2,125
                                                  ----------    -------    -----      --      -----------
Total interest expense..........................    140,433       5,527                          145,960
                                                  ----------    -------    -----      --      -----------
Net interest income.............................    262,956       7,805                          270,761
Provision for loan losses.......................      7,056          33                            7,089
                                                  ----------    -------    -----      --      -----------
Net interest income after provision for loan
losses..........................................    255,900       7,772                          263,672
                                                  ----------    -------    -----      --      -----------
Noninterest income
  Trust division services.......................     43,360                                       43,360
  Service charges on deposit accounts...........     15,655         414                           16,069
  Other fees....................................     21,342         309                           21,651
  Other income..................................     11,829                                       11,829
                                                  ----------    -------    -----      --      -----------
Total noninterest income........................     92,186         723                           92,909
                                                  ----------    -------    -----      --      -----------
Noninterest expenses
  Salaries......................................     86,941       2,079                           89,020
  Employee benefits.............................     23,929         472                           24,401
  Net occupancy expense of bank premises........     18,250         305                           18,555
  Furniture and equipment expenses..............     13,977         263                           14,240
  Other expenses................................     58,103       1,586                           59,689
                                                  ----------    -------    -----      --      -----------
Total noninterest expenses......................    201,200       4,705                          205,905
                                                  ----------    -------    -----      --      -----------
Income before income taxes......................    146,886       3,790                          150,676
Applicable income taxes.........................     56,445       1,393                           57,838
                                                  ----------    -------    -----      --      -----------
Net income......................................   $ 90,441     $ 2,397     $ 0       $0       $  92,838
                                                  ----------    -------    -----      --      -----------
                                                  ----------    -------    -----      --      -----------
Average shares outstanding......................     48,166         771                           49,966
Net income per share of common stock............   $   1.88     $  3.11                        $    1.86

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                                           ---------------     PRO FORMA
                                                   MERCSHARES    SPARKS    DEBIT    CREDIT    WITH SPARKS
                                                   ----------    ------    -----    ------    -----------
Interest income
  Interest and fees on loans....................    $295,450     $9,418                        $ 304,868
  Taxable interest income on investment
securities......................................      87,211      3,138                           90,349
  Other interest income.........................       3,282        271                            3,553
                                                   ----------    ------    -----      --      -----------
Total interest income...........................     385,943     12,827                          398,770
                                                   ----------    ------    -----      --      -----------
Interest expense
  Interest on deposits..........................     130,098      5,429                          135,527
  Interest on short-term borrowings.............       7,824         86                            7,910
  Interest on long-term debt....................       1,539                                       1,539
                                                   ----------    ------    -----      --      -----------
Total interest expense..........................     139,461      5,515                          144,976
                                                   ----------    ------    -----      --      -----------
Net interest income.............................     246,482      7,312                          253,794
Provision for loan losses.......................      12,969        351                           13,320
                                                   ----------    ------    -----      --      -----------
Net interest income after provision for loan
losses..........................................     233,513      6,961                          240,474
                                                   ----------    ------    -----      --      -----------
Noninterest income
  Trust division services.......................      41,673                                      41,673
  Service charges on deposit accounts...........      16,367        452                           16,819
  Other fees....................................      19,582        288                           19,870
  Other income..................................       8,691        402                            9,093
                                                   ----------    ------    -----      --      -----------
Total noninterest income........................      86,313      1,142                           87,455
                                                   ----------    ------    -----      --      -----------
Noninterest expenses
  Salaries......................................      83,249      1,949                           85,198
  Employee benefits.............................      23,188        455                           23,633
  Net occupancy expense of bank premises........      16,633        266                           16,899
  Furniture and equipment expenses..............      13,180        258                           13,438
  Other expenses................................      47,605      1,297                           48,902
                                                   ----------    ------    -----      --      -----------
Total noninterest expenses......................     183,855      4,215                          188,070
                                                   ----------    ------    -----      --      -----------
Income before income taxes......................     135,971      3,888                          139,859
Applicable income taxes.........................      52,503      1,403                           53,906
                                                   ----------    ------    -----      --      -----------
Net income......................................    $ 83,468     $2,485     $ 0       $0       $  85,953
                                                   ----------    ------    -----      --      -----------
                                                   ----------    ------    -----      --      -----------
Average shares outstanding......................      48,139        760                           49,939
Net income per share of common stock............    $   1.73     $ 3.27                        $    1.72

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                                           ---------------     PRO FORMA
                                                  MERCSHARES    SPARKS     DEBIT    CREDIT    WITH SPARKS
                                                  ----------    -------    -----    ------    -----------
Interest income
  Interest and fees on loans...................    $297,006     $10,065                        $ 307,071
  Taxable interest income on investment
securities.....................................      94,866       3,431                           98,297
  Other interest income........................       2,775         372                            3,147
                                                  ----------    -------    -----      --      -----------
Total interest income..........................     394,647      13,868                          408,515
                                                  ----------    -------    -----      --      -----------
Interest expense
  Interest on deposits.........................     154,750       6,675                          161,425
  Interest on short-term borrowings............      10,150          27                           10,177
  Interest on long-term debt...................       1,207                                        1,207
                                                  ----------    -------    -----      --      -----------
Total interest expense.........................     166,107       6,702                          172,809
                                                  ----------    -------    -----      --      -----------
Net interest income............................     228,540       7,166                          235,706
Provision for loan losses......................      45,346         279                           45,625
                                                  ----------    -------    -----      --      -----------
Net interest income after provision for loan
losses.........................................     183,194       6,887                          190,081
                                                  ----------    -------    -----      --      -----------
Noninterest income
  Trust division services......................      39,903                                       39,903
  Service charges on deposit accounts..........      15,140         431                           15,571
  Other fees...................................      17,242         247                           17,489
  Other income.................................      34,703          62                           34,765
                                                  ----------    -------    -----      --      -----------
Total noninterest income.......................     106,988         740                          107,728
                                                  ----------    -------    -----      --      -----------
Noninterest expenses
  Salaries.....................................      76,680       1,905                           78,585
  Employee benefits............................      18,406         441                           18,847
  Net occupancy expense of bank premises.......      15,196         262                           15,458
  Furniture and equipment expenses.............      11,893         245                           12,138
  Other expenses...............................      45,231       1,285                           46,516
                                                  ----------    -------    -----      --      -----------
Total noninterest expenses.....................     167,406       4,138                          171,544
                                                  ----------    -------    -----      --      -----------
Income before income taxes.....................     122,776       3,489                          126,265
Applicable income taxes........................      46,478       1,274                           47,752
                                                  ----------    -------    -----      --      -----------
Net income.....................................    $ 76,298     $ 2,215     $ 0       $0       $  78,513
                                                  ----------    -------    -----      --      -----------
                                                  ----------    -------    -----      --      -----------
Average shares outstanding.....................      45,589         748                           47,389
Net income per share of common stock...........    $   1.67     $  2.96                        $    1.66

PURCHASE ACCOUNTING



    The following unaudited pro forma condensed combined financial statements give effect to the Affiliation under the "purchase" method of accounting. These pro forma financial statements are presented for illustrative purposes only, and therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the Affiliation occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future. Amounts allocated to the Sparks tangible and intangible assets acquired by Mercshares will be based upon the estimated fair values at the Effective Time of the Affiliation. The allocation of the purchase price in the accompanying unaudited pro forma condensed combined financial statements is based on management's preliminary estimates and is subject to revision based on further studies and valuations. For a description of certain matters with respect to the accounting of the Affiliation under the purchase method of accounting, see " THE AFFILIATION--Accounting Treatment."



    A pro forma condensed combined balance sheet is provided as of March 31, 1995, giving effect to the Affiliation as though it had been consummated on that date. Pro forma condensed combined income statements are provided for the three-month period ended March 31, 1995, and the year ended December 31, 1994, giving effect to the Affiliation as though it had occurred at the beginning of the earliest period presented.



    The pro forma condensed combined financial statements include all adjustments (consisting only of normal recurring entries) which the respective managements of Mercshares and Sparks believe are necessary for the fair presentation of the information presented. The pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Mercshares and Sparks, and should be read in conjunction with Mercshares 1994 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the three months ended March 31, 1995, incorporated herein by reference, and the financial statements of Sparks appearing elsewhere herein. See "SPARKS SELECTED FINANCIAL INFORMATION."

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                                                         ACQUISITION       PRO FORMA
                                              MERCSHARES    SPARKS       ENTRIES (1)      BALANCE WITH
                                               BALANCE     BALANCE    -----------------      SPARKS
                                               3/31/95     3/31/95     DEBIT    CREDIT      3/31/95
                                              ----------   --------   -------   -------   ------------
ASSETS
Cash and due from banks.....................  $  241,666   $  3,492                        $  245,158
Interest-bearing deposits in other banks....         100                                          100
Fed funds sold..............................         850      3,198                             4,048
Investment securities held-to-maturity......   1,247,522     19,587                         1,267,109
Investment securities available-for-sale....     250,297     30,965                           281,262
Loans.......................................   4,063,428    130,812                         4,194,240
Less: allowance for loan losses.............     (92,738)    (1,997)                          (94,735)
                                              ----------   --------   -------   -------   ------------
  Loans, net................................   3,970,690    128,815         0         0     4,099,505
                                              ----------   --------   -------   -------   ------------
Bank premises and equipment.................      75,136      2,254                            77,390
Other real estate owned, net................       8,953        203                             9,156
Excess cost over equity in affiliates (2)...      18,580               13,776                  32,356
Other assets................................     122,944      2,999                           125,943
                                              ----------   --------   -------   -------   ------------
    Total...................................  $5,936,738   $191,513   $13,776   $     0    $6,142,027
                                              ----------   --------   -------   -------   ------------
                                              ----------   --------   -------   -------   ------------

LIABILITIES
Deposits:
  Noninterest-bearing deposits..............  $  897,956   $ 22,244                        $  920,200
  Interest-bearing deposits.................   3,885,700    141,883                         4,027,583
                                              ----------   --------   -------   -------   ------------
    Total deposits..........................   4,783,656    164,127         0         0     4,947,783
Short-term borrowings.......................     319,273      4,621                           323,894
Accrued expenses and other liabilities......      70,613      1,899                            72,512
Long-term debt (3)..........................      31,242                                       31,242
                                              ----------   --------   -------   -------   ------------
    Total liabilities.......................   5,204,784    170,647         0         0     5,375,431
                                              ----------   --------   -------   -------   ------------

STOCKHOLDERS'   EQUITY
Preferred stock--none
Common stock................................      95,315      7,712   $ 7,712   $ 3,599        98,914
Capital surplus.............................      14,386      7,815     7,815    31,043        45,429
Retained earnings...........................     621,647      6,034     6,034                 621,647
Unrealized gains (losses) on securities.....         606       (695)                695           606
                                              ----------   --------   -------   -------   ------------
    Total stockholders' equity..............     731,954     20,866    21,561    35,337       766,596
                                              ----------   --------   -------   -------   ------------
      Total.................................  $5,936,738   $191,513   $21,561   $35,337    $6,142,027
                                              ----------   --------   -------   -------   ------------
                                              ----------   --------   -------   -------   ------------


- ------------


(1) The entries to record the acquisition of Sparks reflect the purchase method of accounting on the assumption that 1,799,562 shares of Mercshares Common Stock will be exchanged for 771,241 shares (100%) of Sparks Common Stock. The entries reflect a stock price of $19.25 for Mercshares Common Stock which was the closing price at December 14, 1994, the last full trading day preceding the public announcement of the affiliation.

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE QUARTER ENDED MARCH 31, 1995
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                            PRO FORMA
                                                                         ADJUSTMENTS (1)
                                                                        -----------------     PRO FORMA
                                                MERCSHARES    SPARKS    DEBIT      CREDIT    WITH SPARKS
                                                ----------    ------    -----      ------    -----------
Interest income
  Interest and fees on loans.................    $ 90,629     $2,971                          $  93,600
  Taxable interest income on investment
    securities...............................      20,715        708                             21,423
  Other interest income......................         332          6                                338
                                                ----------    ------    -----      ------    -----------
Total interest income........................     111,676      3,685                            115,361
                                                ----------    ------    -----      ------    -----------
Interest expense
  Interest on deposits.......................      36,862      1,390                             38,252
  Interest on short-term borrowings..........       4,958         86                              5,044
  Interest on long-term debt.................         523                                           523
                                                ----------    ------    -----      ------    -----------
Total interest expense.......................      42,343      1,476                             43,819
                                                ----------    ------    -----      ------    -----------
Net interest income..........................      69,333      2,209                             71,542
Provision for loan losses....................       1,440          0                              1,440
                                                ----------    ------    -----      ------    -----------
Net interest income after provision for loan
  losses.....................................      67,893      2,209                             70,102
                                                ----------    ------    -----      ------    -----------
Noninterest income
  Trust division services....................      10,742                                        10,742
  Service charges on deposit accounts........       3,908        103                              4,011
  Other fees.................................       4,516         69                              4,585
  Other income...............................       1,455         11                              1,466
                                                ----------    ------    -----      ------    -----------
Total noninterest income.....................      20,621        183                             20,804
                                                ----------    ------    -----      ------    -----------
Noninterest expenses
  Salaries...................................      22,126        559                             22,685
  Employee benefits..........................       6,488        109                              6,597
  Net occupancy expense of bank premises.....       4,353         64                              4,417
  Furniture and equipment expenses...........       3,647         69                              3,716
  Other expenses.............................      13,195        373    $ 248                    13,816
                                                ----------    ------    -----      ------    -----------
Total noninterest expenses...................      49,809      1,174      248                    51,231
                                                ----------    ------    -----      ------    -----------
Income before income taxes...................      38,705      1,218      248                    39,675
Applicable income taxes......................      14,497        431                             14,928
                                                ----------    ------    -----      ------    -----------
Net income...................................    $ 24,208     $  787    $ 248                 $  24,747
                                                ----------    ------    -----      ------    -----------
                                                ----------    ------    -----      ------    -----------
Average shares outstanding...................      47,989        771                             49,789
Net income per share of common stock.........    $   0.50     $ 1.02                          $    0.50


- ------------


(1) The pro forma adjustments represent the annual amortization of the excess cost over equity in the net assets of Sparks. Amortization is on a straight-line basis over fifteen years. The excess cost is based on the assumption that 1,799,562 shares of Mercshares Common Stock will be exchanged for 771,241 shares (100%) of Sparks Common Stock using $19.25 for Mercshares Common Stock which was the closing price at December 14, 1994, the last full trading day preceding the public announcement of the Affiliation.

          MERCANTILE BANKSHARES CORPORATION AND THE SPARKS STATE BANK
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                            PRO FORMA
                                                                         ADJUSTMENTS (1)
                                                                        -----------------     PRO FORMA
                                               MERCSHARES    SPARKS     DEBIT      CREDIT    WITH SPARKS
                                               ----------    -------    -----      ------    -----------
Interest income
  Interest and fees on loans................    $315,094     $10,106                          $ 325,200
  Taxable interest income on investment
    securities..............................      86,432       2,920                             89,352
  Other interest income.....................       1,863         306                              2,169
                                               ----------    -------    -----      ------    -----------
Total interest income.......................     403,389      13,332                            416,721
                                               ----------    -------    -----      ------    -----------
Interest expense
  Interest on deposits......................     126,197       5,395                            131,592
  Interest on short-term borrowings.........      12,111         132                             12,243
  Interest on long-term debt................       2,125                                          2,125
                                               ----------    -------    -----      ------    -----------
Total interest expense......................     140,433       5,527                            145,960
                                               ----------    -------    -----      ------    -----------
Net interest income.........................     262,956       7,805                            270,761
Provision for loan losses...................       7,056          33                              7,089
                                               ----------    -------    -----      ------    -----------
Net interest income after provision for loan
  losses....................................     255,900       7,772                            263,672
                                               ----------    -------    -----      ------    -----------
Noninterest income
  Trust division services...................      43,360                                         43,360
  Service charges on deposit accounts.......      15,655         414                             16,069
  Other fees................................      21,342         309                             21,651
  Other income..............................      11,829                                         11,829
                                               ----------    -------    -----      ------    -----------
Total noninterest income....................      92,186         723                             92,909
                                               ----------    -------    -----      ------    -----------
Noninterest expenses
  Salaries..................................      86,941       2,079                             89,020
  Employee benefits.........................      23,929         472                             24,401
  Net occupancy expense of bank premises....      18,250         305                             18,555
  Furniture and equipment expenses..........      13,977         263                             14,240
  Other expenses............................      58,103       1,586    $ 991                    60,680
                                               ----------    -------    -----      ------    -----------
Total noninterest expenses..................     201,200       4,705      991                   206,896
                                               ----------    -------    -----      ------    -----------
Income before income taxes..................     146,886       3,790      991                   149,685
Applicable income taxes.....................      56,445       1,393                             57,838
                                               ----------    -------    -----      ------    -----------
Net income..................................    $ 90,441     $ 2,397    $ 991                 $  91,847
                                               ----------    -------    -----      ------    -----------
                                               ----------    -------    -----      ------    -----------
Average shares outstanding..................      48,166         771                             49,966
Net income per share of common stock........    $   1.88     $  3.11                          $    1.84


- ------------


(1) The pro forma adjustments represent the annual amortization of the excess cost over equity in the net assets of Sparks. Amortization is on a straight-line basis over fifteen years. The excess cost is based on the assumption that 1,799,562 shares of Mercshares Common Stock will be exchanged for 771,241 shares (100%) of Sparks Common Stock using $19.25 for Mercshares Common Stock which was the closing price at December 14, 1994, the last full trading day preceding the public announcement of the affiliation.

                 COMPARISON OF STOCKHOLDER RIGHTS OF MERCSHARES
                            AND SPARKS COMMON STOCK

    The rights of Sparks Stockholders currently are governed by the MGCL, the Financial Institutions Article of the Maryland Code Annotated (the "Financial Institution Article"), Sparks' Charter and its By-laws. Upon consummation of the Affiliation, Sparks Stockholders will become stockholders of Mercshares. Their rights as stockholders of Mercshares will be governed by the MGCL, Mercshares' Charter and its By-laws. The following is a summary comparison of the material differences in the rights of holders of Sparks Common Stock and Mercshares Common Stock under governing provisions of their respective constituent documents and the MGCL. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the MGCL, the Financial Institutions Article and the constituent documents of Sparks and Mercshares.

NOTICE OF ANNUAL MEETING, PLACE OF ANNUAL MEETING

    The Sparks By-laws and the Financial Institutions Article require, in addition to other required notice of the annual meeting, that notice of an annual meeting be published at least ten business days prior to the annual meeting in a newspaper published in the county where Sparks has it principal banking office. Such published notice is required unless waived in writing by all Sparks Stockholders. The MGCL and Mercshares By-laws do not require that notice of meetings be published in such a manner.

    The Sparks By-laws require that meetings of Sparks stockholders be held in the State of Maryland. The Mercshares By-laws provide that meetings of Mercshares stockholders may be held within or without the state of Maryland.

DISSENTER'S RIGHTS

    Under the MGCL, a stockholder does not have appraisal rights in certain circumstances, including in a merger or consolidation if such stockholder's stock is listed on a national exchange or is designated as a security listed on The Nasdaq National Market. As Sparks Stockholders will be receiving Mercshares Common Stock pursuant to the Affiliation, which stock is publicly traded and quoted on The Nasdaq National Market under the symbol "MRBK," appraisal rights with respect to such transactions affecting Mercshares Common Stock will not be available.


PREFERRED STOCK



    Sparks' Articles of Incorporation do not authorize the issuance of preferred stock. Mercshares' Articles of Incorporation authorize the issuance of two million shares of preferred stock, no par value ("Mercshares Preferred Stock"). Mercshares' Board of Directors may reclassify already classified, but unissued, shares of Mercshares Preferred Stock and may alter the rights, privileges and restrictions on the unissued Mercshares Preferred Stock. Currently, no Mercshares Preferred Stock is outstanding.


PREEMPTIVE RIGHTS


    Sparks Stockholders have preemptive rights, under certain circumstances, which give Sparks Stockholders the right to subscribe for a pro rata share of a new issue of Sparks Common Stock before such stock is offered to others for cash. The Mercshares Charter specifically provides that Mercshares stockholders do not have preemptive rights. As a result, the issuance of additional shares of Mercshares Common Stock or the issuance of Mercshares Preferred Stock may have the effect of decreasing the proportionate interest held by existing holders of Mercshares Common Stock.

QUALIFICATION, NOMINATION AND NUMBER OF DIRECTORS

    Under Sparks' By-laws, a director must be a Sparks Stockholder owning 50 shares of unencumbered Sparks Common Stock continuously throughout his tenure as director, and a majority of Sparks directors must be resident in Maryland. The Sparks' By-laws provide that the number of Sparks directors must be between 7 and 15, and currently Sparks has 10 directors. A majority of the Sparks Board of Directors may fix, within this range, the number of directors to be elected at the next annual meeting of Sparks Stockholders. If vacant directorships are established by the Sparks Stockholders (the Financial Institutions Article provides for a maximum of two), the Sparks Board may increase the number of directors by not more than the number of additional directorships created by the Sparks Stockholders and left vacant. Under Mercshares' Charter and By-laws, directors have no stock ownership or residency requirements. The number of directors set forth in the By-laws is 18 and may be decreased or increased to not less than seven nor more than 30 by amendment to the By-laws.

DIRECTOR AND OFFICER LIABILITY


    Under the Mercshares Charter, the liability of directors and officers to Mercshares or its stockholders for money damages is limited to the maximum extent that such liability can be limited under the MGCL. Maryland law provides that although the charter of a Maryland corporation may include any provision limiting the liability of its directors and officers for money damages, the charter of such a corporation may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This limitation of liability applies to events occurring at the time a person serves as a director or officer of Mercshares whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. The Sparks Charter contains no provision limiting the liability of directors and officers.


                    DESCRIPTION OF MERCSHARES CAPITAL STOCK

GENERAL


    Mercshares is authorized to issue up to 67,000,000 shares of Mercshares Common Stock. On April 30, 1995, 47,539,864 shares of Mercshares Common Stock were issued and outstanding and were held of record by 9,113 holders. Mercshares is also authorized to issue 2,000,000 shares of Mercshares Preferred Stock. The Mercshares Preferred Stock is subject to classification and reclassification by the Board of Directors. No shares of Mercshares Preferred Stock are issued and outstanding.


COMMON STOCK


    The holders of Mercshares Common Stock are entitled to receive such dividends as are declared by the Mercshares Board of Directors out of funds legally available therefor. Each holder of Mercshares Common Stock is entitled to one vote per share on all matters requiring a vote of stockholders. In the event of liquidation, holders of Mercshares Common Stock will be entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Holders of shares of Mercshares Common Stock do not have preemptive rights except as may be granted by the Board of Directors. The shares of Common Stock to be issued hereunder will be fully paid and non-assessable. There is no provision for cumulative voting with respect to the Mercshares Common Stock. Mercshares Common Stock is publicly traded and quoted on The Nasdaq National Market under the symbol "MRBK."

PURCHASE RIGHTS

    Certain rights which under certain circumstances are exercisable for the purchase of Mercshares Preferred Stock or exchangeable for Mercshares Preferred Stock or Mercshares Common Stock ("Rights") attach to each share of Mercshares Common Stock (including shares of Mercshares Common Stock issuable pursuant to the Affiliation Agreement) pursuant to the Shareholders Protection Rights Agreement adopted by the Board of Directors of Mercshares in September, 1989, as amended. In general, the Rights become exercisable within 10 days after a person (together with any affiliate of such person) acquires or makes a tender offer or an exchange offer for the beneficial ownership of 10% or more of the outstanding Mercshares Common Stock or at such earlier or later time as the Mercshares Board of Directors may determine. Until the Rights become exercisable, they will not be separable from the Mercshares Common Stock and will automatically trade with the Mercshares Common Stock. Shares of Mercshares Common Stock issued to Sparks Stockholders in exchange for Sparks Common Stock will be accompanied by such Rights. Rights can have a deterrent effect on unsolicited takeover attempts and, therefore, may delay or prevent a change in control of Mercshares.

                                 LEGAL MATTERS


    Certain legal matters in connection with the validity of the securities offered hereby and the Affiliation will be passed upon for Mercshares by Venable, Baetjer and Howard, LLP, Baltimore, Maryland. William J. McCarthy, a principal of William J. McCarthy, P.C., which is a partner in Venable, Baetjer and Howard, LLP, is a director of Mercshares. Certain legal matters in connection with the Affiliation will be passed upon for Sparks by Piper & Marbury L.L.P., Baltimore, Maryland.


                                    EXPERTS


    The financial statements incorporated in this Prospectus and Proxy Statement by reference to the Annual Report on Form 10-K of Mercshares as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 have been audited by Coopers & Lybrand L.L.P. independent certified public accountants, whose reports thereon are incorporated herein by reference in reliance upon the report of said firm and upon the authority of said firm as experts in auditing and accounting.



    The financial statements of Sparks included in this Prospectus and Proxy Statement for the three years ended December 31, 1994 have been audited by Rowles & Company, independent certified public accountants, whose reports thereon are incorporated herein by reference in reliance upon the report of said firm and upon the authority of said firm as experts in auditing and accounting.


    Representatives of Rowles & Company are expected to be present at the Sparks Special Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                             THE SPARKS STATE BANK
                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                     -------

AUDITED FINANCIAL STATEMENTS:

Report of independent auditors....................................................       F-2

FINANCIAL STATEMENTS

Balance sheets as of December 31, 1994, 1993 and 1992.............................       F-3

Statements of income for the three years ended December 31, 1994..................       F-4

Statements of changes in stockholders' equity for the three years ended December
  31, 1994........................................................................       F-5

Statements of cash flows for the three years ended December 31, 1994..............     F-6-7

Notes to financial statements.....................................................    F-7-18

UNAUDITED INTERIM FINANCIAL STATEMENTS:

Balance sheets as of March 31, 1995 and December 31, 1994.........................      F-19

Statements of income for the three months ended March 31, 1995 and 1994...........      F-20

Statements of changes in stockholders' equity for the three months ended March 31,
  1995 and 1994...................................................................      F-21

Statements of cash flows for the three months ended March 31, 1995 and 1994.......      F-22

Note to unaudited financial statements for the three months ended March 31, 1995
  and 1994........................................................................      F-23

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
  THE SPARKS STATE BANK
  Sparks, Maryland

    We have audited the accompanying balance sheets of The Sparks State Bank as of December 31, 1994, 1993, and 1992, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Sparks State Bank as of December 31, 1994, 1993, and 1992, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the financial statements, the Bank changed its method of accounting for investment securities in 1994.



       /s/ ROWLES & COMPANY
......................................

Baltimore, Maryland
January 31, 1995

                             THE SPARKS STATE BANK
                                 BALANCE SHEETS


                                                                   DECEMBER 31,
                                                   --------------------------------------------
                                                       1994            1993            1992
                                                   ------------    ------------    ------------
ASSETS
    Cash and due from banks.....................   $  4,614,212    $  3,831,817    $  4,760,943
    Federal funds sold..........................        --              --               25,000
    Certificates of deposit.....................        --              521,863         614,916
    Securities available for sale, at market
      value.....................................     32,288,898         --              --
    Securities held to maturity (market value of
      $20,833,894, $59,360,849, and $60,405,170)     21,746,843      58,653,343      58,741,415
    Loans, less allowance for credit losses of
      $2,003,078, $2,040,309 and $1,434,309.....    126,781,626     114,662,115     109,323,635
    Property and equipment......................      2,402,097       1,945,074       1,771,705
    Accrued interest receivable.................      1,563,961       1,317,923       1,446,250
    Deferred income taxes.......................      1,414,932         652,939         638,836
    Other assets................................        215,209         152,996          77,968
                                                   ------------    ------------    ------------
                                                   $191,027,778    $181,738,070    $177,400,668
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits
    Noninterest-bearing.........................   $ 23,733,755    $ 22,014,577    $ 20,486,688
    Interest-bearing............................    139,785,779     137,880,454     138,325,841
                                                   ------------    ------------    ------------
        Total deposits..........................    163,519,534     159,895,031     158,812,529
    Federal funds purchased and securities sold
      under repurchase agreements...............      5,558,104       1,190,707         105,529
    Accrued interest payable....................        305,808         295,672         346,952
    Dividend payable............................        642,748         527,822         472,361
    Other liabilities...........................      1,232,583       1,004,197       1,113,468
                                                   ------------    ------------    ------------
                                                    171,258,777     162,913,429     160,850,839
                                                   ------------    ------------    ------------
    Stockholders' equity
    Common stock, par value $10 per share;
      authorized 1,000,000 shares; issued and
      outstanding 771,241 shares in 1994,
      633,348 shares in 1993, and 519,550 shares
      in 1992...................................      7,712,410       6,333,477       5,195,499
    Surplus.....................................      7,814,627       7,548,484       7,310,222
    Undivided profits...........................      5,409,736       4,942,680       4,044,108
    Net unrealized loss on securities available
      for sale, net of income taxes.............     (1,167,772)        --              --
                                                   ------------    ------------    ------------
                                                     19,769,001      18,824,641      16,549,829
                                                   ------------    ------------    ------------
                                                   $191,027,778    $181,738,070    $177,400,668
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------


   The accompanying notes are an integral part of these financial statements.

                             THE SPARKS STATE BANK
                              STATEMENTS OF INCOME


                                                               YEARS ENDED DECEMBER 31,
                                                       -----------------------------------------
                                                          1994           1993           1992
                                                       -----------    -----------    -----------
INTEREST AND DIVIDEND REVENUE
  Taxable loans, including fees.....................   $ 9,892,871    $ 9,287,326    $ 9,986,889
  Tax-exempt loans, including fees..................       212,072        130,790         78,151
  U.S. Treasury securities..........................       912,475      1,081,636      1,553,932
  U.S. Government agency securities.................     2,007,827      2,055,733      1,877,452
  State and municipal securities....................       184,416        198,645        172,530
  Equity securities.................................        46,700         10,353         15,603
  Bank deposits.....................................        14,741         23,243         43,337
  Federal funds sold................................        60,387         39,098        140,587
                                                       -----------    -----------    -----------
      Total interest and dividend revenue...........    13,331,489     12,826,824     13,868,481
                                                       -----------    -----------    -----------
INTEREST EXPENSE
  Deposits..........................................     5,395,170      5,428,554      6,675,567
  Other.............................................       131,580         86,274         26,681
                                                       -----------    -----------    -----------
      Total interest expense........................     5,526,750      5,514,828      6,702,248
                                                       -----------    -----------    -----------
NET INTEREST INCOME.................................     7,804,739      7,311,996      7,166,233
  Provision for credit losses.......................        33,000        351,192        278,689
                                                       -----------    -----------    -----------
  Net interest income after provision for credit
    losses..........................................     7,771,739      6,960,804      6,887,544
                                                       -----------    -----------    -----------
OTHER OPERATING REVENUE
  Service charges on deposit accounts...............       413,923        452,461        431,013
  Other fees and commissions........................       308,132        287,686        247,213
  Gain on sale of investment securities.............           695        401,544         61,426
                                                       -----------    -----------    -----------
      Total other revenue...........................       722,750      1,141,691        739,652
                                                       -----------    -----------    -----------
OTHER EXPENSES
  Salaries..........................................     2,079,479      1,948,435      1,904,525
  Employee benefits.................................       472,498        444,597        441,139
  Occupancy.........................................       304,649        266,253        261,718
  Furniture and equipment...........................       262,987        258,427        245,050
  Other operating...................................     1,585,252      1,297,144      1,285,940
                                                       -----------    -----------    -----------
      Total other expenses..........................     4,704,865      4,214,856      4,138,372
                                                       -----------    -----------    -----------
  Income before income taxes........................     3,789,624      3,887,639      3,488,824
  Income taxes......................................     1,392,685      1,402,690      1,274,026
                                                       -----------    -----------    -----------
      Net income....................................   $ 2,396,939    $ 2,484,949    $ 2,214,798
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
  Earnings per common share.........................   $      3.11    $      3.27    $      2.96


   The accompanying notes are an integral part of these financial statements.

                             THE SPARKS STATE BANK
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                          NET UNREALIZED
                                                                                          GAIN (LOSS) ON
                                       COMMON STOCK                        UNDIVIDED        SECURITIES
                                    SHARES      PAR VALUE     SURPLUS       PROFITS     AVAILABLE FOR SALE
                                 ------------   ----------   ----------   -----------   ------------------
BALANCE, December 31, 1991.....     467,428     $4,674,283   $5,735,867   $ 4,190,889      $  --
  Net income...................      --             --                      2,214,798
  Cash distribution from
    fractional shares..........      --             --                         (1,656)
  Cash dividend, $0.63 per
    share......................      --             --                       (472,361)
  Dividend reinvestment........       4,933         49,326      158,683       --              --
  10% stock dividend...........      47,189        471,890    1,415,672    (1,887,562)        --
                                 ------------   ----------   ----------   -----------   ------------------
BALANCE, December 31, 1992.....     519,550      5,195,499    7,310,222     4,044,108         --
  Net income...................      --             --                      2,484,949
  Cash distribution from
    fractional shares..........      --             --                         (3,300)
  Cash dividend, $0.69 per
    share......................      --             --                       (527,822)
  Dividend reinvestment........       8,272         82,723      238,262       --              --
  Stock split effected in the
    form of a 20% stock
    dividend...................     105,526      1,055,255       --        (1,055,255)        --
                                 ------------   ----------   ----------   -----------   ------------------
BALANCE, December 31, 1993.....     633,348      6,333,477    7,548,484     4,942,680         --
  Unrealized gains on
    securities available for
    sale at January 1, 1994....      --             --           --                             195,600
  Net income...................      --             --                      2,396,939
  Cash distribution from
    fractional shares..........      --             --                         (2,208)
  Cash dividend, $0.83 per
    share......................      --             --                       (642,748)
  Dividend reinvestment........       9,400         94,006      266,143       --              --
  Stock split effected in the
    form of a 20% stock
    dividend...................     128,493      1,284,927       --        (1,284,927)        --
  Change in unrealized gain
    (loss) on securities
    available for sale.........      --             --           --                          (1,363,372)
                                 ------------   ----------   ----------   -----------   ------------------
BALANCE, December 31, 1994.....     771,241     $7,712,410   $7,814,627   $ 5,409,736      $ (1,167,772)
                                 ------------   ----------   ----------   -----------   ------------------
                                 ------------   ----------   ----------   -----------   ------------------


   The accompanying notes are an integral part of these financial statements.

                             THE SPARKS STATE BANK
                            STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                       -------------------------------------------
                                                          1994            1993            1992
                                                       -----------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received.................................   $13,018,212    $ 12,844,315    $ 13,965,533
  Fees and commissions received.....................       722,055         724,202         668,145
  Interest paid.....................................    (5,516,614)     (5,566,108)     (6,917,500)
  Cash paid to suppliers and employees..............    (4,270,722)     (3,945,772)     (3,459,313)
  Income taxes paid.................................    (1,248,169)     (1,556,267)     (1,363,858)
                                                       -----------    ------------    ------------
                                                         2,704,762       2,500,370       2,893,007
                                                       -----------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from disposal of investment securities
    and certificates of deposit
    Held to maturity................................    12,676,863      28,198,862      24,537,506
    Available for sale..............................     3,829,810         --              --
  Purchase of investment securities and certificates
    of deposit
    Held to maturity................................    (3,673,600)    (27,707,162)    (36,176,520)
    Available for sale..............................    (9,611,032)        --              --
  Loans made, net of principal collected............   (12,069,681)     (5,487,867)      1,052,724
  Purchases of premises and equipment...............      (896,746)       (471,333)       (167,452)
                                                       -----------    ------------    ------------
                                                        (9,744,386)     (5,467,500)    (10,753,742)
                                                       -----------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits..........................     3,624,503       1,082,502       7,869,375
  Net increase (decrease) in other borrowed funds...     4,367,397       1,085,178      (1,538,847)
  Dividends paid....................................      (530,030)       (475,661)       (299,136)
  Dividends reinvested..............................       360,149         320,985         208,009
                                                       -----------    ------------    ------------
                                                         7,822,019       2,013,004       6,239,401
                                                       -----------    ------------    ------------
Net increase (decrease) in cash and cash
  equivalents.......................................       782,395        (954,126)     (1,621,334)
Cash and cash equivalents at beginning of year......     3,831,817       4,785,943       6,407,277
                                                       -----------    ------------    ------------
Cash and cash equivalents at end of year............   $ 4,614,212    $  3,831,817    $  4,785,943
                                                       -----------    ------------    ------------
                                                       -----------    ------------    ------------
RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
  Net income........................................   $ 2,396,939    $  2,484,949    $  2,214,798
  Adjustments to reconcile net income to net cash
    provided by operating activities
    Depreciation, amortization, and losses..........       435,852         198,601         178,695
    Provision for credit losses.....................        33,000         351,192         278,689
    Deferred income taxes...........................       (27,236)        (14,103)        (79,839)
    (Gain) on sale of investment securities.........          (695)       (401,544)        (61,426)
    Amortization of premiums and discounts..........        15,591          90,969          92,922
    (Increase) decrease in
      Accrued interest receivable...................      (246,038)        128,327         166,414
      Other assets..................................       (80,709)          3,713           4,255
    Increase (decrease) in
      Accrued interest payable......................        10,136         (51,280)       (221,443)
      Income taxes payable..........................       179,318        (139,474)         (9,993)
      Other liabilities.............................        71,434          50,825         492,219
      Deferred loan fees and costs..................       (82,830)       (201,805)       (162,284)
                                                       -----------    ------------    ------------
                                                       $ 2,704,762    $  2,500,370    $  2,893,007
                                                       -----------    ------------    ------------
                                                       -----------    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                             THE SPARKS STATE BANK
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies reflected in the financial statements conform to generally accepted accounting principles and to general practices within the banking industry. Certain reclassifications have been made to amounts previously reported to conform with the current classifications.

    CASH EQUIVALENTS. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.


    INVESTMENT SECURITIES. In 1994, Sparks adopted Statement No. 115 of the Financial Accounting Standards Board (FASB), Accounting for Certain Investments in Debt and Equity Securities. Management has reviewed its portfolio and classified securities as held to maturity or available for sale. Securities which management has the intent and ability to hold to maturity are recorded at amortized cost which is cost adjusted for amortization of premiums and accretion of discounts to maturity, or over the expected life of mortgage-backed securities. Securities held to meet liquidity needs or which may be sold before maturity are classified as available for sale and carried at fair value with unrealized gains and losses included in stockholders' equity on an after-tax basis. Equity securities are stated at the lower of cost or market value.


    Prior to 1994, securities which management had the intent and ability to hold on a long-term basis were classified as investment securities and carried at amortized cost.

    Gains and losses on disposal are determined using the specific-identification method.

    LOANS. Loans are stated at the current amount of unpaid principal plus deferred origination costs, less deferred origination fees and the allowance for credit losses.

    Interest on loans is accrued based on the principal amounts outstanding. Origination fees and costs are amortized to income over the terms of the loans. The accrual of interest is discontinued when management believes, after considering business conditions and collection efforts, that collection is doubtful.

    ALLOWANCE FOR CREDIT LOSSES. The allowance for credit losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio. The allowance is based upon a continuing review of past loan loss experience, current economic conditions which may affect the borrowers' ability to pay, and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for credit losses and recoveries of loans previously charged off are added to the allowance.


    BANK PREMISES AND EQUIPMENT. Sparks' premises and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using straight-line and accelerated methods.



    INCOME TAXES. The provision for income taxes includes taxes payable for the current year and deferred income taxes. Sparks recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. INVESTMENT SECURITIES

    Investment securities are summarized as follows:


                                            AMORTIZED     UNREALIZED    UNREALIZED       MARKET
                                              COST          GAINS         LOSSES          VALUE
                                           -----------    ----------    -----------    -----------
December 31, 1994
  Available for sale
    U. S. Treasury......................   $ 9,976,697    $    1,023    $   210,932    $ 9,766,788
    U. S. Government agency.............    14,453,215        --          1,152,859     13,300,356
    Mortgage-backed.....................     9,052,186        --            699,373      8,352,813
                                           -----------    ----------    -----------    -----------
                                            33,482,098         1,023      2,063,164     31,419,957
    Equity securities...................       709,329       159,612        --             868,941
                                           -----------    ----------    -----------    -----------
                                           $34,191,427    $  160,635    $ 2,063,164    $32,288,898
                                           -----------    ----------    -----------    -----------
                                           -----------    ----------    -----------    -----------
  Held to maturity
    U. S. Treasury......................   $ 6,959,228    $   --        $   274,278    $ 6,684,950
    U. S. Government agency.............    11,012,790        --            560,221     10,452,569
    State and municipal.................     3,774,825         9,489         87,939      3,696,375
                                           -----------    ----------    -----------    -----------
                                           $21,746,843    $    9,489    $   922,438    $20,833,894
                                           -----------    ----------    -----------    -----------
                                           -----------    ----------    -----------    -----------
December 31, 1993
    U. S. Treasury......................   $16,024,279    $  247,461    $    12,010    $16,259,730
    U. S. Government agency.............    28,033,817       228,781         57,102     28,205,496
    Mortgage-backed.....................    10,392,655        62,149         66,246     10,388,558
    State and municipal.................     4,199,763       108,742         19,033      4,289,472
                                           -----------    ----------    -----------    -----------
                                            58,650,514       647,133        154,391     59,143,256
    Equity securities...................         2,829       214,764        --             217,593
                                           -----------    ----------    -----------    -----------
                                           $58,653,343    $  861,897    $   154,391    $59,360,849
                                           -----------    ----------    -----------    -----------
                                           -----------    ----------    -----------    -----------
December 31, 1992
    U. S. Treasury......................   $23,063,538    $  312,121    $    10,220    $23,365,439
    U. S. Government agency.............    27,369,860       318,002         28,612     27,659,250
    Mortgage-backed.....................     4,412,921         8,159            332      4,420,748
    State and municipal.................     3,887,267        69,008          5,175      3,951,100
                                           -----------    ----------    -----------    -----------
                                            58,733,586       707,290         44,339     59,396,537
    Equity securities...................         7,829     1,000,804        --           1,008,633
                                           -----------    ----------    -----------    -----------
                                           $58,741,415    $1,708,094    $    44,339    $60,405,170
                                           -----------    ----------    -----------    -----------
                                           -----------    ----------    -----------    -----------


    At December 31, 1994, 1993, and 1992, securities with an amortized cost of $2,004,988 (market value of $1,882,499), $1,309,079, and $549,407 are pledged as collateral for government deposits and securities sold under repurchase agreements.

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. INVESTMENT SECURITIES--(CONTINUED)
    Contractual maturities at December 31, 1994, 1993 and 1992, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                DECEMBER 31, 1994
                                         ----------------------------------------------------------------
                                               AVAILABLE FOR SALE                 HELD TO MATURITY
                                         ------------------------------    ------------------------------
                                         AMORTIZED COST    MARKET VALUE    AMORTIZED COST    MARKET VALUE
                                         --------------    ------------    --------------    ------------
Due within one year...................    $  6,479,052     $  6,431,508     $  5,259,968     $  5,233,669
Due over one to five years............      13,950,860       13,091,836       13,687,975       13,010,134
Due over five to ten years............       4,000,000        3,543,800        2,798,900        2,590,091
Mortgage-backed, due in monthly
  installments........................       9,052,186        8,352,813         --                --
                                         --------------    ------------    --------------    ------------
                                          $ 33,482,098     $ 31,419,957     $ 21,746,843     $ 20,833,894
                                         --------------    ------------    --------------    ------------
                                         --------------    ------------    --------------    ------------

                                               DECEMBER 31, 1993                 DECEMBER 31, 1992
                                         ------------------------------    ------------------------------
                                         AMORTIZED COST    MARKET VALUE    AMORTIZED COST    MARKET VALUE
                                         --------------    ------------    --------------    ------------
Due within one year...................    $ 12,669,416     $ 12,805,285     $ 14,356,667     $ 14,569,370
Due over one to five years............      26,168,405       26,453,881       36,555,963       36,991,679
Due over five to ten years............       9,220,038        9,270,328        3,103,035        3,103,930
Due over ten years....................         200,000          225,204          305,000          310,810
Mortgage-backed, due in monthly
  installments........................      10,392,655       10,388,558        4,412,921        4,420,748
                                         --------------    ------------    --------------    ------------
                                          $ 58,650,514     $ 59,143,256     $ 58,733,586     $ 59,396,537
                                         --------------    ------------    --------------    ------------
                                         --------------    ------------    --------------    ------------


    Proceeds from sales, prior to maturity, of investments in debt securities during 1993 and 1992, were $1,777,546 and $1,416,335, respectively. There were no sales prior to maturity in 1994. Gains of $8,812 and losses of $25,000 were realized on those sales for 1993. Gains of $57,926 and no losses were realized on those sales for 1992. Sparks realized gains of $417,212 on the sale of equity securities in 1993. Income taxes on security gains were $268, $155,076, and $23,723 for 1994, 1993, and 1992, respectively.


3. LOANS

    Major classifications of loans are as follows:


                                                       1994            1993            1992
                                                   ------------    ------------    ------------
Real estate
  Residential...................................   $ 65,796,847    $ 67,966,608    $ 68,146,534
  Commercial....................................     37,312,053      25,163,922      19,007,400
  Construction and land development.............      7,468,381       8,031,180       5,433,582
Commercial......................................      9,510,080       8,534,743       9,138,202
Lease financing.................................         86,306         169,037       1,835,952
Installment and credit card.....................      8,611,037       6,836,934       7,196,274
                                                   ------------    ------------    ------------
                                                    128,784,704     116,702,424     110,757,944
Allowance for credit losses.....................      2,003,078       2,040,309       1,434,309
                                                   ------------    ------------    ------------
                                                   $126,781,626    $114,662,115    $109,323,635
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3. LOANS--(CONTINUED)
    The maturity and rate repricing distribution of the loan portfolio follows:


                                                       1994            1993            1992
                                                   ------------    ------------    ------------
Variable rate...................................   $ 83,125,241    $ 75,260,501    $ 69,566,772
Maturing within one year........................      7,868,425       5,013,053       5,375,861
Maturing over one to five years.................     11,487,593      10,191,876      10,538,411
Maturing over five years........................     26,696,891      26,713,270      25,965,199
                                                   ------------    ------------    ------------
                                                    129,178,150     117,178,700     111,446,243
Deferred origination fees.......................       (725,005)       (778,284)       (973,578)
Deferred origination costs......................        331,559         302,008         285,279
                                                   ------------    ------------    ------------
                                                   $128,784,704    $116,702,424    $110,757,944
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------



    Sparks makes loans to customers located primarily in Baltimore County and surrounding areas of central Maryland and South-central Pennsylvania. Although the loan portfolio is diversified, its performance will be influenced by the economy of the region.


    Transactions in the allowance for credit losses were as follows:


                                                             1994          1993          1992
                                                          ----------    ----------    ----------
Beginning of year......................................   $2,040,309    $1,434,309    $1,128,929
Provision charged to operations........................       33,000       351,192       278,689
Recoveries.............................................       79,581       349,841        82,583
                                                          ----------    ----------    ----------
                                                           2,152,890     2,135,342     1,490,201
Loans charged off......................................      149,812        95,033        55,892
                                                          ----------    ----------    ----------
End of year............................................   $2,003,078    $2,040,309    $1,434,309
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------


    Recoveries for 1993 include a legal settlement of approximately $300,000.

    There were no loans on which the accrual of interest has been discontinued at December 31, 1994, 1993, and 1992. Amounts past due 90 days or more are as follows:

                                                                 1994        1993        1992
                                                               --------    --------    --------
Commercial..................................................   $  --       $  1,378    $ 10,221
Installment.................................................      5,443       --         40,746
Real estate.................................................    144,172     187,377     235,467
                                                               --------    --------    --------
                                                               $149,615    $188,755    $286,434
                                                               --------    --------    --------
                                                               --------    --------    --------

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. CREDIT COMMITMENTS

    Outstanding loan commitments, unused lines, and letters of credit are as follows:

                                                           1994           1993           1992
                                                        -----------    -----------    ----------
Loan commitments
  Construction and land development..................   $ 2,123,478    $ 2,606,900    $1,814,721
  Mortgage loans.....................................     2,787,050      2,779,700     2,122,250
  Commercial loans...................................       --             --            265,000
                                                        -----------    -----------    ----------
                                                        $ 4,910,528    $ 5,386,600    $4,201,971
                                                        -----------    -----------    ----------
                                                        -----------    -----------    ----------
Unused lines of credit
  Home-equity lines..................................   $ 2,791,524    $ 2,643,513    $2,148,416
  Commercial lines...................................     8,287,291      8,172,604     5,130,823
  Unsecured consumer lines...........................     2,242,270      1,397,380       429,993
                                                        -----------    -----------    ----------
                                                        $13,321,085    $12,213,497    $7,709,232
                                                        -----------    -----------    ----------
                                                        -----------    -----------    ----------
Letters of credit....................................   $ 1,338,223    $ 2,007,445    $1,178,457
                                                        -----------    -----------    ----------
                                                        -----------    -----------    ----------

    Loan commitments and lines of credit are agreements to lend to a customer as long as there is no violation of any condition to the contract. Loan commitments generally have interest rates fixed at current market rates, fixed expiration dates, and may require payment of a fee. Lines of credit generally have variable interest rates. Such lines do not represent future cash requirements because it is unlikely that all customers will draw upon their lines in full at any time. Letters of credit are commitments issued to guarantee the performance of a customer to a third party.

    Loan commitments, lines, and letters of credit are made on the same terms, including collateral, as outstanding loans.

5. PROPERTY AND EQUIPMENT

    A summary of property and equipment and the related depreciation is as follows:


                                             USEFUL LIVES       1994          1993          1992
                                             ------------    ----------    ----------    ----------
Land......................................                   $  534,438    $  250,438    $  251,338
Buildings and improvements................     7-50 years     1,439,869     1,439,796     1,437,936
Rented buildings and improvements.........    10-50 years       280,243       195,243       196,143
Improvements in process...................                      432,725       170,071        40,157
Furniture and equipment...................     5-40 years     1,720,106     1,716,297     1,626,445
                                                             ----------    ----------    ----------
                                                              4,407,381     3,771,845     3,552,019
Accumulated depreciation..................                    2,005,284     1,826,771     1,780,314
                                                             ----------    ----------    ----------
Net property and equipment................                   $2,402,097    $1,945,074    $1,771,705
                                                             ----------    ----------    ----------
                                                             ----------    ----------    ----------
Depreciation expense......................                   $  203,173    $  198,601    $  178,695
                                                             ----------    ----------    ----------
                                                             ----------    ----------    ----------

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

6. DEPOSITS

    Major classifications of interest-bearing deposits are as follows:

                                                       1994            1993            1992
                                                   ------------    ------------    ------------
Checking........................................   $ 12,561,448    $ 11,951,918    $ 11,299,825
Money market....................................     26,201,993      28,100,362      31,795,849
Savings.........................................     41,576,459      40,069,759      36,003,130
Certificates of deposit, $100,000 or more.......      5,628,989       5,772,401       5,639,517
Other time deposits.............................     53,816,890      51,986,014      53,587,520
                                                   ------------    ------------    ------------
                                                   $139,785,779    $137,880,454    $138,325,841
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------

    Certificates of deposit of $100,000 or more mature as follows:

Variable rate immediately..............................   $  303,167    $  199,738    $  186,205
Due in three months or less............................      555,470       617,228     1,366,901
Due over three through twelve months...................    1,710,831     1,675,659     1,876,975
Due over twelve months to five years...................    3,059,521     3,279,776     2,209,436
                                                          ----------    ----------    ----------
                                                          $5,628,989    $5,772,401    $5,639,517
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------

    Interest on these deposits was $320,392, $303,854, and $389,282 for the years ended December 31, 1994, 1993, and 1992, respectively.

7. INCOME TAXES

    The components of income tax expense are as follows:


                                                             1994          1993          1992
                                                          ----------    ----------    ----------
Current
  Federal..............................................   $1,141,154    $1,142,848    $1,095,573
  State................................................      278,767       273,945       258,292
                                                          ----------    ----------    ----------
                                                           1,419,921     1,416,793     1,353,865
Deferred...............................................      (27,236)      (14,103)      (79,839)
                                                          ----------    ----------    ----------
                                                          $1,392,685    $1,402,690    $1,274,026
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------


    The components of the deferred tax benefits are as follows:

Provision for loan losses..................................   $(12,787)   $(125,280)   $(117,938)
Deferred origination fees and costs........................      4,790       98,533       41,491
Deferred compensation plan.................................    (33,143)      (3,412)     (22,074)
Depreciation...............................................      3,559        1,787        6,595
Prepaid or accrued pension.................................        951       27,947       10,422
Discount accretion.........................................      9,394      (13,678)       1,665
                                                              --------    ---------    ---------
                                                              $(27,236)   $ (14,103)   $ (79,839)
                                                              --------    ---------    ---------
                                                              --------    ---------    ---------

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. INCOME TAXES--(CONTINUED)
    The components of the net deferred tax assets are as follows:


                                                                1994         1993        1992
                                                             ----------    --------    --------
Deferred tax assets
  Allowance for loan losses...............................   $  521,204    $508,417    $383,137
  Deferred origination fees and costs.....................       86,352      91,142     189,676
  Deferred compensation plan..............................      202,274     169,131     165,719
  Unrealized loss on securities available for sale........      734,757       --          --
  Accrued pension liability...............................       --           --          8,858
                                                             ----------    --------    --------
                                                              1,544,587     768,690     747,390
                                                             ----------    --------    --------
Deferred tax liabilities
  Depreciation............................................       93,707      90,148      88,362
  Discount accretion......................................       15,908       6,514      20,192
  Prepaid pension contribution............................       20,040      19,089       --
                                                             ----------    --------    --------
                                                                129,655     115,751     108,554
                                                             ----------    --------    --------
Net deferred tax assets...................................   $1,414,932    $652,939    $638,836
                                                             ----------    --------    --------
                                                             ----------    --------    --------



    The differences between the federal income tax rate of 34 percent and the effective tax rate for Sparks are as follows:



                                                                            1994    1993    1992
                                                                            ----    ----    ----
Statutory federal income tax rate........................................   34.0%   34.0%   34.0%
Increase (decrease) in income tax rate resulting from
  Tax-exempt income......................................................   (3.2)   (2.5)   (2.1)
  State income taxes, net of federal income tax benefit..................    4.6     4.6     4.6
  Nondeductible expenses.................................................    1.3     --      --
                                                                            ----    ----    ----
                                                                            36.7%   36.1%   36.5%
                                                                            ----    ----    ----
                                                                            ----    ----    ----


8. OTHER OPERATING EXPENSES

    Other operating expenses include the following:

                                                             1994          1993          1992
                                                          ----------    ----------    ----------
FDIC assessment........................................   $  360,146    $  348,471    $  340,371
Professional services..................................      258,011       128,517       129,697
Abandonment of building expansion costs................      212,864        --            --
Printing and supplies..................................      109,127       133,120       106,249
ATM services...........................................       94,899       100,001        94,300
Marketing and advertising..............................       88,315        75,081        49,748
Postage................................................       74,614        86,050        92,045
Directors' fees and expenses...........................       70,170        86,730        60,019
Liability insurance....................................       49,825        48,545        54,058
Telephone..............................................       31,186        38,880        29,593
Bad check losses.......................................        5,154         2,675        94,167
Other..................................................      230,941       249,074       235,693
                                                          ----------    ----------    ----------
                                                          $1,585,252    $1,297,144    $1,285,940
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

9. LEASE COMMITMENTS


    Sparks leases the Jacksonville office from a joint venture in which one of the directors has an interest, under a ten-year lease expiring December 31, 2003. The lease provides for a ten-year renewal option at a cost to be determined at the time of renewal. Sparks may cancel the lease, with penalty, at any time by giving six months advance notice of its intention to cancel. Sparks is liable for taxes and assessments above the base year amount in addition to rent.



    Sparks leases the Kingsville office under a ten-year lease expiring January 1, 2003. Sparks is liable for all real estate taxes in addition to rent.


    Rent expense was $67,536 for 1994, $60,466 for 1993, and $56,532 for 1992.

    Lease obligations will require payments as follows:

    PERIOD                                                     MINIMUM RENTALS
- ------------------------------------------------------------   ---------------
1995........................................................      $  68,215
1996........................................................         68,893
1997........................................................         69,600
1998........................................................         70,307
1999........................................................         71,043
Remaining years.............................................        258,263
                                                               ---------------
                                                                  $ 606,321
                                                               ---------------
                                                               ---------------


    Sparks leases two buildings adjacent to its headquarters in Sparks, and office space in Hunt Valley, to tenants under short-term agreements. Rent revenue was $32,732 for 1994, $21,444 for 1993, and $11,879 for 1992.


10. PENSION PLANS


    Sparks has a noncontributory defined benefit pension plan covering substantially all of the employees. Benefits are based on the highest five-year compensation in the last ten years of service. Sparks makes annual contributions to the plan in the amounts sufficient to satisfy minimum funding standards. Assets of the plan are held in trust and invested primarily in interest-bearing deposits with Sparks and other financial institutions. Approximately nine percent of the plan's assets are invested in listed equity securities.

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

10. PENSION PLANS--(CONTINUED)
    The following table sets forth the financial status of the plan:

                                                          1994           1993           1992
                                                       -----------    -----------    -----------
Accumulated benefit obligation
  Vested............................................   $   663,901    $   516,023    $   630,473
  Nonvested.........................................       108,228         85,512         93,037
                                                       -----------    -----------    -----------
                                                       $   772,129    $   601,535    $   723,510
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
Fair value of plan assets...........................   $ 1,361,593    $ 1,162,756    $ 1,049,596
Projected benefit obligation........................    (1,700,124)    (1,207,528)    (1,233,697)
                                                       -----------    -----------    -----------
Benefit obligation (in excess of) plan assets.......      (338,531)       (44,772)      (184,101)
Unrecognized net gain...............................       347,905         47,904        109,200
Unamortized net obligation from transition..........        42,516         47,240         51,964
                                                       -----------    -----------    -----------
Prepaid (accrued) pension expense included in other
  assets (liabilities)..............................   $    51,890    $    50,372    $   (22,937)
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

    Net pension expense includes the following:

Service cost................................................   $ 56,677    $102,613    $ 96,551
Interest cost...............................................    120,455      85,740      78,144
Actual return on assets.....................................    (91,022)    (53,287)    (52,937)
Net asset gain (loss).......................................      9,395     (31,945)    (19,022)
Amortization of transition obligation.......................      4,724       4,724       4,724
                                                               --------    --------    --------
Net pension expense.........................................   $100,229    $107,845    $107,460
                                                               --------    --------    --------
                                                               --------    --------    --------

    Assumptions used in the accounting for net pension expense were:


                                                                               1994   1993   1992
                                                                               ---    ---    ---
Discount rates..............................................................   7.5%   8.0%   7.5%
Rate of increase in compensation levels.....................................   6.5    6.5    6.5
Long-term rate of return on assets..........................................   7.5    8.0    8.0



    Employees with over one year of service may participate in a contributory thrift plan that was amended in 1993 to qualify under Section 401(k) of the Internal Revenue Code. Sparks' contributions to this plan, included in expenses, were $65,712, $58,547, and $52,145 for 1994, 1993, and 1992, respectively.


    Directors may contribute to a nonqualified deferred compensation plan. Amounts deferred under this plan are included in current operating expenses, and the accumulated deferrals are included in other liabilities. Interest thereon is included in other interest expense.

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

11. FAIR VALUE OF FINANCIAL INSTRUMENTS


    The estimated fair values of Sparks' financial instruments are as follows:



                                                 DECEMBER 31, 1994           DECEMBER 31, 1993
                                              ------------------------    ------------------------
                                               CARRYING        FAIR        CARRYING        FAIR
                                                AMOUNT        VALUE         AMOUNT        VALUE
                                              ----------    ----------    ----------    ----------
Financial assets
  Cash and due from banks..................   $4,614,212    $4,614,212    $3,831,817    $3,831,817
  Certificates of deposit..................       --            --           521,863       521,863
  Investment securities....................   54,035,741    53,122,792    58,653,343    59,360,849
  Variable rate loans......................   82,776,064    82,776,064    74,893,478    74,893,478
  Accrued interest receivable..............    1,563,961     1,563,961     1,317,923     1,317,923
Financial liabilities
  Noninterest-bearing deposits.............   23,733,755    23,733,755    22,014,577    22,014,577
  Variable rate deposits...................   83,664,538    83,664,538    81,450,576    81,450,576
  Federal funds purchased and securities
    sold under repurchase agreements.......    5,558,104     5,558,104     1,190,707     1,190,707
  Accrued interest payable.................      305,808       305,808       295,672       295,672


    The fair value of equity securities is determined by market quotations. The fair value of state and municipal securities is estimated using the yield curve as the basis for a pricing matrix. The fair values of other investment securities are obtained from third-party pricing services.


    It is not practicable to estimate the fair value of loans with fixed maturities, deposit liabilities with fixed maturities, or outstanding credit commitments. Sparks does not presently have available resources to estimate fair values based on quoted prices or discounted cash flows for individual accounts. Maturities and weighted-average interest rates on loans and deposits with fixed maturities are as follows:


                                                          DECEMBER 31, 1994      DECEMBER 31, 1993
                                                         -------------------    -------------------
                                                           AMOUNT       RATE      AMOUNT       RATE
                                                         -----------    ----    -----------    ----
Loans
  Maturing within one year............................   $ 7,868,425    7.4%    $ 5,013,053    9.1%
  Maturing over one to five years.....................    11,487,593    7.8      10,191,876    8.2
  Maturing over five years............................    26,696,891    8.0      26,713,270    8.2
                                                         -----------            -----------
                                                         $46,052,909            $41,918,199
                                                         -----------            -----------
                                                         -----------            -----------
Deposits
  Maturing within one year............................   $30,741,253    4.8%    $31,283,751    4.2%
  Maturing over one to five years.....................    25,379,988    5.5      25,144,371    6.2
  Maturing over five years............................       --         --            1,757    5.2
                                                         -----------            -----------
                                                         $56,121,241            $56,429,879
                                                         -----------            -----------
                                                         -----------            -----------

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

12. RELATED PARTY TRANSACTIONS


    The officers and directors of Sparks enter into loan transactions with Sparks in the ordinary course of business. These loans were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated borrowers, except a reduced rate of interest is charged to nonexecutive officers. At December 31, 1994, 1993, and 1992, the total amounts of loans outstanding to senior officers and directors were $1,138,729, $896,818, and $850,207, respectively. During 1994, additions to loans outstanding were $363,204 and repayments were $121,293.


13. BORROWINGS


    Sparks has available lines of credit of $9,000,000 in overnight federal funds. Outstanding borrowings were $2,200,000 and $575,000 at December 31, 1994 and 1993, respectively.



    Sparks may borrow up to $11,000,000 under a line of credit with the Federal Home Loan Bank. The line of credit is secured by a floating lien on Sparks' residential mortgage loans. Sparks had no outstanding borrowings at December 31, 1994.



    Securities are sold under repurchase agreements to provide cash management services to commercial account customers. Sparks pays interest on these overnight borrowings at a slight discount to the federal funds rate. Outstanding balances were $3,358,104, $615,707, and $105,529 at December 31, 1994, 1993, and
1992, respectively.


14. PER SHARE DATA

    Earnings per common share are determined by dividing net income by the weighted average number of shares outstanding giving retroactive effect to stock dividends declared. Weighted average shares were 771,234 for 1994, 759,905 for 1993, and 747,800 for 1992. Dividends per common share are restated giving retroactive effect to stock dividends declared.

15. PROPOSED AFFILIATION


    On December 15, 1994, the board of directors of Sparks entered into an agreement and plan of affiliation and share exchange with Mercantile Bankshares Corporation ("Mercshares"). Each share of the Bank's stock will be exchanged for 2 1/3 shares of Mercshares common stock. The transaction is subject to approval of stockholders and regulatory authorities. Sparks' dividend reinvestment plan has been suspended until the transaction is consummated.


16. REGULATORY MATTERS

    The Federal Deposit Insurance Corporation has adopted risk-based capital standards for banks. These standards require minimum ratios of capital to risk-based assets of 4 percent for Tier 1 capital and 8 percent for total capital. Tier 1 capital consists of stockholders' equity excluding the unrealized net gains or losses, after applicable income taxes, on available-for-sale investment securities. Total capital includes a limited amount of the allowance for credit losses. In calculating risk-weighted assets, specified risk percentages are applied to each category of asset and off-balance sheet items.

                             THE SPARKS STATE BANK
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

16. REGULATORY MATTERS--(CONTINUED)
    The Bank must also maintain a minimum capital leverage ratio of 3 to 5 percent of Tier 1 capital to average total assets. The standard is based on a discretionary evaluation of the Bank's risk profile by the FDIC.

    A bank is considered well capitalized if it has minimum Tier 1 and total risk-based capital ratios of 6 percent and 10 percent, respectively, and a minimum leverage ratio of 5 percent.

    The Bank's capital ratios, capital balances, and risk-weighted assets at December 31, were as follows:


                                                                   1994       1993       1992
                                                                  -------    -------    -------
                                                                     (DOLLARS IN THOUSANDS)
Risk-based ratios
  Tier 1 capital...............................................      17.4%      18.6%      17.9%
  Total risk-based capital.....................................      18.7       19.9       19.2
Leverage ratio.................................................      10.9       10.4        9.5
Capital balances
  Tier 1.......................................................   $20,937    $18,825    $16,550
  Total........................................................    22,444     20,098     17,706
Risk-weighted assets...........................................   120,090    101,125     92,268



    Banks are required to carry cash reserves of specified percentages of deposit balances. The Bank's normal balances of cash on hand and on deposit with other banks are sufficient to satisfy the reserve requirements.



    This statement has not been reviewed, or confirmed for accuracy or relevance, by the FDIC.

                             THE SPARKS STATE BANK
                                 BALANCE SHEETS
                MARCH 31, 1995 (UNAUDITED) AND DECEMBER 31, 1994
                             (DOLLARS IN THOUSANDS)



                                                                         MARCH 31,     DECEMBER 31,
                                                                           1995            1994
                                                                        -----------    ------------
                                                                        (UNAUDITED)
ASSETS
    Cash and due from banks..........................................    $    3,492      $  4,559
    Federal funds sold...............................................         3,198            55
    Investment securities
      Held to maturity, at amortized cost............................        19,587        21,747
      Available for sale, at fair value..............................        30,965        32,289
    Loans............................................................       130,812       128,785
    Allowance for credit losses......................................         1,997         2,003
                                                                        -----------    ------------
                                                                            128,815       126,782
                                                                        -----------    ------------
    Bank premises and equipment......................................         2,254         2,264
    Accrued interest receivable......................................         1,540         1,561
    Deferred income taxes............................................         1,121         1,418
    Other assets.....................................................           541           349
                                                                        -----------    ------------
                                                                         $  191,513      $191,024
                                                                        -----------    ------------
                                                                        -----------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits
      Noninterest-bearing............................................    $   22,244      $ 23,734
      Interest-bearing...............................................       141,883       139,785
                                                                        -----------    ------------
                                                                            164,127       163,519
    Federal funds purchased and securities sold under repurchase
agreements...........................................................         4,621         5,558
    Accrued interest payable.........................................           357           306
    Dividend payable.................................................             0           643
    Other liabilities................................................         1,542         1,225
                                                                        -----------    ------------
                                                                            170,647       171,251
                                                                        -----------    ------------
    Stockholders' equity
    Common stock, par value $10 per share; authorized 1,000,000
      shares; issued and outstanding 771,241 shares..................         7,712         7,712
    Surplus..........................................................         7,815         7,815
    Undivided profits................................................         6,034         5,410
    Unrealized losses on securities available for sale...............          (695)       (1,164)
                                                                        -----------    ------------
                                                                             20,866        19,773
                                                                        -----------    ------------
                                                                         $  191,513      $191,024
                                                                        -----------    ------------
                                                                        -----------    ------------



                  See Note to Unaudited Financial Statements.

                             THE SPARKS STATE BANK
                              STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994
                                  (UNAUDITED)
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)



                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                         --------------------
                                                                          1995          1994
                                                                         ------        ------
Interest revenue
  Loans, including fees...............................................   $2,971        $2,246
  Investment securities...............................................      708           785
  Deposits in banks...................................................        0             5
  Federal funds sold..................................................        6             6
                                                                         ------        ------
      Total interest revenue..........................................    3,685         3,042
                                                                         ------        ------
Interest expense
  Deposits............................................................    1,390         1,315
  Other...............................................................       86             9
                                                                         ------        ------
      Total interest expense..........................................    1,476         1,324
                                                                         ------        ------
      Net interest income.............................................    2,209         1,718
Provision for loan losses.............................................        0            33
                                                                         ------        ------
      Net interest income after provision for loan losses.............    2,209         1,685
                                                                         ------        ------
Other operating revenue...............................................      183           156
                                                                         ------        ------
Other expenses
  Salaries and benefits...............................................      668           648
  Occupancy and equipment.............................................      133           136
  Other operating.....................................................      373           317
                                                                         ------        ------
      Total other expenses............................................    1,174         1,101
                                                                         ------        ------
Income before income taxes............................................    1,218           740
Applicable income taxes...............................................      431           254
                                                                         ------        ------
Net income............................................................   $  787        $  486
                                                                         ------        ------
                                                                         ------        ------
Earnings per common share.............................................   $ 1.02        $ 0.63



                  See Note to Unaudited Financial Statements.

                             THE SPARKS STATE BANK
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           -------------------
                                                                            1995         1994
                                                                           -------      ------
Common stock
  Balance, beginning of year............................................   $ 7,712      $6,333
  Dividend reinvestment.................................................         0          94
                                                                           -------      ------
  Balance, end of period................................................     7,712       6,427
                                                                           -------      ------
                                                                           -------      ------
Surplus
  Balance, beginning of year............................................     7,815       7,549
  Dividend reinvestment.................................................         0         266
                                                                           -------      ------
  Balance, end of period................................................     7,815       7,815
                                                                           -------      ------
                                                                           -------      ------
Undivided profits
  Balance, beginning of year............................................     5,410       4,943
  Net income............................................................       787         486
  Cash distribution from fractional shares..............................         0          (1)
  Cash dividend declared................................................      (163)          0
                                                                           -------      ------
  Balance, end of period                                                     6,034       5,428
                                                                           -------      ------
                                                                           -------      ------
Unrealized gain (loss) on securities available for sale
  Balance, beginning of year............................................    (1,164)        196
  Change in net unrealized holding gains (losses) on securities
    available for sale..................................................       469        (386)
                                                                           -------      ------
  Balance, end of period................................................   $  (695)     $ (190)
                                                                           -------      ------
                                                                           -------      ------



                  See Note to Unaudited Financial Statements.

                             THE SPARKS STATE BANK
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1994
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                      --------------------------
                                                                         1995           1994
                                                                      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received................................................   $     3,699    $     2,993
  Fees and commissions received....................................           183            156
  Interest paid....................................................        (1,425)        (1,328)
  Cash paid to suppliers and employees.............................        (1,193)        (1,177)
  Income taxes paid................................................          (230)           (73)
                                                                      -----------    -----------
                                                                            1,034            571
                                                                      -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales and maturities of investment securities and deposits
    Held to maturity...............................................         2,155          3,110
    Available for sale.............................................         2,098            550
  Purchase of investment securities and deposits
    Held to maturity...............................................             0           (745)
    Available for sale.............................................             0         (3,657)
  Loans made, net of principal repayments..........................        (2,029)          (814)
  Cash paid for bank premises and equipment........................           (48)           (43)
                                                                      -----------    -----------
                                                                            2,176         (1,599)
                                                                      -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in customer deposits..................................           608          2,432
  Net change in federal funds purchased and securities sold under
repurchase agreements..............................................          (937)          (517)
  Dividends paid...................................................          (805)          (529)
  Dividends reinvested.............................................             0            360
                                                                      -----------    -----------
                                                                           (1,134)         1,746
                                                                      -----------    -----------
Net increase (decrease) in cash and cash equivalents...............         2,076            718
Cash and cash equivalents, beginning of year.......................         4,614          3,832
                                                                      -----------    -----------
Cash and cash equivalents, end of period...........................   $     6,690    $     4,550
                                                                      -----------    -----------
                                                                      -----------    -----------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING
  ACTIVITIES
  Net income.......................................................   $       787    $       486
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization..................................            52             54
    Deferred income taxes..........................................            (1)            (1)
    Provision for loan losses......................................             0             33
    Amortization of premiums and accretion of discounts, net.......            (3)            20
    Decrease (increase) in accrued interest receivable and other
assets.............................................................          (171)          (245)
    Increase (decrease) in
      Deferred loan origination fees...............................            (4)           (32)
      Accrued interest and other liabilities.......................           374            256
                                                                      -----------    -----------
                                                                      $     1,034    $       571
                                                                      -----------    -----------
                                                                      -----------    -----------



                  See Note to Unaudited Financial Statements.

                             THE SPARKS STATE BANK
                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 1995 AND 1994



BASIS OF PRESENTATION



    The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form F-4 of the Federal Deposit Insurance Corporation. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of Sparks' management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been made. Operating results of the three month periods ended March 31, 1995 and 1994, are not necessarily indicative of the results that may be expected for the year ending December 31, 1995 or for future periods. For further information, refer to the financial statements and footnotes thereto included in Sparks' Form F-2 for the fiscal period ended December 31, 1994.

                                                                         ANNEX A

                               AGREEMENT AND PLAN

                       OF AFFILIATION AND SHARE EXCHANGE

                                    BETWEEN

                       MERCANTILE BANKSHARES CORPORATION

                                      AND

                             THE SPARKS STATE BANK

              AGREEMENT AND PLAN OF AFFILIATION AND SHARE EXCHANGE
                   BETWEEN MERCANTILE BANKSHARES CORPORATION
                           AND THE SPARKS STATE BANK

                               TABLE OF CONTENTS

 SECTION                                     SUBJECT                                     PAGE
- ---------   --------------------------------------------------------------------------   ----
   1.1      The Affiliation...........................................................    A-5
   1.2      Exchange Ratio............................................................    A-5
   1.3      Commercially Reasonable Efforts Requirement...............................    A-5
   1.4      Representations of the Corporation; Antidilution..........................    A-5

          (a)   Representations

              (1)    Bank Holding Company Status......................................    A-5
              (2)    Federal Reserve Application......................................    A-5
              (3)    Good Standing....................................................    A-5
              (4)    Capitalization...................................................    A-5
              (5)    SEC Registration of Common Stock.................................    A-6
              (6)    Financial Statements.............................................    A-6
              (7)    Material Adverse Changes.........................................    A-6
              (8)    No Conflicting Agreements........................................    A-6
              (9)    Validly Issued Stock.............................................    A-6
              (10)   Due Authorization................................................    A-7

          (b)   Antidilution..........................................................    A-7

   1.5      Bank Representations......................................................    A-7

          (a)   Corporate Status......................................................    A-7
          (b)   Capitalization........................................................    A-7
          (c)   Blue Sky Information Accuracy.........................................    A-7
          (d)   Number of Stockholders................................................    A-7
          (e)   Unpaid Dividends......................................................    A-8
          (f)   Compliance with Laws and Regulations..................................    A-8
          (g)   Employment Agreements, Leases, Material Contracts, List of Securities,
                  Community Reinvestment Act Statement, Financial Reports, Material
                  Adverse Changes, Losses and Liabilities.............................    A-8
          (h)   Accuracy of Financial Statements......................................    A-8
          (i)   Stock Issuance, Distributions since September 30, 1994................    A-9
          (j)   Litigation............................................................    A-9
          (k)   Tax Returns and Liability.............................................    A-9
          (l)   Brokers...............................................................    A-9
          (m)   Employee Benefit Plans................................................    A-9
          (n)   Title to Assets.......................................................   A-11
          (o)   No Conflicting Agreements.............................................   A-11
          (p)   Personal Property.....................................................   A-11
          (q)   Zoning Laws, Etc......................................................   A-11
          (r)   Title to Offices......................................................   A-11
          (s)   Conditions of Buildings...............................................   A-12

          SECTION                                SUBJECT                                 PAGE
          ----  ----------------------------------------------------------------------   ----
          (t)   Environmental Matters.................................................   A-12

   1.6      Access to Records and Information; Operation of Business..................   A-12

          (a)   Access................................................................   A-12
          (b)   Operations............................................................   A-12

   1.7      Audits; Income and Capital Account Requirements, Certified Financial
              Statements Accuracy of Representations, Loan Portfolio, Deposits and
              Other Liabilities and Expenses; Securities List Accuracy................   A-13
   1.8      Regulatory Approvals......................................................   A-14
   1.9      Commercially Reasonable Efforts Regarding Pooling, Tax Free Reorganization
            and Proxy Statement.......................................................   A-14
   1.10     Exclusive Dealing.........................................................   A-14
   1.11     Conditions to Corporation's Obligation....................................   A-15

          (a)   Federal Reserve Approval..............................................   A-15
          (b)   Other Regulatory Approvals............................................   A-15
          (c)   SEC Registration Statement and Proxy Clearance........................   A-15
          (d)   Agreements With Respect to Pooling and SEC Rule 145...................   A-15
          (e)   Pooling Letter........................................................   A-15
          (f)   Consents..............................................................   A-15
          (g)   Legal Proceedings and Impediments.....................................   A-15
          (h)   Dividends.............................................................   A-16
          (i)   Stock Issuance, Evidences of Indebtedness, Distributions..............   A-16
          (j)   Compensation; Employee Benefit Plans..................................   A-16
          (k)   Sale of Securities....................................................   A-16
          (l)   Other Approvals.......................................................   A-16
          (m)   Limit on Dissenters...................................................   A-16
          (n)   Office Openings and Closings..........................................   A-17
          (o)   Representation Update and Certificate re Representations and
                Conditions............................................................   A-17

   1.12     Conditions to the Bank's Obligations......................................   A-17

          (a)   Federal Reserve Approval..............................................   A-17
          (b)   Other Regulatory Approvals............................................   A-17
          (c)   SEC Registration Statement and Proxy Clearance........................   A-17
          (d)   Tax Opinion...........................................................   A-17
          (e)   Fairness Opinion......................................................   A-17
          (f)   Representation Update and Certificate re Representations and
                Conditions............................................................   A-17

   1.13     Bank Directors............................................................   A-18
   1.14     Confidentiality...........................................................   A-18
   1.15     Employee Benefit Matters..................................................   A-18
   2.1      Effective Date............................................................   A-19
   2.2      Corporation's Obligation in Accomplishing Share Exchange..................   A-19
   2.3      Bank's Obligations in Accomplishing Share Exchange........................   A-19
   2.4      Stockholder Approval......................................................   A-20
   2.5      Terms of Share Exchange...................................................   A-20
   2.6      Cancellation of Certificates..............................................   A-20
   2.7      Dissenters' Rights........................................................   A-21

 SECTION                                     SUBJECT                                     PAGE
- ---------   --------------------------------------------------------------------------   ----
   2.8      Dissenters' Escrow Agent..................................................   A-21
   2.9      Procedural Matters........................................................   A-21
   3.1      Termination for Regulatory Reasons........................................   A-21
   3.2      Termination by Consent or Due to Passage of Time..........................   A-22
   3.3      Termination with Respect to Acquisition Proposal..........................   A-22
   3.4      Amendment.................................................................   A-22
   3.5      Expenses; Limited Liability...............................................   A-22
   3.6      Termination If Support Agreement Not Delivered............................   A-22
   3.7      Notices...................................................................   A-23
   3.8      Counterparts..............................................................   A-23
   3.9      Binding Effect; No Third Party Rights.....................................   A-23
   3.10     Governing Law.............................................................   A-24

              AGREEMENT AND PLAN OF AFFILIATION AND SHARE EXCHANGE

    THIS AGREEMENT AND PLAN OF AFFILIATION AND SHARE EXCHANGE (the "Agreement"), made this 15th day of December, 1994, by and between Mercantile Bankshares Corporation, a body corporate of the State of Maryland (the "Corporation"), and The Sparks State Bank, a Maryland commercial bank (the "Bank").

    WITNESSETH, That for and in consideration of the mutual promises of the parties hereto hereinafter contained and other good and valuable consideration, and in the expectation of the delivery of a Support Agreement, to be dated and delivered as of the first business day after the date hereof, between the Corporation and certain stockholders of the Bank, the parties hereto agree as follows:

                                   ARTICLE I

                               GENERAL PROVISIONS

    1.1. The Affiliation. Subject to the terms, provisions, and conditions of this Agreement, the Bank shall become affiliated with the Corporation, as a wholly-owned subsidiary thereof (the "Affiliation"), pursuant to the procedures described in Article II of this Agreement (the "Share Exchange").

    1.2. Exchange Ratio. The Affiliation shall be accomplished on the basis of two and one-third shares of the Corporation's Common Stock, $2.00 par value per share (the'Common Stock"), for each share of common stock of the Bank after giving effect to the Bank's twenty percent (20%) stock dividend declared on November 9, 1994 and payable on December 31, 1994 to stockholders of record on November 30, 1994 (the "Stock Dividend"). Fractional shares shall be treated as provided elsewhere herein. The Exchange Ratio may be adjusted pursuant to
Section 1.4(b).

    1.3. Commercially Reasonable Efforts Requirement. The Corporation and the Bank shall each use all commercially reasonable efforts to consummate the transactions contemplated in this Agreement.

    1.4. Representations of the Corporation; Antidilution. (a) The obligations of the Bank under this Agreement are based upon and subject to the correctness and accuracy of the following representations of the Corporation:

        (1) The Corporation is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

        (2) Pursuant to Section 3(a)(3) of the BHCA, the Corporation will, as promptly as practicable, file an application with the Board of Governors of the Federal Reserve System (the "Federal Reserve") for approval of the Affiliation and prosecute such application in good faith and with diligence.

        (3) The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has the corporate power and authority to carry on its business as it is now conducted.

        (4) As of September 30, 1994, the authorized capital stock of the Corporation consisted of 2,000,000 shares of preferred stock, no par value ("Mercantile Preferred"), and 67,000,000 shares of Common Stock. At September 30, 1994, no shares of Mercantile Preferred were outstanding, 45,885,310 shares of Common Stock were outstanding; and all of the outstanding shares of Common Stock were validly issued, fully paid and nonassessable. Under the Corporation's Shareholder Protection Rights Plan adopted September 12, 1989, and as amended, each share of issued and outstanding Common Stock, including the Common Stock to be issued hereunder, carries a right to purchase additional securities of the Corporation under certain circumstances.

        (5) The Corporation with the assistance and cooperation of the Bank and its representatives will prepare and file with the Securities and Exchange Commission ("SEC") as soon as practicable, a Registration Statement ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock issuable upon consummation of the Share Exchange and shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC. The Corporation and the Bank may each rely upon all information provided to it by the other party in this connection and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement which is prepared as a part thereof, if such statement is made in reliance upon any information provided to it by the other party or by any of its officers or authorized representatives. The Corporation, relying on certain Blue Sky information provided by the Bank, shall promptly take all such actions, with the assistance and cooperation of the Bank and its authorized representatives, as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

        (6) The Corporation has delivered to the Bank (i) copies of its consolidated financial statements for the year ended December 31, 1993 containing the following consolidated financial statements of the Corporation (collectively, the "Corporation's Financial Statements"): consolidated balance sheets as of December 31, 1993 and 1992 and statements of consolidated income, consolidated cash flows, and consolidated changes in stockholders' equity for each of the three years in the period ended December 31, 1993, together with the notes thereto, certified by Coopers & Lybrand, independent certified public accountants, and (ii) copies of its unaudited consolidated financial statements for the nine months ended September 30, 1994 containing a consolidated balance sheet as of September 30, 1994 and statements of consolidated income, consolidated cash flows and consolidated changes in stockholders' equity for the nine months then ended (the "Corporation's September 30, 1994 Financial Statements"). All of the Corporation's Financial Statements and the Corporation's September 30, 1994 Financial Statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby, and present fairly the information presented therein.

        (7) Since September 30, 1994, there has not been any material adverse change in the Corporation's consolidated balance sheet, consolidated income statement, financial position, results of operations, or business. There is no material liability, actual or contingent, known or anticipated, of a character that should be disclosed in the Corporation's Financial Statements or in the Corporation's September 30, 1994 Financial Statements and that is not disclosed therein, other than liabilities arising since the respective dates thereof in the ordinary course of business, which are not materially adverse.

        (8) Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereunder will result in any material violation, termination, modification of, or be in conflict with, any terms of the Corporation's Charter or Bylaws, or any contract or other instrument to which the Corporation is a party, or of any judgment, decree, or order applicable to the Corporation, or result in the creation of any material lien, charge, or encumbrance upon any of the properties or assets of the Corporation.

        (9) The Common Stock deliverable pursuant to this Agreement will be, prior to its issuance, duly authorized for issuance and will, when issued and delivered in accordance with this Agreement, be duly and validly issued, fully paid and nonassessable.

        (10) The execution, delivery, and performance of this Agreement by the Corporation have been duly authorized by its Board of Directors and require no action on the part of the stockholders of the Corporation. This Agreement constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

    (b) Nothing in this Agreement shall limit the right of the Corporation to issue or repurchase any of its stock or other securities in any manner and for any consideration permitted by law either in connection with acquisitions of new affiliates or otherwise, prior to or after the Effective Date, as hereinafter defined; provided, however, that if the Corporation takes any action which establishes, prior to the Effective Date, as hereinafter defined, a record date or effective date for a stock dividend on the Common Stock, a split or reverse split of the Common Stock or any distribution on all shares of the Common Stock other than cash dividends, the Corporation will take such action as shall be necessary in order that each share of common stock of the Bank will be exchanged in the Share Exchange for the same number of shares of Common Stock (whether such number is greater or less than the number otherwise provided for herein) that the owner of such shares would have owned immediately after the record date or effective date of such event had the Effective Date occurred immediately before such record date or effective date, and the exchange ratio set forth in
Section 1.2 hereof shall be adjusted accordingly. The Bank hereby agrees to any revision in the exchange ratio pursuant to the foregoing sentence.

    1.5. Representations of the Bank. The obligations of the Corporation under this Agreement are based upon and subject to the correctness and accuracy of the following representations of the Bank:

        (a) The Bank is a Maryland commercial bank, without trust powers, legally formed, validly existing and in good standing under the laws of Maryland, the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC"), and is not a member of the Federal Reserve System. The Bank has the corporate power and authority to carry on its business as it is now conducted. The Bank has five offices, with its main office in Sparks, Maryland and branch offices located in each of Jacksonville, Kingsville, Hereford, and Maryland Line, Maryland. The offices in Jacksonville and Kingsville, Maryland are leased by the Bank, and the other offices are owned by the Bank. No application for any additional office is pending. The Bank has no subsidiaries or affiliated companies and is not a general partner or coventurer in any joint venture or other business enterprise.

        (b) The authorized capital stock of the Bank consists of 1,000,000 shares of a single class of common stock, par value of $10.00 per share, of which 642,750.48 shares are issued and outstanding as of the date of this Agreement and, pursuant to the Stock Dividend, up to but not more than 771,300.57 shares will be issued and outstanding as of December 31, 1994. All of such issued and outstanding shares are, and all of the shares to be issued pursuant to the Stock Dividend will be, validly issued, fully paid and nonassessable. Except for the Stock Dividend, the Bank has no options, calls, warrants, commitments or agreements of any character to which it is a party or by which it is bound calling for the issuance of shares of the Bank's capital stock or any security representing the right to purchase or receive any capital stock of the Bank. The Bank's Dividend Reinvestment and Stock Purchase Plan has been suspended for so long as this Agreement is in effect.

        (c) All Blue Sky information provided to the Corporation for purposes of the obligation contained in Section 1.4(a)(5) shall be true and correct in all material respects.

        (d) The Bank has more than 500 stockholders of record and its common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as disclosed heretofore in writing by the Bank to the Corporation, as of the date of this

    Agreement, to the knowledge of the Bank, based upon a list of affiliates and nominee names provided by the Corporation, neither the Corporation nor any of its affiliates or nominees is a record or beneficial owner of any shares of the Bank's outstanding capital stock. The Bank has filed with the FDIC all registration statements and reports required by the Exchange Act and applicable rules and regulations of the FDIC thereunder and none of such filings contained as of its date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein not misleading.

        (e) At the date of this Agreement, there are no declared and unpaid dividends or distributions on, or with respect to, the shares of common stock of the Bank except for the Stock Dividend and a cash dividend of $1.00 per share (paid only on shares outstanding prior to the Stock Dividend) declared on November 9, 1994 and payable on January 3, 1995 to stockholders of record as of November 30, 1994 (the "1994 Cash Dividend"). The 1994 Cash Dividend is not subject to the Bank's Dividend Reinvestment and Stock Purchase Plan.

        (f) The Bank has complied in all material respects with all laws and regulations applicable to the Bank, its properties and operations and all valid orders of regulatory authorities having jurisdiction over the Bank and has received no notice of any asserted violations of the same.

        (g) The Bank has previously furnished to the Corporation copies of its Charter and Bylaws, including all amendments thereto, copies of all written agreements or understandings, and written memoranda of all oral agreements or understandings, if any, between the Bank and each present or former director, officer and employee of the Bank relating to his compensation, employment or severance, copies of all leases, mortgages and agreements with respect to its offices, copies or descriptions of all other material contracts and leases, a list of all securities held by the Bank on November 30, 1994, a copy of the Bank's Community Reinvestment Act Statement, (together with all related documents required to be made available for public inspection pursuant to 12 C.F.R. 345.5(a)), copies of the Bank's year-end reports of condition and year-end reports of income filed with the FDIC for all years subsequent to 1988, copies of all interim reports of condition and income filed with the FDIC in 1994 (the Bank's September 30, 1994 report of condition and income being hereinafter referred to as the "Bank's September 30, 1994 call reports"), copies of the Bank's audited financial statements for the years ended December 31, 1989, 1990, 1991, 1992 and 1993, together with the notes thereto, certified by Rowles & Company, independent certified public accountants (the said financial statements for the year ended December 31, 1993 being hereinafter referred to as the "Bank's December 31, 1993 Financial Statements"), copies of the Bank's unaudited financial statements for the nine months ended September 30, 1994 (the Bank's "September 30, 1994 Financial Statements"), a copy of the most recent management letter rendered by the Bank's independent certified public accountants, copies of the Bank's Federal and Maryland income and franchise tax returns for the years 1991, 1992, and 1993, a copy of the Bank's initial Form F-1 (with exhibits) filed with the FDIC on April 26, 1994 and any amendments thereto, and a copy of all subsequent filings by the Bank with the FDIC pursuant to the Exchange Act.. Since September 30, 1994, there has been no material adverse change in the balance sheet, income statement, financial position, results of operation, or business of the Bank. No material loss is presently realizable or anticipated, with respect to any material asset included in the Bank's December 31, 1993 Financial Statements or the Bank's September 30, 1994 Financial Statements (except to the extent provided for therein), and there is no material liability, actual or contingent, known or anticipated, of a character that should be disclosed in the Bank's December 31, 1993 Financial Statements or the Bank's September 30, 1994 Financial Statements and that is not disclosed therein, other than liabilities arising since the respective dates thereof in the ordinary course of business, which are not materially adverse.

        (h) All of the financial statements previously provided to the Corporation pursuant to subparagraph (g) of this Section 1.5 are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such financial statements, and present fairly the financial position, cash flows (with respect to those financial statements containing statements of cash flows), results of operations, and changes in stockholders' equity (with respect to those financial statements containing statements of changes in stockholders' equity) of the Bank at the close of business at the dates thereof and for the periods covered thereby.

        (i) Except for the Stock Dividend and the 1994 Cash Dividend, since September 30, 1994, the Bank has not authorized or issued any additional shares of capital stock or securities convertible thereto or options, warrants or rights to subscribe thereto or any notes, debentures or other evidences of indebtedness (other than certificates of deposit issued in the normal course of business) or authorized or made payment or distribution of any of its assets to its stockholders by way of dividends or otherwise or, except for this Agreement, entered into any agreement or commitment of any character with respect to any of the foregoing.

        (j) Except as previously disclosed in writing by the Bank to the Corporation, there is no litigation or regulatory or other proceeding pending against or threatened against the Bank and the Bank is not subject to any order or decree of any court or regulatory agency or any formal or informal agreement or memorandum of understanding with any regulatory agency.

        (k) The Bank has filed with the appropriate governmental agencies all tax returns required to be filed and has paid all taxes shown to be due on such returns. The Bank does not have any material liability for taxes except as set forth and provided for in the Bank's December 31, 1993 Financial Statements and September 30, 1994 Financial Statements, and there is no reason to believe that any such liability will be asserted in connection with such returns except as noted in the Bank's December 31, 1993 Financial Statements and September 30, 1994 Financial Statements. The Bank is not aware of any currently pending or threatened investigations or proceedings concerning its tax returns by any governmental agency. The Bank's federal and Maryland tax returns have not been audited in recent years and, therefore, all open years remain subject to audit.

        (l) There is no finder or broker acting, or who acted, for the Bank, or, to the knowledge of the directors of the Bank, for any stockholder of the Bank, in connection with the transactions contemplated by this Agreement, except that the Bank has retained Berwind Financial Group, Inc. as its financial advisor pursuant to a retainer agreement, a copy of which has been provided to the Corporation.

        (m) Except as set forth in a schedule previously provided by the Bank (the " Benefit Plan Schedule"), the Bank does not sponsor or maintain and is not required to contribute to and has not during the preceding five (5) years sponsored, maintained or contributed to an "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other employee benefit program or arrangement, whether formal or informal, including, without limitation, any pension, profit sharing, deferred compensation, retirement, bonus, stock option, stock appreciation right, stock purchase or restricted stock plan, severance or "golden parachute" arrangement, consulting agreement, incentive plan, or any other compensation, perquisite, welfare or fringe benefit plan, program or arrangement providing for benefits for, or for the welfare of, any or all of the current or former employees, officers or directors of the Bank or the beneficiaries of such persons (such plans, programs and arrangements set forth in such Benefit Plan Schedule, collectively, the "Employee Plans").

           (1) Except as disclosed on the Benefit Plan Schedule, each Employee Plan and any related funding arrangement is in compliance in all material respects with all applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable law, and each Employee Plan has been administered in all material respects in accordance with its written terms to the extent consistent with such requirements of law; all benefits due and payable under any Employee Plan have been paid in accordance with the terms of such Employee Plan; the Bank has timely made (and at the Effective Date will have timely made) all contributions required to be made to any Employee Plan; except for claims for benefits in the ordinary course of plan administration, there is no litigation or other legal proceeding pending or threatened against or with respect to any Employee Plan or, to the knowledge of the Bank, its fiduciaries and, to the knowledge of the Bank, no facts exist which could give rise to such proceedings or litigation; all reports, returns, forms, notifications or other disclosure materials required to be filed with any governmental entity or distributed to employees with respect to any Employee Plan have been timely filed or distributed and are accurate and complete; no nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred or will occur prior to the Effective Date with respect to any Employee Plan subject to such rules that could reasonably be expected to have a material adverse effect on such Employer Plan, any parties in interest or fiduciaries; no material excise taxes are payable or will become payable prior to the Effective Date with respect to any Employee Plan; except as set forth on the Benefit Plan Schedule, the Bank is not subject to any legal obligation to continue any Employee Plan either before or after the Effective Date and any such Employee Plan, in any manner and without the consent of any employee or beneficiary, may be amended or terminated.

           (2) The Bank has previously delivered to the Corporation complete copies of: each Employee Plan; all related summary plan descriptions; all related trust agreements or other funding arrangements, including, but not limited to, insurance policies; for the five (5) most recent plan years, all annual reports (5500 series) for each Employee Plan that have been filed with any governmental agency; and all other material documents relating to any Employee Plan as may reasonably be requested by the Corporation.

           (3) The only Employee Plans currently maintained by the Bank which are intended to be qualified under Section 401(a) of the Code are a defined benefit plan (the "Pension Plan") and a profit sharing plan with a cash or deferred arrangement (collectively, the "Qualified Plans"); each Qualified Plan has received a favorable determination letter from the Internal Revenue Service with respect to its tax-qualified status and the Bank has delivered to the Corporation complete copies of all such determination letters and all material correspondence relating to the applications therefor; to the knowledge of the Bank, nothing has occurred since the date of the most recent applicable determination letter nor will occur prior to the Effective Date that would adversely affect the tax-qualified status of any Qualified Plan; with respect to each Qualified Plan, the Bank will have timely taken all actions necessary through the Effective Date to amend such Qualified Plan to comply with the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, the 1993 Omnibus Budget Reconciliation Act, and any other applicable legislation (including any regulations issued thereunder), and will have filed with the Internal Revenue Service an application for a determination letter regarding such amendments on or before the expiration of the applicable remedial amendment period provided under
       Section 401(b) of the Code.

           (4) With respect to the Pension Plan, no "accumulated funding deficiency" (as defined in Section 412 of the Code and Section 302 of ERISA), whether or not waived, and no "unfunded current liability" (as defined in Section 412 of the Code and Section 302 of ERISA) exists; no "reportable event" (as defined in Section 4043 of ERISA) has occurred or will occur prior to the Effective Date; the Bank has made all required premium payments to the Pension Benefit Guaranty Corporation when due; no amendment has occurred or will occur prior to the Effective Date which could require the Bank to provide security to the Pension Plan under
       Section 401(a)(29) of the Code; as of the last valuation date, the assets of the Pension Plan were at least equal to the present value of the accrued benefits of the participants, former participants and beneficiaries in such plan, based first on those actuarial methods, tables and assumptions used for minimum funding purposes, and second on those actuarial methods, tables and assumptions used for calculating termination liability; as of the last valuation date for such Pension Plan, the present value of the accumulated benefit obligations (determined on the basis of reasonable assumptions employed by its independent actuary for such Pension Plan) did not exceed the fair market value of the assets of such Pension Plan; since the last valuation date for the Pension Plan, there has been no amendment or change to such Pension Plan, nor will there be any such amendment or change to the Pension Plan prior to the Effective Date, that would increase the amount of benefits thereunder and there has been no event or occurrence, nor will there be any such event or occurrence prior to the Effective Date, that would cause the accumulated benefit obligations or accrued benefits to exceed the fair market value of the assets; and the Bank has delivered to the Corporation complete copies of the actuarial valuation and trustee reports for the Pension Plan for the last five (5) plan years.

           (5) The Bank does not have any obligation, and has not made any representation, in connection with any medical, death or other welfare benefits for its employees after they retire, except to the extent required under the group health plan continuation requirements of Section 601 of ERISA.

        (n) The Bank has good and marketable title to all of its material property and assets, including those reflected on the Bank's September 30, 1994 Financial Statements, except as sold or otherwise disposed of only in the ordinary course of business, free and clear of all material liens and encumbrances (except as permitted in Section 1.5(r) below with respect to certain real estate and except for securities pledged to secure government deposits or that are the subject of repurchase transactions in the ordinary course of business).

        (o) The execution, delivery and performance of this Agreement have been duly authorized by the Bank's Board of Directors and, except for stockholder approval, require no further corporate action. The Board of Directors of the Bank has taken all action necessary or advisable to render the provisions of Sections 3-601 through 3-604 of the Maryland General Corporation Law ("MGCL") and Sections 3-701 through 3-709 of the MGCL inapplicable to transactions with the Corporation and its affiliates and associates. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereunder will result in any violation, termination, modification of, or be in conflict with the Charter or Bylaws of the Bank, or the terms of any material contract or other instrument to which the Bank is a party, or of any judgment, decree, order or regulatory agreement applicable to the Bank, or result in the creation of any material lien, charge, or encumbrance upon any of the properties or assets of the Bank. No consent to this Agreement by any private party is required under any contract, lease, mortgage or other instrument to which the Bank is a party. This Agreement constitutes a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

        (p) The tangible personal property of the Bank is in good operating condition and repair, subject to ordinary wear and tear.

        (q) Except as previously disclosed in writing by the Bank to the Corporation, there is no material violation of any zoning, building, fire or other regulatory laws, statutes, ordinances or regulations relating to the Bank's offices or other real property; no condemnation proceeding exists or, to the knowledge of the Bank, is threatened that would preclude or impair the use of the Bank's offices as presently being used in the conduct of its business.

        (r) The Bank has good and merchantable fee simple title to the real estate for the offices owned by the Bank, for the three parcels owned by the Bank adjacent to its main office property, and for the property owned by the Bank in Hunt Valley near the intersection of Shawan Rd. and York Rd., free and clear of liens and encumbrances of every kind and nature except use, occupancy and similar restrictions of public record that are generally applicable to properties in the immediate neighborhood or subdivision in which the real property is located, easements and encumbrances that are of record or that may be observed by an inspection of the property, and such utility and other easements and encumbrances as do not materially adversely affect the fair market value of the real property. The leases for Bank offices located in Jacksonville and Kingsville, Maryland are valid and in full force and effect; neither the Bank nor, to the knowledge of the Bank, either of its lessors has breached any provision of, or is in default in any respect under the terms of either such lease. The lease from the Bank to the U.S. Post Office for a parcel adjacent to the Bank's main office is valid and in full force and effect, no provision thereof having in any respect been breached or being in default by the Bank, or to the Bank's knowledge, any other party thereto.

        (s) Except as previously disclosed in writing by the Bank to the Corporation, all electrical, plumbing, heating, air conditioning and other mechanical systems and related equipment in the Bank's offices are in good working order, subject to ordinary wear and tear. The roofs of the office buildings are waterproof and their basements, if any, are not subject to water seepage.

        (t) (1) to the Bank's knowledge (i) all real estate (including, without limitation, offices and foreclosed properties) owned by the Bank (the "Real Estate") is in compliance with all environmental laws and regulations, (ii) there are no underground tanks on the Real Estate other than two heating oil tanks located on the main office property and one heating oil tank located on the Maryland Line property and (iii) there has been no release of hazardous substances or petroleum products on the Real Estate.

        (2) to the Bank's knowledge (i) all property in which the Bank holds a security interest is in compliance with applicable environmental laws and regulations, and (ii) there has been no release of hazardous substances or petroleum products on any such property.

    1.6. Access to Records and Information; Operation of Business. (a) From the date of this Agreement until the Effective Date, as hereinafter defined, the Bank will afford the Corporation, its officers and other authorized representatives, such access to all books, accounts, records, bank examination reports (subject to any permission from regulatory agencies as may be required), tax returns, leases, contracts and documents of the Bank and furnish to the Corporation such information with respect to the Bank's assets, liabilities and business as the Corporation may from time to time request in order to perform the audits and examinations described in Section 1.7 hereof, to obtain all required approvals of the Affiliation by the Federal Reserve, the Maryland Bank Commissioner (the "Bank Commissioner"), the Virginia State Corporation Commission, the Delaware Bank Commissioner (if required), and any other regulatory authorities, to prepare any registration statement, proxy statement or other documents required to be filed with the SEC, the FDIC or other authorities, and to meet any of the other conditions set forth in this Agreement, and further will fully cooperate with the Corporation in satisfying the conditions set forth in this Agreement.

    (b) Unless the Corporation shall otherwise consent in writing, from the date of this Agreement until the Effective Date, the Bank will:

        (1) preserve and keep in full force and effect its corporate existence;

        (2) operate its business only in the usual, regular and ordinary manner and consistent with past operations; follow its current lending practices with regard to the setting of rates, credit standards and collection procedures; preserve its present business organization intact; make no material increase in levels of staffing; make no material changes in duties or responsibilities of senior management; make no changes in or appointments of senior management; and use all commercially reasonable efforts to preserve its present relationships with persons having business dealings with it;

        (3) maintain its books, accounts and records in the usual regular and ordinary manner, on a basis consistent with prior years; comply in all material respects with all material laws and contractual obligations, and perform all of the material obligations relating to its business without material default;

        (4) not enter into any material agreement or incur any material obligation;

        (5) not make or commit to make any capital expenditures aggregating in excess of $50,000;

        (6) not pledge, sell, lease, transfer, dispose or otherwise encumber any of its property or assets other than in the ordinary course of business;

        (7) except for the Stock Dividend, not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any other class of securities, whether debt (other than certificates of deposit issued by the Bank in the ordinary course of business and consistent with past practice) or equity; and not issue any option or rights to acquire any of the foregoing;

        (8) not amend its Charter or Bylaws;

        (9) except as provided in Section 1.10, not provide for the consolidation with or merger of the Bank or a share exchange or any other reorganization involving Bank capital stock with or into another corporation or the liquidation or dissolution of the Bank;

        (10) not create any subsidiary, affiliate or other related business entity; and

        (11) not take any other action or enter into any agreement which would have the effect of defeating the purposes of this Agreement or the Affiliation except as provided in Section 1.10, or cause the Affiliation not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under Section 368(a)(1)(B) of the Code.

    1.7. Audits, Income and Capital Account Requirements, Etc. Immediately upon the execution of this Agreement, the Bank shall take such action as may be necessary to authorize the Corporation, and such accountants as may be designated by the Corporation, at the Corporation's expense (a) to conduct an examination and audit of the books, accounts and records of the Bank for the calendar years ended December 31, 1991, 1992 and 1993, and for any subsequent period and (b) to update any such examination and audit from time to time, at any time at, or prior to, the Effective Date. If any such examination or audit, or update thereof, shall disclose, in the opinion of the Corporation, (1) that the Bank's net income, determined in accordance with generally accepted accounting principles, consistently applied, for the calendar year ended December 31, 1993 was less than $2,484,000, or for the nine month period ending September 30, 1994 was less than $1,688,000, or for the year ending December 31, 1994 is less than $2,350,000, or for the three months ending March 31, 1995 is less than $587,500, or if the Effective Date is after June 30, 1995, for the six months ending June 30, 1995 is less than $1,175,000, or if the Effective Date is after September 30, 1995, for the nine months ending September 30, 1995 is less than $1,762,500, or (2) that the stockholders' equity of the Bank, determined in accordance with generally accepted accounting principles, consistently applied, at December 31, 1993 aggregated less than $18,800,000, or at September 30, 1994 aggregated less than $20,872,000, or at December 31, 1994 aggregates less than $20,891,000, or at March 31, 1995 aggregates less than $21,317,000, or if the Effective Date is after June 30, 1995, at June 30, 1995 aggregates less than $21,744,000, or if the Effective Date is after September 30, 1995, at September 30, 1995 aggregates less than $21,171,000; provided, however, that the foregoing net income and stockholders' equity figures, as the case may be, shall be determined after accrual of the dividends permitted in Section

1.11(h) and shall not take into account, as either additions or subtractions, the impact of (i) FAS 115 or (ii) reasonable expenses of the transaction contemplated by this Agreement, or (3) that any inability of independent public accountants to certify financial statements of the Bank for any period (or any qualification to such a certification) would materially interfere with or prevent the Corporation, before or after the Effective Date, from complying with requirements of the SEC (or other requirements) for the preparation and publication of certified or other required financial statements, whether for the Bank or for the Corporation and its consolidated subsidiaries, or (4) that the representations contained in Section 1.5 hereof or elsewhere in this Agreement are inaccurate in any material respect, or (5) that the nature or composition of the Bank's loan portfolio is materially different from the nature or composition of the Bank's loan portfolio as reflected in the Bank's September 30, 1994 call reports, or (6) that any material item or group of items in the Bank's loan portfolio is unacceptable to the Corporation for stated defects, including, without limitation, matters relating to credit, collateral or documentation, that are not cured within thirty days after the Bank receives notice of such defects from the Corporation, or (7) that the nature or composition of the Bank's deposit liabilities are materially different from the nature or composition of the Bank's deposit liabilities as reflected in the Bank's September 30, 1994 call reports, or (8) that the Bank's accrued expenses or other liabilities are different in nature from those associated with the normal operation of a commercial bank, or (9) that the list of its securities supplied by the Bank to the Corporation pursuant to Section 1.5(g) hereof is inaccurate, as of its date, in any material respect, then the Corporation shall have the right by written notice to the Bank at any time prior to the Effective Date to terminate this Agreement, in which event neither party shall have any obligations under, or liabilities arising out of, this Agreement, except as set forth in Section 3.5 with respect to expenses.

    1.8 Regulatory Approvals. When requested by the Corporation, and through counsel for the Corporation, the Bank will cooperate with the Corporation and use all commercially reasonable efforts to obtain the approval of the Affiliation by all appropriate State and Federal regulatory agencies.

    1.9 Commercially Reasonable Efforts Regarding Pooling, Tax-Free Reorganization and Proxy Statement. The Bank agrees to use all commercially reasonable efforts to (i) cause the Share Exchange to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code, (ii) cause the Affiliation to qualify for pooling-of-interests accounting treatment, and (iii) cooperate with the Corporation in preparing and furnishing the proxy statement included in the Registration Statement to be delivered to the Bank's stockholders in connection with the Share Exchange (the "Proxy Statement").

    1.10 Exclusive Dealing. The Board of Directors of the Bank has carefully considered and deliberated upon the terms and conditions of the Affiliation and has concluded that the Affiliation is fair to, and in the best interests of the stockholders of the Bank, with the intent that this Agreement be conclusive and binding, subject to the terms and conditions hereof. In the process of so concluding, the Board of Directors of the Bank has, at the Bank's expense, received the written opinion of Berwind Financial Group, Inc., its financial advisor, that the consideration to be received in the Affiliation is fair to the stockholders of the Bank from a financial point of view. Accordingly, in view of the commitments of the parties and the time and expense required to consummate the Agreement and while this Agreement is in effect, neither the Bank nor any of its officers, directors, employees, agents or representatives (including, without limitation, investment bankers) shall, directly or indirectly: (i) encourage, solicit or initiate the submission of any Acquisition Proposal, as hereinafter defined, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal; or (ii) recommend any Acquisition Proposal to the Bank's stockholders or enter into any agreement with respect to any Acquisition Proposal or participate in discussions or negotiations with, or furnish any information to, any person in connection with any potential Acquisition Proposal, unless an unsolicited Acquisition Proposal is made and the Board of Directors of the Bank shall conclude, based on a written opinion of counsel, which may be based with respect to financial matters on the written opinion of the Bank's financial advisor, that its fiduciary obligations require consideration of such Acquisition Proposal because such Acquisition Proposal may be in the best interest of the Bank's stockholders and is more favorable to the Bank's stockholders from a financial point of view than the Affiliation provided for herein. "Acquisition Proposal" shall mean any proposed (A) merger, consolidation, share exchange or similar transaction involving the Bank, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Bank representing 10% or more of the consolidated assets of the Bank, (C) issue, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transactions) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of the Bank, (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 20% or more of the Bank's outstanding common stock. The Bank shall promptly advise the Corporation of, and communicate to the Corporation the terms of, any such inquiry or proposal addressed to the Bank or of which the Bank, or its officers, directors, employees, agents, or representatives (including, without limitation, any investment banker) has knowledge. The Bank's Board of Directors shall use all commercially reasonable efforts to cause its officers, directors, employees, agents and representatives to comply with the requirements of this Section 1.10.

    1.11 Conditions to the Corporation's Obligations. The obligations of the Corporation under this Agreement are subject to the satisfaction prior to, and at, the Effective Date, of the conditions set forth in Article II of this Agreement or elsewhere in this Agreement and of the following conditions:

        (a) That pursuant to applicable statutes, the Federal Reserve shall have given all required approvals to permit the Affiliation and such approvals shall have become effective and all required waiting times with respect thereto shall have expired.

        (b) That all appropriate State regulatory agencies (including, without limitation, the Bank Commissioner, the Virginia State Corporation Commission, and the Delaware Bank Commissioner (if required by law), and any appropriate Federal regulatory agencies in addition to the Federal Reserve) shall have approved the Affiliation to the extent required by applicable State or Federal laws and all required waiting periods with respect thereto shall have expired.

        (c) That the Registration Statement shall have been declared effective by the SEC and there shall not be in effect a stop order with respect thereto, and, to the extent required by law, that the Proxy Statement of the Bank shall have been cleared by the FDIC.

        (d) That stockholders of the Corporation and the Bank who are affiliates of the Corporation for the purposes of Accounting Series Release No. 135 shall have entered into agreements with the Corporation, in form and substance satisfactory to the Corporation, necessary or desirable to assure the ability to use pooling-of-interests accounting for the Affiliation and to conform with SEC Rule 145.

        (e) That the Corporation shall have received a letter from its independent certified public accountants to the effect that the Affiliation qualifies for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

        (f) That all other consents or approvals, governmental or otherwise, that in the opinion of counsel for the Corporation are necessary to permit, enable or facilitate the Affiliation, shall have been granted or issued and shall have become effective.

        (g) That there shall be no actual or threatened legal proceeding or impediment that in the reasonable opinion of counsel for the Corporation might prevent the consummation of the Affiliation.

        (h) That since September 30, 1994, the Bank shall not have authorized or distributed any of its assets to its stockholders by way of dividends or otherwise, except for (i) the Stock Dividend and the 1994 Cash Dividend,
    (ii) if the Effective Date will be after the record date for the Corporation's regular first quarter dividend for 1995, a first quarter cash dividend of $.21 per share may be paid on the last business day of March, 1995, (iii) if the Effective Date will be after the record date for the Corporation's regular second quarter dividend for 1995, a second quarter cash dividend of $.21 per share may be paid on the last business day of June, 1995, (iv) if the Effective Date will be after the record date for the Corporation's regular third quarter dividend for 1995, a third quarter cash dividend of $.21 per share may be paid on the last business day of September 1995 and (v) if the Effective Date will be after the record date for the Corporation's regular fourth quarter dividend for 1995, a fourth quarter cash dividend of $.21 per share may be paid on the last business day of December, 1995.

        (i) That since September 30, 1994, the Bank shall not have issued or authorized the issuance of additional shares of capital stock of any class or options to buy shares of said stock or warrants or rights to subscribe thereto or any notes, debentures or other evidences of indebtedness (other than certificates of deposit issued in the normal course of business) or issued or authorized the issuance of other securities in respect of, in lieu of, or in substitution for the now outstanding shares of common stock, or repurchased or redeemed any of its common stock or changed its capitalization or made any distribution of its earnings or assets other than as provided in Section 1.11(h) above, or as otherwise agreed in writing by the Corporation.

        (j) That, except with the prior written approval of the Corporation, there shall have been no increase in the compensation, or rate of compensation, payable or to become payable by the Bank to any director, officer or employee thereof, other than in accordance with past practices, or the establishment of, or an agreement to establish by the Bank, any early retirement program or arrangement for certain employees, or any payment of any bonus, profit sharing, severance or other extraordinary compensation, or any change (other than changes required by law or described in writing by the Bank to the Corporation prior to the date of this Agreement) in any presently existing stock option, employee stock ownership, profit sharing, pension, retirement, bonus, severance, group life or health insurance or other plan, agreement or arrangement, and that the Bank shall not have adopted or entered into any new employment, stock option, employee stock ownership, profit sharing, pension, retirement, bonus, group life or health insurance or other benefit plan, agreement or arrangement.

        (k) That between November 30, 1994, and the Effective Date, no change by way of acquisition or sale shall have been made in the Bank's securities portfolio without the approval of the Corporation.

        (l) That there are granted or issued any such consents or approvals, governmental or otherwise (including, without limitation, lessor consents), which are necessary to permit or enable the Bank after the Effective Date to conduct all and every part of the business and activities conducted by Bank prior to the Effective Date in the manner in which such activities and business were then conducted and at the offices at which they are conducted as of the date of this Agreement.

        (m) That the holders of no more than 10% of the Bank's common stock (or holders of such smaller percentage which, if exceeded, together with other factors, in the judgment of the Corporation, would preclude accounting for the Affiliation as a pooling-of-interests) shall have filed with the Bank, at or before the stockholders' meeting at which the Share Exchange will be considered, a written objection to the proposed Share Exchange and not have voted in favor of the Share Exchange, pursuant to Title 3 Subtitle 2 of the Maryland General Corporation Law.

        (n) That the Bank shall not have applied for or opened any new, or closed any existing, branch offices without the written consent of the Corporation.

        (o) That the representations of the Bank contained in Section 1.5 of this Agreement shall be true in all material respects on and as of the Effective Date as if made again as of such date, and that, on request of the Corporation, and as of the Effective Date, the President of the Bank shall deliver a written certificate to the Corporation that to his knowledge, information and belief, the representations set forth in this Agreement are true and correct in all material respects as if made on and as of the date of such certificate and that the conditions set forth herein which are required to have been met by such date have, without exception, been met.

    Conditions (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), and (o)
may be waived by the Corporation.

    1.12 Conditions to the Bank's Obligations. The obligation of the Bank to consummate the Affiliation under this Agreement is subject to the following conditions:

        (a) That pursuant to applicable statutes, the Federal Reserve shall have given all required approvals to permit the Affiliation and such approvals shall have become effective and all required waiting times with respect thereto shall have expired.

        (b) That all appropriate State regulatory agencies (including, without limitation, the Bank Commissioner, the Virginia State Corporation Commission, and the Delaware Bank Commissioner (if required by law), and any appropriate Federal regulatory agencies in addition to the Federal Reserve) shall have approved the Affiliation to the extent required by applicable State or Federal laws and all required waiting periods with respect thereto shall have expired.

        (c) That the Registration Statement shall have been declared effective by the SEC and there shall not be in effect a stop order with respect thereto, and, to the extent required by law, that the Proxy Statement of the Bank shall have been cleared by the FDIC.

        (d) That the Bank shall have received an opinion of its counsel substantially to the effect that, upon completion of the Affiliation (except as to the disposition of fractional shares):

           (1) no gain or loss will be recognized by the stockholders of the Bank upon receipt by them of Common Stock in exchange for common stock of the Bank;

           (2) provided that the Bank's common stock is held as a capital asset, the basis of the Common Stock received by such stockholders of the Bank will be the same as the basis of the common stock of the Bank surrendered by such stockholders in exchange for the Common Stock;

           (3) provided that the Bank's common stock is held as a capital asset, such stockholders' holding period of the Common Stock received by them will include the stockholders' holding period of the common stock of the Bank which is surrendered in exchange for such Common Stock.

        (e) That the Bank's Proxy Statement shall contain the written opinion of Berwind Financial Group, Inc. (or such other recognized investment firm as the Bank may select), dated contemporaneously with the date of the Proxy Statement, to the effect that the consideration to be received in the Affiliation is fair to the stockholders of the Bank from a financial point of view.

        (f) That the representations of the Corporation contained in Section 1.4(a) of this Agreement (other than Section 1.4(a)(4)) shall be true in all material respects on and as of the Effective Date as if made again as of such date, and that, on request of the Bank, and as of the Effective Date, the President of the Corporation shall deliver a written certificate to the Bank that, to his knowledge, information and belief, the representations of the Corporation set forth in this Agreement (other than in Section 1.4(a)(4)) are true and correct in all material respects as if made on and as of the date of such certificate and that the conditions set forth herein required to have been met by the Corporation by such date have, without exception, been met.

    Conditions (e) and (f) may be waived by the Bank.

    1.13 Bank Directors. The Corporation agrees that after the Effective Date, no person now serving as a director of the Bank who is 60 years of age or over as of the date of this Agreement shall become ineligible to serve as a director of the Bank solely by virtue of attaining any age less than 75.

    1.14 Confidentiality. Between the date of this Agreement and the Effective Date, the Corporation and the Bank each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and will not use for any purpose other than those contemplated in this Agreement, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Affiliation is not consummated, each party will return or destroy as much of such written information as may reasonably be requested except to the extent that it is necessary or appropriate for the party to retain the information in connection with any legal proceedings relating to the Agreement.

    1.15 Employee Benefit Matters. (a) 401(k) Plans. Effective not later than January 1, 1997, the Bank's 401(k) plan will be merged with and into the Corporation's 401(k) plan. The terms of the merger will comply with applicable requirements of the Internal Revenue Code, including Section 401(a), 414(1) and 411(d)(6), and will provide that employees of the Bank will be given credit under the Corporation's 401(k) plan for service with the Bank for purposes of eligibility to participate and vesting. Prior to the merger of the Bank's 401(k) plan into the Corporation's 401(k) plan, employees of the Bank will continue to participate in the Bank's 401(k) plan in accordance with its terms.


    (b) Pension Plans. (1) Employees of the Bank shall be given credit under the Corporation's pension plan for service with the Bank for purposes of eligibility to participate, benefit accrual and vesting. In addition, the Bank's defined benefit pension plan will be merged, not later than January 1, 1997, with and into the Corporation's pension plan. The terms of the merger will provide that:


        (i) each employee of the Bank will receive a benefit under the Corporation's pension plan equal to the employee's accrued benefit under the Bank's pension plan at the time of the merger (the "Prior Plan Benefit") plus benefits accrued after the date of the merger under the benefit formula of the Corporation's pension plan;

        (ii) the Prior Plan Benefit shall include, and the terms of the merger shall protect, all "Section 411(d)(6) protected benefits" (as defined in Treas. Reg. Section 1.411(d)-4) which had been accrued by employees under the Bank's pension plan as of the effective date of the merger; and

        (iii) without limiting the generality of item (ii) above, the Prior Plan Benefit shall include, and the terms of the merger shall protect, the right of employees of the Bank to receive the Prior Plan Benefit in a lump sum at retirement and the right to receive the Prior Plan Benefit as an unreduced benefit at Normal Retirement Age (including normal retirement at age 60 under the "rule of 80").

    (c) Accumulated Sick Leave. The Bank shall be entitled to continue its sick leave policy, to the extent permitted by law, with respect to sick leave credit accumulated through the date of the Affiliation.

    (d) Other Benefits. Except with respect to the 401(k) and pension plans described in Sections 1.15(a) and (b) above (the disposition of which shall be governed by Sections 1.15(a) and (b) above), and except as provided in Section 1.15(c) above, at the option of the Corporation, which may be applied on a plan by plan or program by program basis, after the Effective Date employees of the Bank shall be entitled to participate either (1) in the Corporation's employee benefit plans and programs on substantially the same basis as similarly situated employees of the Corporation (taking into account all applicable factors, including but not limited to, position, employment classification, age, length of service, pay, part-time or full time status, and the like, as well as changes made in such plans and programs in the future), or (2) in plans and programs which, subject to changes required by applicable laws or by limitations imposed by insurance companies providing plan benefits, are comparable to and provide for participation on substantially the same basis as the Bank's plans and programs currently in effect. If and to the extent option (1) is effectuated, the Corporation agrees to treat service with the Bank before the Effective Date as service with the Corporation for purposes of all employee benefit and seniority based plans and programs.

                                   ARTICLE II

                                 SHARE EXCHANGE

    The following terms, provisions and conditions are in addition to those contained in Articles I and III of this Agreement:

    2.1 Effective Date. Subject to the terms and conditions contained in this Agreement, as soon as practicable after the performance of all agreements and obligations of the parties hereunder and upon fulfillment or waiver of all conditions precedent contained herein, the Corporation and the Bank will execute and deliver Articles of Share Exchange in form satisfactory to counsel to the Corporation and counsel to the Bank (the "Articles") and any other documents required by law to effectuate the Share Exchange, and will file the Articles with the State Department of Assessments and Taxation of the State of Maryland (the "Department"). The Share Exchange will be made effective on the earliest practicable date, as determined by the Corporation, that is the last business day of a month, or such other date as may be acceptable to the Corporation and the Bank (the "Effective Date").

    2.2 Corporation's Obligation in Accomplishing the Share Exchange. In order to effect the Share Exchange, the Corporation will prepare and file with the Federal Reserve, an application requesting approval of the acquisition of the common stock of the Bank by the Corporation.

    2.3 Bank's Obligations in Accomplishing the Share Exchange. At such times as shall be requested by the Corporation, the Bank and its management and directors will, (i) through counsel for the Corporation, file or participate in filing with the Bank Commissioner an application requesting her approval pursuant to the Financial Institutions Article of the Annotated Code of Maryland of the Corporation's acquisition of all of the shares of common stock of the Bank and the affiliation of the Bank with the Corporation and with its affiliated Maryland state banks pursuant to the Share Exchange, (ii) cause the publication of any newspaper notices required by law or by the Commissioner with respect to the Share Exchange, and (iii) duly call and convene a meeting of the Bank's stockholders to vote on the Share Exchange and, in connection therewith, approve and recommend the Share Exchange to the Bank's stockholders and use all of their commercially reasonable efforts to obtain a favorable vote thereon.

    2.4 Stockholder Approval. The Share Exchange is subject to the additional non-waivable condition that it shall have been approved by the affirmative vote of not less than two-thirds of the votes entitled to be cast on the matter at a meeting of the Bank's stockholders duly called for that purpose, subject, however, to the rights of the Corporation under Section 1.11(m) hereof.

    2.5 Terms of Share Exchange. On the Effective Date, and upon consummation of the Share Exchange:

        (a) Subject to Section 2.7 with respect to dissenting stockholders, therein defined, each holder of common stock of the Bank on the Effective Date will be deemed, without further act, to have automatically exchanged his shares of common stock of the Bank for shares of Common Stock on the basis of two and one-third shares (subject to adjustment pursuant to Section 1.4(b)) of Common Stock for each share of the Bank's common stock, and the right to receive cash in lieu of fractional shares of Common Stock. As a result of the Share Exchange, the Corporation will become the owner of all shares of common stock of the Bank issued and outstanding at the Effective Date. Each certificate representing shares of the common stock of the Bank (other than certificates for shares of dissenting stockholders) will thereafter represent a number of whole shares of Common Stock (and the right to receive cash in lieu of fractional shares of Common Stock) determined in accordance with the exchange ratio set forth above.

        (b) In order to save the expense and inconvenience of issuing and transferring fractional shares, no fractional shares of Common Stock or certificates therefor will be issued, but, in lieu thereof, and solely as a mechanism for rounding shares to whole shares, the Corporation will pay cash for such fractional shares on the basis of the closing price for Common Stock (as reported by The Nasdaq National Market) on the Effective Date (or if no closing price is reported on that date, then the closing price on the next preceding day on which there is a closing price), without interest, upon surrender of certificates of common stock of the Bank representing such fractional shares. No such holder shall be entitled to dividends, voting rights or any other rights of stockholders in respect of any fractional share.

        (c) Each holder of record of common stock of the Bank on the Effective Date (other than dissenting stockholders) shall, without any action on his part whatsoever other than the surrender to Mercantile-Safe Deposit and Trust Company, a Maryland banking institution, acting as exchange agent, or such other or additional exchange agent as the Corporation may select (the "Exchange Agent"), of his stock certificate and the completion of any transmittal materials or endorsements as may be required by the Exchange Agent, be entitled to receive for each share of common stock of the Bank represented by said certificate, a new certificate representing the number of whole shares of Common Stock (and to receive cash in lieu of fractional shares of Common Stock) for which the stockholder's shares of common stock of the Bank have been exchanged pursuant to the Share Exchange. After the Effective Date, no dividends or other distributions shall be paid on shares of Common Stock with respect to which certificates formerly representing shares of common stock of the Bank have not been surrendered; but whenever a dividend is declared by the Corporation on the Common Stock after the Effective Date, the declaration shall include dividends on all shares of Common Stock issuable hereunder and upon such surrender, all dividends not paid because of this provision shall be paid, without interest. The Corporation shall be entitled, however, after the Effective Date, to treat the certificates of outstanding common stock of the Bank as evidencing the ownership of the number of whole shares of Common Stock for which the common stock of the Bank, represented by such certificates, shall have been exchanged, notwithstanding the failure to surrender such certificates.

    2.6 Cancellation of Certificates. All certificates for common stock of the Bank surrendered to the Exchange Agent in exchange for new certificates representing shares of Common Stock pursuant to the provisions of Section 2.5 of this Agreement will be cancelled. On the Effective Date, the Bank will issue to the Corporation a certificate representing all shares of common stock of the Bank issued and outstanding on the Effective Date after giving effect to the Share Exchange and taking into account potential dissenting stockholders.

    2.7 Dissenters' Rights. Shares of common stock of the Bank owned by any stockholder (a "dissenting stockholder") who files with the Bank a written objection to the proposed Share Exchange at or before the meeting of the holders of the common stock of the Bank at which the Share Exchange is approved, and who does not vote in favor of the Share Exchange at such stockholders' meeting, and who within twenty days after the Department accepts the Articles for record, makes a written demand upon the Bank for payment of the fair value of the stockholder's shares pursuant to the provisions of Title 3, Subtitle 2 of the Maryland General Corporation Law, will cease to have any rights of a holder of common stock of the Bank with respect to such stock. The certificates formerly representing those shares will represent only the right to receive payment in cash of the fair value of the dissenting stockholder's shares of common stock of the Bank ("Fair Value") as provided in Title 3, Subtitle 2 of the Maryland General Corporation Law. The Bank will obtain all necessary approvals from the Bank Commissioner, the FDIC and all other appropriate regulatory authorities for any reduction of Bank capital resulting from the payments required to be made for such dissenting stockholder's shares.

    2.8 Dissenters' Escrow Agent. Payment of Fair Value to dissenting stockholders will be made through an escrow agent (the "Dissenters' Escrow Agent") to be appointed by the Bank prior to the Effective Date. Pursuant to the terms of an escrow agreement to be entered into by the Bank and the Dissenters' Escrow Agent prior to the Effective Date (the "Escrow Agreement"), the Bank will transfer in escrow to the Dissenters' Escrow Agent prior to the Effective Date, and at such time as it may be directed by the Corporation, an amount of money estimated by the Bank, with the concurrence of the Corporation, to be sufficient to pay in full the aggregate Fair Value of all shares of common stock of the Bank owned by dissenting stockholders. Upon surrender to the Dissenters' Escrow Agent of the certificates which represented a dissenting stockholder's shares of common stock of the Bank prior to the Effective Date and upon compliance by the dissenting stockholder with the provisions of Title 3, Subtitle 2 of the Maryland General Corporation Law, the Dissenters' Escrow Agent will pay to the dissenting stockholder in cash, from the funds held in escrow, the Fair Value of those shares, after their Fair Value has been determined. The certificates which represented dissenting stockholders' shares of common stock of the Bank prior to the Effective Date, when surrendered to the Dissenters' Escrow Agent for payment of Fair Value, will be cancelled. Any surplus remaining from the funds held in escrow after payment by the Dissenters' Escrow Agent to dissenting stockholders of the Fair Value of all dissenting stockholders' shares of common stock of the Bank will be immediately returned by the Dissenters' Escrow Agent to the Bank, with accumulated interest, if any. The Bank shall be responsible for all obligations with respect to dissenting stockholders imposed by Title 3, Subtitle 2 of the Maryland General Corporation Law upon a corporation the stock of which was acquired in a share exchange and will indemnify and hold harmless the Corporation from and against all liabilities, damages, losses, costs and expenses (including attorney's fees) incurred by the Corporation in connection therewith.

    2.9 Procedural Matters. The Corporation, at its option, may revise the sequence of events or other matters relating to the accomplishment of the Share Exchange in such manner as it may reasonably determine will best facilitate accomplishment of the Affiliation.

                                  ARTICLE III

                                 MISCELLANEOUS

    3.1. Termination For Regulatory Reasons. If, at any time, the Corporation receives information from any regulatory authority, which by law is required to approve the Affiliation or any other aspect of the transactions provided for herein or which has authority to challenge the validity of the Affiliation or such transactions in judicial proceedings or otherwise, that provides a substantial basis for concluding that the required regulatory approval will not be granted or that the Affiliation or such transactions will be so challenged, the Corporation may, subject to the provisions of Section 3.5 with respect to expenses, terminate all obligations under this Agreement by giving fourteen (14) days written notice of such termination to the other party. Upon such termination, except as set forth in
Section 3.5, this Agreement shall become null and void and none of the parties hereto shall have any obligation or liability to the others with respect to this Agreement.

    3.2. Termination By Consent or Due to Passage of Time. At any time prior to the Effective Date, notwithstanding the approval of the Share Exchange by the stockholders of the Bank, this Agreement may be terminated by mutual consent of the Bank and the Corporation. Moreover, either party shall be entitled to terminate this Agreement after December 31, 1995, unless the Effective Date shall have occurred on or before such date or the parties hereto shall have extended the Effective Date of this Agreement in writing.

    3.3 Termination With Respect to Acquisition Proposal. This Agreement may be terminated by the Corporation if the Bank recommends to its stockholders or accepts an Acquisition Proposal and may be terminated by the Bank if, in compliance with Section 1.10 hereof, it recommends to its stockholders or accepts an Acquisition Proposal. In any such case, the Bank shall pay the Corporation a termination fee in the amount of $700,000 and shall also pay its own expenses as provided in Section 3.5 below.

    3.4. Amendment. This Agreement may be amended, but only in writing approved by the Bank and the Corporation, at any time prior to the Effective Date and with respect to any of the terms and provisions hereof; provided, however, that after the stockholders of the Bank have approved the Share Exchange, no amendment shall be made that alters the exchange rate set forth in Section 1.2 (except pursuant to Section 1.4(b)) or otherwise materially adversely affects the rights of the Bank's stockholders.

    3.5. Expenses; Limited Liability. Each party to this Agreement shall pay its own expenses relating hereto, including fees and disbursements of its respective counsel and of any investment or financial advisor retained by it; provided, however, that, subject to the provisions of the next sentence of this Section 3.5, in the event the transactions hereunder are not consummated, other than pursuant to Section 3.3, the Corporation will pay for the preparation of the regulatory filings referred to herein and for the filing fees relating thereto, the printing and mailing of the Proxy Statement, and all fees and disbursements of accountants (not including routine auditing fees) for either of the parties hereto. The termination of this Agreement in accordance with the terms of Sections 3.1, 3.2 or 3.3 shall create no liability on the part of either party, except as set forth in Section 3.3, or on the part of either party's directors, officers, stockholders, agents or representatives; provided, however, that if this Agreement is terminated under any of such provisions or otherwise by the Corporation by reason of a material breach by the Bank, or by the Bank by reason of a material breach by the Corporation, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the fees of its counsel, accountants, consultants and other advisors and representatives.

    3.6 Termination If Support Agreement Not Delivered. This Agreement may be terminated by the Corporation unless stockholders owning beneficially at least 20% of the Bank's outstanding capital stock have executed and delivered to the Corporation by the end of the first business day following the date of this Agreement, a "Support Agreement," in a form satisfactory to the Corporation, agreeing to vote in favor of the Share Exchange and to certain other related matters with respect to the transactions contemplated in this Agreement; provided, however, that any such termination must be by written notice delivered by the Corporation by the end of the second business day following the date of this Agreement.

    3.7. Notices. All notices or other communications required or permitted under the terms of this Agreement shall be sufficient if sent by registered or certified mail, postage prepaid, or with respect to any notice of termination under Section 3.6, if sent by telecopy, addressed as follows:

       If to the Corporation:

           Mercantile Bankshares Corporation
           Two Hopkins Plaza
           Baltimore, Maryland 21201
           Fax No. 1-410-237-5309
           Attention: John A. O'Connor, Jr.,
                      Senior Vice President and Secretary

           Copy to:
           Venable, Baetjer and Howard
           1800 Mercantile Bank & Trust Building
           2 Hopkins Plaza
           Baltimore, Maryland 21201
           Fax No. 1-410-244-7742
           Attention: Lee M. Miller, Esq.

       If to the Bank:

           The Sparks State Bank
           14804 York Road
           Sparks, Maryland 21152
           Fax No. 1-410-472-3380
           Attention: Bradley G. Moore, President

           Copy to:
           Piper & Marbury
           36 South Charles Street
           Baltimore, Maryland 21201
           Fax No. 1-410-576-1803
           Attention: James J. Winn, Jr., Esq.

or to such other address as shall hereafter be provided in writing by the Corporation or the Bank, respectively. Any notice or communication given pursuant to this Agreement shall be deemed to have been given on the day it is mailed or telecopied, as the case may be.

    3.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together be deemed one and the same Agreement.

    3.9. Binding Effect; No Third Party Rights. This Agreement shall bind the Corporation and the Bank and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any individual, corporation or other entity, other than the parties hereto or their respective successors, any rights or remedies under of or by reason of this Agreement.

    3.10. Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    MERCANTILE BANKSHARES CORPORATION


                                    By:   /s/ H. FURLONG BALDWIN      (SEAL)
                                        ------------------------------
                                        H. Furlong Baldwin
                                        Chairman of the Board



                                    THE SPARKS STATE BANK


                                    By:   /s/ CHARLES E. ENSOR, SR.      (SEAL)
                                        ---------------------------------
                                        Charles E. Ensor, Sr.
                                        Chairman of the Board

                 [LETTERHEAD OF BERWIND FINANCIAL GROUP, L.P.]



                                                                         ANNEX B



JUNE   , 1995


Board of Directors
The Sparks State Bank
14804 York Road
Sparks, Maryland 21152

Directors:


    You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of The Sparks State Bank ("Sparks') of the financial terms of the affiliation whereby Sparks will become a subsidiary of Mercantile Bankshares Corporation ("Mercshares"). The terms of the proposed affiliation (the "Affiliation") between Sparks and Mercshares are set forth in the Agreement and Plan of Affiliation and Share Exchange (the "Affiliation Agreement") dated December 15, 1994, and provide that each outstanding share of Sparks common stock will be converted into two and one-third shares of Mercshares common stock subject to certain terms and conditions as detailed in the Agreement.


    Berwind Financial Group, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.


    In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Sparks and Mercshares, (ii) reviewed the Affiliation Agreement,
(iii) reviewed and analyzed stock market performance of Mercshares, (iv) studied and analyzed the consolidated financial and operating data of Sparks and Mercshares, (v) considered the terms and conditions of the Affiliation between Sparks and Mercshares as compared with the terms and conditions of comparable bank mergers and acquisitions, (vi) met and/or communicated with certain members of Sparks and Mercshares' senior management to discuss their respective operations, historical financial statements, and future prospects, (vii) reviewed the Prospectus and Proxy Statement and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.



    Our opinion is given in reliance on information and representations made or given by Sparks and Mercshares, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Sparks and Mercshares including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Sparks and Mercshares nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Affiliation is, in all respects, lawful under applicable law.



    With regard to financial and other information relating to the general prospects of Sparks and Mercshares, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Sparks and Mercshares as to Sparks' and Mercshares's most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Affiliation, and in preparation of the final proxy statement, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Affiliation to Sparks.

    Our opinion is based upon information provided to us by the management of Sparks and Mercshares, as well as market, economic, financial, and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Affiliation and does not constitute a recommendation to the Board of Sparks and does not constitute a recommendation to Sparks' stockholders as to how such stockholders should vote on the agreement.



    Based on the foregoing, it is our opinion that, as of the date hereof, the consideration to be received in the Affiliation between Sparks and Mercshares is fair, from a financial point of view, to the stockholders of Sparks.


                                          Sincerely,


                                          /s/ BERWIND FINANCIAL GROUP, L.P.
                                          BERWIND FINANCIAL GROUP, L.P.

                                                                         ANNEX C

                            MGCL TITLE 3, SUBTITLE 2
                        MARYLAND GENERAL CORPORATION LAW
                                    TITLE 3.
                  SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS

    3-201 "SUCCESSOR" DEFINED.--(a) Corporation amending charter. In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

    (b) Corporation whose stock is acquired. When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

    3-202 RIGHT TO FAIR VALUE OF STOCK.--(a) General rule. Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if: (1) The corporation consolidates or merges with another corporation; (2) The stockholder's stock is to be acquired in a share exchange;
(3) The corporation transfers its assets in a manner requiring corporate action under Sec.3-105 of this title; (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or (5) The transaction is governed by Sec.3-602 of this title or exempted by Sec.3-603(b) of this title.

    (b) Basis of fair value. (1) Fair value is determined as of the close of business: (i) With respect to a merger under Sec.3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the day notice is given or waived under Sec.3-106; or (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to. (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal. (3) In any transaction governed by Sec.3-602 of this title or exempted by Sec.3-603(b) of this title, fair value shall be value determined in accordance with the requirements of Sec.3-603(b) of this title.

    (c) When right to fair value of stock does not apply. Unless the transaction is governed by Sec.3-602 of this title or is exempted by Sec.3-603(b) of this title, a stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if: (1) The stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers,
Inc.: (i) With respect to a merger under Sec.3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the date notice is given or waived under Sec.3-106; or (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to; (2) The stock is that of the successor in a merger, unless: (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or (3) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

    3-203 PROCEDURE BY STOCKHOLDER.--(a) Specific duties. A stockholder of a corporation who desires to receive payment of the fair value of his stock under this subtitle: (1) Shall file with the corporation a written objection to the proposed transaction: (i) With respect to a merger under Sec.3-106 of this title of a 90 percent or more owned subsidiary into its parent, within 30 days after notice is given or waived under Sec.3-106; or (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered; (2) May not vote in favor of the transaction; and (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for his stock, stating the number and class of shares for which he demands payment.

    (b) Failure to comply with section. A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

    3-204 EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS.--A stockholder who demands payment for his stock under this subtitle: (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Sec.3-202 of this subtitle; and (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

    3-205 WITHDRAWAL OF DEMAND.--A demand for payment may be withdrawn only with the consent of the successor.

    3-206 RESTORATION OF DIVIDEND AND OTHER RIGHTS.--(a) When rights restored. The rights of a stockholder who demands payment are restored in full, if: (1) The demand for payment is withdrawn; (2) A petition for an appraisal is not filed within the time required by this subtitle; (3) A court determines that the stockholder is not entitled to relief; or (4) The transaction objected to is abandoned or rescinded.

    (b) Effect of restoration. The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

    3-207 NOTICE AND OFFER TO STOCKHOLDERS.--(a) Duty of successor. (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department. (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock: (i) A balance sheet as of a date not more than six months before the date of the offer; (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and (iii) Any other information the successor considers pertinent.

    (b) Manner of sending notice. The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

    3-208 PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS.--(a) Petition for appraisal. Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

    (b) Consolidation of suits; joinder of objectors. (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper. (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

    3-209 NOTATION ON STOCK CERTIFICATE.--(a) Submission of certificate. At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

    (b) Transfer of stock bearing notation. If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

    3-210 APPRAISAL OF FAIR VALUE.--(a) Court to appoint appraisers. If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

    (b) Report of appraisers--Filing. Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

    (c) Same--Contents. The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

    (d) Same--Service; objection. (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings. (2) Within 15 days after the report is filed, any party may object to it and request a hearing.

    3-211 ACTION BY COURT ON APPRAISERS' REPORT.--(a) Order of court. The court shall consider the report and, on motion of any party to the proceeding, enter an order which: (1) Confirms, modifies, or rejects it; and (2) If appropriate, sets the time for payment to the stockholders.

    (b) Procedure after order. (1) If the appraiser's report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock. (2) If the appraiser's report is rejected, the court may: (i) Determine the fair value of the stock and enter judgment for the stockholder; or (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

    (c) Judgment includes interest. (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under Sec.3-202 of this subtitle. (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under Sec.3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider: (i) The price which the successor offered for the stock; (ii) The financial statements and other information furnished to the stockholder; and (iii) Any other circumstances it considers relevant.

    (d) Costs of proceedings. (1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under Sec.3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider: (i) The price which the successor offered for the stock; (ii) The financial statements and other information furnished to the stockholder; and (iii) Any other circumstances it considers relevant. (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if: (i) The successor did not make an offer for the stock under Sec.3-207 of this subtitle; or (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

    (e) Effect on judgment. The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

    3-212 SURRENDER OF STOCK.--The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless simultaneously with payment: (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

    3-213 RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK.--(a) General rule. A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Sec.3-202 of this subtitle.

    (b) Successor in transfer of assets. After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

    (c) Successor in consolidation, merger, or share exchange. Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    The MGCL provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the MGCL provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

    The Registrant's Charter provides, as to indemnification:

        (a) The liability of directors and officers to Mercshares or its stockholders for money damages shall be limited to the maximum extent that the liability of directors and officers of Maryland corporations is permitted to be limited by Maryland law. This limitation on liability shall apply to events occurring at the time a person serves as a director or officer of Mercshares whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

        (b) To the maximum extent permitted by Maryland law, Mercshares shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and shall indemnify, to the same extent, its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. Mercshares shall advance expenses to its directors, officers and other person referred to above to the extent permitted by Maryland law. Mercshares' Board of Directors may by By-law, resolution or other agreement make further provision for indemnification of directors, officers, employees and agents to the extent permitted by Maryland law.

        (c) References to Maryland law shall include the MGCL as from time to time amended. Neither the repeal or amendment of this paragraph, nor any other amendment to the Articles of Incorporation, shall eliminate or reduce the protection afforded to any person by the foregoing provisions of this paragraph with respect to any act or omission which shall have occurred prior to such repeal or amendment.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

    (a) Exhibit Index

EXHIBIT NO.                                      DESCRIPTION
- -----------   ---------------------------------------------------------------------------------
     (2)      Plan of acquisition, reorganization, arrangement, liquidation or succession.

           A.    Agreement and Plan of Affiliation and Share Exchange, dated December 15,
                 1994 between the Registrant and The Sparks State Bank (included as Annex A to the Prospectus and Proxy Statement)

     (4)      Instruments defining the rights of security holders, including indentures, charter and by-laws:

EXHIBIT NO.                                      DESCRIPTION
- -----------   ---------------------------------------------------------------------------------
           A.    Rights Agreement dated as of September 12, 1989 between Registrant and the
                 Rights Agent, including Form of Rights Certificate and Articles
                 Supplementary (Incorporated by reference to Form 8-K of the Registrant filed
                 September 27, 1989, Exhibit 4-A, Commission File No. 0-5127)
           B.    First Amendment, dated as of December 31, 1989, to Rights Agreement dated as of September 12, 1989 between Registrant and the Rights Agent, including amended Form of Rights Certificate and amended Form of Articles
                 Supplementary (Incorporated by reference to Form 8-K of the Registrant filed
                 January 9, 1990, Exhibit 4-A, Commission File No. 0-5127)
           C.    Second Amendment, dated as of September 30, 1993, to Rights Agreement dated as of September 12, 1989 between Registrant and the Rights Agent, including amended Form of Rights Certificate (Incorporated by reference to Form 8-K of the Registrant filed September 30, 1993, Exhibit 4-A, Commission File No.
                 0-5127)
           D.    Amendment No. 1 to Registrant's Registration Statement on Form 8-B, amending description of securities previously filed (Incorporated by reference to
                 Form 8 filed December 20, 1991, Commission File No. 0-5127)


     (5)      Opinion regarding legality. Opinion of Venable, Baetjer and Howard, LLP
     (8)      Opinion regarding tax matters. Form of Tax Opinion of Piper & Marbury L.L.P.
    (23)      Consent of Experts and counsel.



           A.    Consent of Coopers & Lybrand L.L.P. as to Registrant
           B.    Consent of Rowles & Company as to Sparks
           C.    Consent of Venable, Baetjer and Howard, LLP (included in the opinion filed as Exhibit 5)
           D.    Consent of Piper & Marbury L.L.P.
           E.    Consent of Berwind Financial Group, L.P.



    (24)      Power of Attorney. Power of Attorney dated March 14, 1995 of the Mercshares Board of Directors
    (99)      Additional Exhibits. Form of Proxy Card for Sparks Special Meeting


    (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.


    (c) Reference is made to the opinion of Berwind Financial Group, L.P. included as Annex C to the Prospectus and Proxy Statement.


ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), to reflect in the Prospectus and Proxy Statement any facts or events arising after the effective date of the Registration Statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; provided, however, that paragraphs (a)(1) and (a)(1) above do not apply if the registration statement is on Form

S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland on May 31, 1995.


                                     MERCANTILE BANKSHARES CORPORATION


                                     By:       /s/ H. FURLONG BALDWIN
                                         --------------------------------------
                                         Name:   H. Furlong Baldwin
                                         Title:  Chairman of the Board and
                                                 Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


               SIGNATURE                             TITLE                      DATE
- ----------------------------------------  ----------------------------   -------------------
         /s/ H. FURLONG BALDWIN           Chairman of the Board and             May 31, 1995
- ----------------------------------------    Chief Executive Officer
           H. Furlong Baldwin               (Principal Executive
                                            Officer)

       /s/ KENNETH A., BOURNE, JR.        Executive Vice President and          May 31, 1995
- ----------------------------------------    Treasurer (Principal
        Kenneth A., Bourne, Jr.             Financial Officer)

           /s/ JERRY F. GRAHAM            Vice President and                    May 31, 1995
- ----------------------------------------    Controller (Principal
            Jerry F. Graham                 Accounting Officer)



    A Majority of The Board of Directors:

    Thomas M. Bancroft, Jr., Richard O. Berndt, James A. Block, George L. Bunting, Jr., Douglas W. Dodge, B. Larry Jenkins, Robert D. Kunisch, William J. McCarthy, Morris W. Offit, Christian H. Poindexter, William C. Richardson, Bishop L. Robinson, Donald J. Shepard, Brian B. Topping, Calman J. Zamoiski, Jr.


                                     Date: May 31, 1995

                                     By:       /s/ H. FURLONG BALDWIN
                                        ---------------------------------------
                                        H. Furlong Baldwin
                                        For Himself and as Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.                                      DESCRIPTION
- -----------   ---------------------------------------------------------------------------------
     (2)      Plan of acquisition, reorganization, arrangement, liquidation or succession.

           A.    Agreement and Plan of Affiliation and Share Exchange, dated December 15,
                 1994 between the Registrant and The Sparks State Bank (included as Annex A to the Prospectus and Proxy Statement)


     (5)      Opinion regarding legality. Opinion of Venable, Baetjer and Howard, LLP
     (8)      Opinion regarding tax matters. Form of Tax Opinion of Piper & Marbury L.L.P.
    (23)      Consent of Experts and counsel.



           A.    Consent of Coopers & Lybrand L.L.P. as to Registrant
           B.    Consent of Rowles & Company as to Sparks
           C.    Consent of Venable, Baetjer and Howard, LLP (included in the opinion filed as Exhibit 5)
           D.    Consent of Piper & Marbury L.L.P.
           E.    Consent of Berwind Financial Group, L.P.



    (24)      Power of Attorney. Power of Attorney dated March 14, 1995 of the Mercshares Board of Directors
    (99)      Additional Exhibits. Form of Proxy Card for Sparks Special Meeting